UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                        x

Filed by a Party other than the Registrant          o

        o     Preliminary Proxy Statement
        o     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        x     Definitive Proxy Statement
        o     Definitive Additional Materials
        o     Soliciting Material Pursuant to § 240.14a-12.

WORLD RACING GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

x   No fee required
o    Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11

(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3)   Per unit price or other underlying value of transaction computed pursuant  to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)   Proposed maximum aggregate value of transaction:
(5)   Total fee paid:

x   Fee paid previously with preliminary materials.
o   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

WORLD RACING GROUP, INC.
7575-D WEST WINDS BLVD.
CONCORD, N.C. 28927
(704) 795-7223

July 21, 2009

Dear Stockholders of World Racing Group, Inc.:

You are cordially invited to attend a Special Meeting of the stockholders of World Racing Group, Inc. to be held on August 11, 2009, at 8:00 a.m. (Eastern Time) at our corporate headquarters, located at 7575-D West Winds Boulevard, Concord, North Carolina 28027.

At the Special Meeting you will be asked to consider and vote on a proposal to amend our Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of our Common Stock at a ratio of 1-for-101 (the "Reverse Stock Split").  In the event the Reverse Stock Split is approved by stockholders,  as described in more detail in the accompanying Proxy Statement, stockholders owning fewer than 101 shares of our Common Stock will be cashed out at a price of $0.10 per pre-split share.  The intended effect of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our Common Stock on the Over the Counter (“OTC”) Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission.

Please read the accompanying Proxy Statement carefully. Included with the Proxy Statement is a copy of our 2008 Annual Report on Form 10-K, as amended, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. We encourage you to read our Annual Report and our Quarterly Report. They include our financial statements and information about our operations and markets.

 Your vote is important. Whether or not you expect to attend the Special Meeting and regardless of the number of shares you own, please complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting. If you submit a proxy, you can still attend the Special Meeting and vote your shares in person.

Sincerely,

Brian M. Carter
Chief Executive Officer
Concord, North Carolina
July 21, 2009

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 11, 2009

TO THE STOCKHOLDERS OF WORLD RACING GROUP, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of World Racing Group, Inc., a Delaware corporation, will be held on August 11, 2009 at 8:00 a.m. (Eastern Time) at our corporate headquarters, located at 7575-D West Winds Boulevard, Concord, North Carolina 28027.  At the Special Meeting, you will be asked to consider and vote on a proposal to amend our Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of our Common Stock at a ratio of 1-for-101 (the "Reverse Stock Split").  In the event the Reverse Stock Split is approved by stockholders,  as described in more detail in the accompanying Proxy Statement, stockholders owning fewer than 101 shares of our Common Stock will be cashed out at a price of $0.10 per pre-split share.  The intended effect of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our Common Stock on the Over the Counter (“OTC”) Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission.

The close of business on June 30, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.  Only holders of record of Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any of our stockholders for purposes pertaining to the Special Meeting at our corporate offices, 7575-D West Winds Boulevard, Concord, North Carolina 28027, during normal business hours for a period of 10 days prior to the Special Meeting, and at the time and place of the Special Meeting. We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, with the accompanying Proxy Statement.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL SET FORTH IN THE PROXY STATEMENT, AND HAS DETERMINED THAT IT IS IN THE BEST INTEREST OF OUR STOCKHOLDERS.  AFTER CAREFUL CONSIDERATION, OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Special Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

By Order of the Board of Directors

Daniel W. Rumsey
Corporate Secretary
Concord, North Carolina
July 21, 2009

-i-

-ii-

WORLD RACING GROUP, INC.
7575-D WEST WINDS BLVD.
CONCORD, N.C. 28927
(704) 795-7223

PROXY STATEMENT
for the Special Meeting of Stockholders
To Be Held on August 11, 2009

         The enclosed proxy is solicited on behalf of the Board of Directors of World Racing Group, Inc., a Delaware corporation (the “Company”, “we”, “our”, or “us”), for use at the Special Meeting of Stockholders to be held on August 11, 2009 at 8:00 a.m., local time, and at any adjournment or postponement thereof, at the Company’s corporate offices located at 7575-D West Winds Boulevard, Concord, North Carolina 28927.  These proxy materials will be mailed on or about July 21, 2009, to all stockholders entitled to vote at our Special Meeting.

In the enclosed proxy you are being asked to vote on a proposal to adopt an amendment  to our Certificate of Incorporation (the "Certificate of Amendment") to effect a reverse stock split of our Common Stock (the "Reverse Stock Split"). As a result of the Reverse Stock Split, as described in more detail below, stockholders owning fewer than 101 shares of our Common Stock will be cashed out at a price of $0.10 per pre-split share.   The intended effect of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our Common Stock on the Over the Counter (“OTC”) Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission.

         We intend for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. Stockholders may continue to sell their shares of the Company's Common Stock on the OTC Bulletin Board until the effective date of the Reverse Stock Split, which is expected to be the date of approval of the Certificate of Amendment ("Effective Date").

         As soon as practicable after the Effective Date, our exchange agent (the “Exchange Agent”) will send all stockholders with stock certificates representing rights to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder's shares. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

We have fixed the close of business on June 30, 2009 as the record date for the Special Meeting, and only holders of record of Common Stock on the record date are entitled to receive notice of and vote at the Special Meeting. As of the close of business on the record date, there were 42,751,735 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

In order to constitute a quorum for the conduct of business at the Special Meeting, shares representing a majority of the votes entitled to be cast at the Special Meeting by the holders of Common Stock.  Approval of the proposal to adopt the Reverse Stock Split requires the affirmative vote of a majority of the votes entitled to be cast by the shares of our Common Stock outstanding on the record date.   If you do not submit a proxy by mail or vote your shares in person, it has the same effect as a vote “AGAINST” the proposal to approve the Certificate of Amendment.  If you sign your proxy card without indicating your vote, your shares will be voted “FOR” approval of the Certificate of Amendment.

As of the close of business on June 30, 2009, the record date, the directors and executive officers of the Company held and are entitled to vote, in the aggregate, 600,000 shares of Common Stock, representing approximately 1.40% of the outstanding Common Stock.

The Board of Directors recommends that the Company’s stockholders vote FOR the Certificate of Amendment. The recommendation of the Board of Directors was made after careful consideration of all the material factors, both positive and negative, as set forth in this Proxy Statement.

This Proxy Statement is dated July 21, 2009 and is first being mailed to our stockholders on or about July 21, 2009.

SUMMARY TERM SHEET

 You are being asked to vote on a proposal to adopt a proposed Certificate of Amendment to effect the Reverse Stock Split.  This Proxy Statement contains a more detailed description of the terms of the proposed Certificate of Amendment and the Reverse Stock Split. We encourage you to read the entire Proxy Statement and the documents attached as an annex to this Proxy Statement carefully.

·        The Board has authorized a 1-for-101 Reverse Stock Split.   See also the information under the captions "Special Factors - Reasons for and Purposes of the Reverse Stock Split" and "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement.

·        The Board has determined that the Reverse Stock Split is fair to and in the best interest of all of our unaffiliated stockholders including those stockholders owning shares being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse Stock Split. See also the information under the caption "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement.

·        Certain executive officers have voted, or caused to be voted, all shares which they directly or indirectly control in favor of the Reverse Stock Split. The shares of issued and outstanding Common Stock held by our directors and executive officers represent approximately 1.40% of our voting power. See also the information under the caption "Description of the Reverse Stock Split – Vote Required" in this Proxy Statement.

·        When the Reverse Stock Split becomes effective, if you hold fewer than 101 shares of Common Stock, you will receive a cash payment of $0.10 per pre-split share. Additionally, as the Company will not be issuing fractional shares, you will also receive a cash payment of $0.10 per pre-split share if your pre-split holdings would not result in the issuance of whole shares.  For example, assuming you owned 200 pre-split shares, you would be issued one share of Common Stock, and $0.10 for each pre-split share that otherwise would have resulted in a fractional share, or $9.90.  As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. Upon receipt of your stock certificates by the Exchange Agent, you will receive your cash payment. See also the information under the caption "Description of the Reverse Stock Split - Exchange of Certificates for Cash Payment or Shares" in this Proxy Statement.

·        The Reverse Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company. See also the information under the captions "Special Factors - Effects of the Reverse Stock Split," "Special Factors - Financial Effect of the Reverse Stock Split" and "Conduct of the Company's Business After the Reverse Stock Split" in this Proxy Statement.

·        When the Reverse Stock Split becomes effective, we will be eligible to cease filing periodic reports with the Commission and we intend to cease public registration and terminate the listing of our Common Stock on the OTC Bulletin Board. Once we cease public registration and terminate the listing of our Common Stock, our stockholders will not be provided with periodic or other reports regarding the Company. See also the information under the captions "Special Factors - Reasons for and Purposes of the Reverse Stock Split" and "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement.

·        Neither the Company nor the Board, nor any committee of the Board, has solicited or obtained any appraisal, report or opinion by any outside party regarding the fairness of the Reverse Stock Split.  The Board chose not to retain the services of an independent advisor because it believes the cost of such services would be excessive relative to the size and cost of the Reverse Stock Split. See also the information under the caption "Special Factors - Fairness of the Reverse Stock Split to Stockholders – Absence of a Fairness Opinion" in this Proxy Statement.

·        For those stockholders who receive a cash payment in the Reverse Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders who retain Common Stock incident to the Reverse Stock Split, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption "Special Factors - Federal Income Tax Consequences of the Reverse Stock Split" in this Proxy Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse Stock Split in light of your own particular circumstances.

·        You are not entitled to appraisal rights under either our governance documents or the Delaware General Corporation Law. See also the information under the caption "Description of the Reverse Stock Split - Appraisal Rights" in this Proxy Statement.

·        We currently anticipate having the financial resources to complete the Reverse Stock Split, the costs of which we anticipate to be approximately $58,000, which includes $8,000, which is the approximate cost to satisfy the Company’s obligation to pay cash for each fractional share resulting from the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND REVERSE STOCK SPLIT

         The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Reverse Stock Split that are not addressed in the "Summary Term Sheet." They may not include all the information that is important to you. We urge you to read carefully this entire Proxy Statement, including our financial statements and the annex attached hereto.

Q.              When and where is the Special Meeting?

A.           The Special Meeting of stockholders of the Company will be held on August 11, 2009, at 8:00 a.m. local time, at the Company’s headquarters located at 7575-D West Winds Boulevard, Concord, North Carolina 28027.

Q.           What vote is required for the Company’s stockholders to approve the Reverse Stock Split?

A.           An affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of Common Stock outstanding on the record date is required to approve the Certificate of Amendment to effect the Reverse Stock Split. Accordingly, failure to vote in person or by proxy or an abstention will have the same effect as a vote “AGAINST” the Certificate of Amendment.

Q:   What are some of the advantages of the Reverse Stock Split?

A:   Our Board believes that the Reverse Stock Split will have, among others, the following advantages:

·             we will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company, with tangible cost savings of an estimated $300,000 annually;

·             we will be able to reduce the expense associated with maintaining stockholder accounts for numerous stockholders with small accounts;

·             we will be able to achieve the overhead reduction associated with the Reverse Stock Split without negatively affecting our business operations;

·             our senior management will be able to focus their efforts solely on operations without having the burden of addressing issues relating to being a publicly held company;

·             we will be able to provide complete liquidity for the relatively large number of unaffiliated stockholders holding fewer than 101 shares where liquidity has been extremely limited in the public market, and we will be able to do so through a transaction in which such unaffiliated stockholders generally will be eligible to receive capital gains tax treatment for their proceeds and avoid paying brokerage commissions and fees.  See also information under the caption "Special Factors - Reasons for and Purposes of the Reverse Stock Split" in this Proxy Statement; and

·             we will be able to more successfully compete for sponsorship, advertising and other revenue generating opportunities as a private company.

Q:   What are some of the disadvantages of the Reverse Stock Split?

A:   Our Board believes that the Reverse Stock Split will have, among others, the following disadvantages:

·             stockholders owning fewer than 101 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the value of our Common Stock;

·             the public market for shares of our Common Stock, which has been extremely limited to date, will cease to exist;

·             stockholders holding our Common Stock following the Reverse Stock Split will no longer have readily available to them the legally mandated information regarding our operations and results that is currently available in our filings with the Commission;

·             the elimination of the trading market for our Common Stock may result in us having less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend to be less valuable in a private company; and

·             it will be more difficult for us to access the public equity markets.  See also information under the captions "Special Factors - Effects of the Reverse Stock Split," "Special Factors - Financial Effect of the Reverse Stock Split" and "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement.

Q:   What are some of the factors that the Board considered in approving the Reverse Stock Split?

A:   The Board considered several factors in approving the Reverse Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions "Special Factors - Reasons for and Purposes of the Reverse Stock Split," "Special Factors - Strategic Alternatives Considered," “Special Factors - Background of the Reverse Stock Split" and "Special Factors - Effects of the Reverse Stock Split" in this Proxy Statement. The Board also considered numerous other factors, including:

·             the Board's discussions and conclusions about the fairness of the price of $0.10 per pre-split share of Common Stock  to be paid following the Reverse Stock Split to our stockholders owning fewer than 101 shares;

·             the projected tangible and intangible cost savings to us by terminating our status as a public company;

·             that attempts by our stockholders to achieve liquidity in the public trading market have been frustrated due to the low average daily trading volume of our Common Stock on the OTC Bulletin Board as only a small number of shares could be sold on the OTC Bulletin Board without risking a significant decrease in the trading price.  See also information under the captions "Special Factors - Fairness of the Reverse Stock Split to Stockholders" and "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement; and

·             the Board’s discussion and conclusion that terminating its status as a publicly held corporation will allow management to focus on operations to a greater extent than it is currently able.

Q:  Did the Board obtain a fairness opinion or engage an independent financial advisor before approving the Reverse Stock Split?

A:  The Board chose not to retain the services of an independent advisor because it believes the cost of such services would be excessive relative to the size and cost of the Reverse Stock Split.  In this regard, the total expected payment to be made for fractional shares cashed out in connection with the Reverse Stock Split is approximately $8,000.  In light of the relative small size of this payment, the Board did not seek a fairness opinion, since the cost of the fairness opinion likely would have cost several times the fractional share payment.  In addition, the total anticipated cost of the Reverse Stock Split is approximately $58,000 (including the fractional share payment amount of approximately $8,000).  The cost of a fairness opinion likely would have equaled, if not exceeded, the entire cost of the transaction.

Q:   What are the interests of directors and executive officers in the Reverse Stock Split?

A:   As a result of the Reverse Stock Split, our directors and executive officers, collectively, will beneficially own 1.40% of our common stock, or approximately the same amount that such directors and executive officers owned prior to the Reverse Stock Split.  See also information under the captions "Special Factors - Effects of the Reverse Stock Split" and "Special Factors – Potential Disadvantages of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders" in this Proxy Statement. See also information under the captions "Special Factors - Financial Effect of the Reverse Stock Split" and "Costs of the Reverse Stock Split" in this Proxy Statement.

Q:   How will I be affected if I own more than 101 shares of Common Stock?

A:   You will receive one share of Common Stock for each 101 shares owned by you, and $0.10 for each pre-split share that otherwise would have resulted in a fractional share.  For example, if you owned 500 shares of Common Stock, you would receive four shares of Common Stock upon consummation of the Reverse Stock Split, and $9.60 representing the value of 96 pre-split shares times $0.10 per share.

Q.           What do I need to do now?

A.       We urge you to read the Proxy Statement carefully, including the annexes and to consider how the Reverse Stock Split affects you. If you are a stockholder of record, you can ensure your shares are voted at the Special Meeting by completing, signing, dating and mailing the enclosed proxy card. Even if you plan to attend the Special Meeting, we encourage you to return the enclosed proxy card. If you hold your shares in “street” name, you can ensure that your shares are voted at the Special Meeting by instructing your broker or nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy.

Q.           How do I vote?

A.       You may vote by:

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	if you hold your shares in “street name,” follow the procedures provided by your broker, bank or other nominee.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Certificate of Amendment to effect the Reverse Stock Split.

Q.              If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.       Yes, but only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If your broker, bank or other nominee does not have discretionary authority to vote your shares and if you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the Certificate of Amendment to effect the Reverse Stock Split.

Q.           How can I change or revoke my vote?

A.       You have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting:

•	by notifying our Secretary at 7575-D West Winds Boulevard, Concord, North Carolina 28027;

•	by attending the Special Meeting and voting in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote in person at the Special Meeting); or

•	by submitting a later-dated proxy card.

If you have instructed a broker, bank or other nominee to vote your shares, the above instructions do not apply and instead you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q.           What do I do if I receive more than one proxy or set of voting instructions?

A.       If your shares are registered differently or are in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. These should each be completed, signed and/or returned separately as described elsewhere in this Proxy Statement in order to ensure that all of your shares are voted.

Q.           What happens if I sell my shares before the Special Meeting?

A.       The record date of the Special Meeting is earlier than the Special Meeting and the date that the Reverse Stock Split is expected to be completed. If you transfer your shares of Common Stock after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting, but will have transferred the right to receive any consideration for fractional shares to be received by our stockholders in connection with the Reverse Stock Split. In order to receive consideration for fractional shares held by you on the Effective Date, you must hold your shares through the Effective Date.

Q:   Will I be entitled to appraisal rights if I object to the Reverse Stock Split?

A:  No.  You are not entitled to appraisal rights under either our governance documents or the Delaware General Corporation Law. See also the information under the caption "Description of the Reverse Stock Split - Appraisal Rights" in this Proxy Statement.

SPECIAL FACTORS

Reasons for and Purposes of the Reverse Stock Split

         The primary purpose of the Reverse Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense we incur in servicing a large number of record stockholders who own relatively small numbers of our shares.

         As discussed further in this Proxy Statement under the caption "Special Factors - Background of the Reverse Stock Split," the Board initiated its consideration of the Reverse Stock Split at a meeting on May 22, 2008.  At that meeting, in connection with its regular review of strategic issues confronting the Company, management expressed concern about the expense of remaining a public company at this time and with the continuing obligations to comply with the periodic reporting requirements of the Exchange Act, in light of its belief that the Company was not able to take advantage of the benefits of being publicly held due to the declining price of the Company’s Common Stock as reported on the OTC Bulletin Board.  Management also expressed its concerns that continued reporting under the Exchange Act placed the Company at a competitive disadvantage to securing sponsorship and advertising revenue in today’s competitive market where sponsorship and advertising budgets are contracting significantly.  In this regard, certain sponsors and advertisers have expressed concern regarding the Company’s continued operating losses in determining to contract with the Company, and management has been made aware of instances where the Company’s financial condition has been used by competitors in competing for sponsorship and advertising relationships.  These factors were not necessarily apparent when the Company began operations and did not have a history of operating losses.  As a result of management’s concerns, the Board decided to consider whether it should remain a publicly held company.

         As a result of the factors discussed further in this Proxy Statement under the caption "Special Factors - Background of the Reverse Stock Split," the Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost and burdens. We have been unable to provide increased value to our stockholders as a public company, and the price of our Common Stock as reported on the OTC Bulletin Board has substantially decreased.  In addition, as a result of the increased cost and tangible and intangible burdens associated with being a public company following the passage of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), we do not believe that continuing our public company status is in the best interest of the Company or our stockholders given the current size of the Company as measured by our total revenue and market capitalization.

         The Board also believes that the significant tangible and intangible costs of our being a public company are not justified at this time because we have not been able to realize many of the benefits that publicly traded companies sometimes realize, which benefits were largely available to the Company when it began operations.  These benefits include access to the public markets to finance operations, which access was largely available to the Company prior to the current economic downturn, and before the Company had a history of operating losses.  In addition, when the Company began operations as a public company, it was able to use stock options as an incentive to attract and retain personnel.  Because of the substantial decrease in the price of the Company’s Common Stock, as well as the current economic environment, stock options are less attractive to current and prospective employees.  The intangible costs of remaining public  include the competitive concerns expressed above and the management time devoted to maintaining the public company.  Additionally, the principal benefit of remaining public, access to the public markets, has largely been unavailable to the Company.  In this regard, the Board does not believe that, given the current state of the capital markets, and the current economic environment, we are in a position to continue to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock's limited trading volume and public float have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

         Our Common Stock's limited trading volume and public float have also impaired our stockholders' ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community.  During the twelve months ended December 31, 2008, our stock traded infrequently, with reported trades occurring on only 134 days, and with an average daily trading volume of 8,564 shares for such 12-month period. Because the Common Stock has been thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

         Our status as a public company has not only failed to benefit our stockholders materially, but also, in the Board's view, places an unnecessary financial burden on us. That burden has only risen in recent years, since the enactment of the Sarbanes-Oxley Act. As a public company, we incur direct costs associated with compliance with the Commission's filing and reporting requirements imposed on public companies. To comply with the public company requirements, we incur an estimated $465,000 annually in related expenses, as follows:

Audit Fees	$125,000
Internal Control Compliance	$50,000
Stockholder Expenses	$50,000
Filing Fees	$15,000
Legal Fees	$175,000
Investor Relations	$25,000
Miscellaneous Expenses	$25,000

Total	$465,000

         The estimates set forth above are only estimates, and would not all be eliminated when the Company terminates its obligations under the Exchange Act.  We estimate that the actual savings will approximate $300,000, as the Company will continue to incur audit and related fees incurred to prepare its financial statements for dissemination to stockholders; however, such fees and expenses are anticipated to substantially decrease as a result of the consummation of the Reverse Stock Split. The actual savings that we may realize may be higher or lower than the estimate set forth above. In light of our current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional auditing burdens associated with being a public company by consummating the Reverse Stock Split at this time rather than continue to subject the Company to these burdens.

         The substantial costs and burdens imposed on us as a result of being public are likely to continue to increase significantly as a result of the application of Section 404(b) of the Sarbanes-Oxley Act to the Company, beginning in the first quarter of 2010.  Section 404 will require that the Company's management perform a formal assessment of our internal controls over financial reporting, including tests to confirm the design and operating effectiveness of the controls, and include in our annual report management's assessment of the effectiveness of our internal controls over financial reporting.  In addition, our auditor must provide an independent opinion on the internal control structure and attest to management's assessment of the internal controls over financial reporting. This additional requirement is anticipated to add significantly to the costs and burdens of remaining a public company, thereby increasing the Company’s general and administrative costs.   These additional costs are estimated to be approximately $100,000 to comply in the first year, and approximately $50,000 thereafter.   Since we have few executive personnel, and given the Company’s operating loss of approximately $9.0 million in the year ended December 31, 2008, these increased costs, together with the other costs associated with remaining a public company, are anticipated to be material, especially during the first year of compliance with Section 404(b), with no direct financial benefit to the Company.  As a result of the monetary savings anticipated as a result of going-private, the time and capital currently devoted by management to our public company reporting obligations could be devoted to other purposes, including operational concerns to further our business objectives and the interests of our stockholders. Additionally, the additional time and resources required for compliance with the Sarbanes-Oxley Act may make it difficult for us to attract and retain independent directors without increasing director compensation and obtaining additional directors’ and officers' liability insurance.

         The Company determined to proceed with the Reverse Stock Split at this time, as compared to any other time in the operating history of the Company, due to continued operating losses incurred by the Company, the continued burdens placed on the Company’s management to comply with the reporting and other obligations imposed by the Securities Exchange Act of 1934, in light of a reduced headcount at the Company, and management’s belief that the benefits of remaining a public company at this time are far outweighed by the direct and indirect costs associated with remaining a public company, as set forth above, See also information under the caption "Special Factors – Strategic Alternatives Considered" in this Proxy Statement for an additional description of the reasons why our Board approved the Reverse Stock Split instead of another alternative transaction structure at this time.

         The Reverse Stock Split will terminate the equity interests in the Company of approximately 244 record holders of Common Stock; as of December 31, 2008, each of these record holders held fewer than 101 shares of Common Stock. We intend for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.  The Reverse Stock Split is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws and the listing requirements of the OTC Bulletin Board by deregistering and delisting our Common Stock. Additionally, the Reverse Stock Split will provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions.

         Based on information available to us, we presently have an aggregate of approximately 439 record holders and 316 beneficial holders of our Common Stock (collectively, "holders"), of which approximately 375 holders each own 100 shares or less. In the aggregate, the shares held by these small holders comprise less than 1% of our outstanding shares of Common Stock. The administrative burden and cost to us of maintaining records with respect to these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board's view, excessive given our limited size and the nature of our operations. These expenditures result in no material benefit to us. The Reverse Stock Split will enable us to eliminate much of these costs.

 When the Reverse Stock Split is consummated, stockholders owning fewer than 101 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. Thus, only our employees, executive officers, directors and continuing stockholders will benefit from any future increase in our earnings. The stockholders who will continue to hold an equity interest in the Company after the Reverse Stock Split will own a security, the liquidity of which will be severely restricted. See also information under the captions "Recommendation of the Board; Fairness of the Reverse Stock Split" and "Special Factors - Fairness of the Reverse Stock Split to Stockholders" in this Proxy Statement.

 The Reverse Stock Split will (i) cause us to cash out shares held by any stockholder holding fewer than 101 shares, and (ii) change the percentage of Common Stock held by the remaining stockholders to 100%.

 The Board of Directors recommends that the Company’s stockholders vote “FOR” the Certificate of Amendment to effect the Reverse Stock Split. The recommendation of the Board of Directors was made after careful consideration of all the material factors, both positive and negative, as described above.

Strategic Alternatives Considered

         In making the determination to proceed with the Reverse Stock Split, and recommend the approval of the Certificate of Amendment, the Board evaluated a number of other strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse Stock Split would be the simplest and most cost-effective means to achieve the purposes described above. These alternatives were:

●  Self-tender offer. The Board considered a self-tender offer by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to permit us to reduce the number of record stockholders below 300 which would allow us to terminate our public reporting requirements. The Board believed it unlikely that many holders of small numbers of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction costs of completing a tender offer would be similar to or greater than the costs of the Reverse Stock Split transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that stockholders would tender a significant number of shares.

●  Purchase of shares in the open market. The Board also considered purchasing our shares in the open market in order to reduce the number of our record stockholders to fewer than 300. However, given the low daily trading volume of our Common Stock, there was no assurance that purchasing shares in isolated transactions would reduce the number of stockholders sufficiently to permit us to terminate our public reporting requirements under the Exchange Act and deregister in a reasonable period of time, without substantially increasing the price of the shares to the Company, given the low daily trading volume.

●  Selling the Company. The Board considered a sale of the Company. However, in light of the general macro-economic environment, including the adverse state of the current credit and financing markets, the Board determined that a sale was not practical, or in the best interest of our stockholders, at this time.

●  Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders. However, due to the significant and increasing costs of being a public company, and the competitive disadvantage facing the Company in competing with private companies for advertising and sponsorship dollars, the Board believed that maintaining the status quo would be detrimental to all stockholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status, and we would remain at a competitive disadvantage compared to private companies in competing for limited sponsorship and advertising dollars in today’s competitive marketplace.

Background of the Reverse Stock Split

         At its stockholders’ meeting on January 22, 2008, the Company’s stockholders approved a proposal to authorize the Board, in its sole discretion, to amend our Certificate of Incorporation to implement a reverse stock split of our Common Stock at a ratio of not less than one for three and not greater than one for ten, at any time prior to December 31, 2009, with the exact ratio to be determined by the Board.  The primary objective of the proposal was to attempt to increase the per share trading price of our Common Stock in an effort to gain listing on NASDAQ.  Since the January 22, 2008 stockholders’ meeting, the closing bid price of the Company’s Common Stock, as reported on the OTC Bulletin Board, has decreased, from $0.45 on January 1, 2008 to $0.17 on May 22, 2008, when the Board met to consider the proposed reverse stock split approved by the stockholders, and review strategic alternatives.  As a result of the decrease in the price of the Company’s Common Stock, and the Board’s belief that the share price was not likely to recover sufficiently in the near-term given the general lack of interest in micro cap securities, and the Company’s continuing requirement for financing to satisfy its working capital requirements, the Board determined to stay any decision to act on the authority provided to the Board at the January 22, 2008 meeting of stockholders.

 At the May 22, 2008 meeting of the Board, in which all directors were present, management also began expressing to the Board its belief that the Company’s ongoing financing requirements, together with the declining share price, may be a factor in achieving the Company’s objective of attracting major corporate sponsors and advertisers to the Company.  As a result, the Board discussed the possibility of taking the Company private, as well as various potential strategic alternatives in order to grow the Company’s revenue, including hiring additional sales personnel, and seeking strategic and related partnerships, among other alternatives.  In addition, the Board discussed reducing operating and other costs and expenses.  During this review, the Board directed management to quantify the general and administrative expenses associated with our reporting and filing requirements as a public company, to determine whether continued reporting under the Exchange Act provided a quantitative or qualitative benefit to the Company’s stockholders, or otherwise achieved the Corporation’s business and operating objectives.

 At a meeting of the Board held on July 23, 2008, in which all members of the Board were in attendance, management reviewed the potential options available to the Company to substantially reduce operating and other costs, including reducing headcount, salary reductions, and divesting certain under-performing tracks, among other options.  Management also reviewed alternative plans to substantially increase sponsorship and advertising revenue, including, in addition to the alternatives discussed at the May 22, 2008 meeting of the Board, aggregating sponsorship opportunities among the Company’s racing series.   Again, management discussed the Company’s competitive disadvantage in securing advertising and sponsorship dollars in today’s competitive marketplace where advertising and sponsorship budgets are contracting significantly.   In addition to other measures designed to achieve a reduction in costs and expenses, the Board discussed the potential benefits resulting from the termination of the Company’s obligations to continue reporting under the Exchange Act, as both a way to substantially reduce operating costs and expenses, as well as to allow the Company to execute its business plan and compete for advertising and sponsorship dollars with companies who are not otherwise required to publicly disclose their financial condition and results from operations.  The Board discussed options to take the Company private, including a reverse stock split, self-tender offer, open-market purchases, as well as the sale or merger of the Company.  The Board discussed the financing requirements associated with each option, and directed management to review the legal and other requirements of taking the Company private.

         Following the July 23, 2008 meeting of the Board, management considered the various issues raised, and summarized its findings at a regular meeting of the Board held on October 10, 2008.  At that meeting, management discussed the advantages and disadvantages, as well as the legal and regulatory issues associated with taking the Company private, focusing on the Reverse Stock Split due to its relative simplicity and certainty of outcome.  In this regard, management believed that, due to the concentration of a large number of shares among a relatively small group of institutional stockholders, and the absence of liquidity for holders of a substantial number of shares of Common Stock, the Reverse Stock Split would likely be approved, assuming the Reverse Stock Split received the support from the Company’s largest stockholders.  No formal discussions were held with any institutional or other stockholders regarding the Reverse Stock Split prior to the October 10, 2008 meeting of the Board or at any time until February of 2009.

Management also reemphasized its belief that remaining public was likely placing the Company at a competitive disadvantage with private companies who are not required to publicly report their financial condition and results from operations.   The Board reviewed management’s estimate of the costs and benefits of proceeding with a going-private transaction, specifically, the Reverse Stock Split.  The Board also noted management’s assessment that a large percentage of the Company’s shares of Common Stock are held by a relatively small number of stockholders, and that a significant number of our stockholders have few shares of Common Stock.  As a result, according to management, the administrative burden and costs to the Company of maintaining its public company status, including the cost of maintaining records with respect to numerous small accounts and the associated costs of preparing, printing and mailing information to stockholders was excessive given our resources and operations.  The Board took no formal action following the October 10, 2008 meeting, pending further input from management regarding the proposed terms of the Reverse Stock Split.  All directors were present at the October 10, 2008 meeting, except Cary Agajanian, who was unable to attend due to illness.

 At a special meeting of the Board held by telephone on December 22, 2008, the Board, with all directors in attendance, again met to consider the potential Reverse Stock Split.  Mr. Rumsey addressed the questions and concerns of the Board regarding the Reverse Stock Split, and again reviewed the various alternatives to the Reverse Stock Split, including a self-tender offer, the purchase of shares in the open market, and selling the Company, and advised the directors of their fiduciary obligations.  The Board briefly discussed retaining an independent financial advisor to assist in the evaluation of strategic alternatives available to the Company, and determined that retaining an independent financial advisor would likely  cost far more than the cost to consummate the Reverse Stock Split, and would not provide a benefit commensurate with the anticipated cost. In addition, given the recent results from operations, and the current financial condition of the Company, management believed that retaining an independent financial advisor would not be a prudent use of the Company’s limited financial resources.  Management also considered retaining an outside independent legal advisor, but determined that the substantial cost to do so outweighed the anticipated benefit.  The fact that Mr. Rumsey was a securities lawyer, with recent experience in conducting going-private transactions, facilitated the Board’s determination.  In its discussion, the Board also discussed in detail how the Sarbanes-Oxley Act, the rules and regulations promulgated by the Commission and the burden of complying with the periodic reporting requirements of the Exchange Act had increased substantially the cost of remaining a public company and would further increase this cost in the near future upon application of certain provisions of the Sarbanes-Oxley Act to smaller reporting companies. The Board's view was that these costs outweighed any benefits we or our stockholders received from our status as a public company. The Board also discussed that, as a result of these dramatically increased compliance costs, it believed that many similarly situated, small companies would undertake similar transactions.

              Following a discussion of the various alternatives to take the Company private, including a self-tender offer, the purchase of shares in the open market, and selling the Company, the Board reaffirmed its prior determination that going-private pursuant to the Reverse Stock Split would be the most desirable strategic alternative, given the relative certainty of the outcome, and cost of completion, provided that it was effected at a price and on terms fair to all of our stockholders. The Board instructed management to make a recommendation regarding the terms of the Reverse Stock Split, including the specific ratio and the price to be paid for fractional shares.  Management was also directed to draft the necessary documents to comply with the reporting and disclosure requirements of the Exchange Act.  Lastly, the Board instructed management to determine whether a going-private transaction would be supported by the Company’s largest stockholders.

 The Senior Managing Director of Burnham Hill Partners LLC (“BHP”), Jason T. Adelman, was periodically and informally briefed by management of the Company of its desire to take the Company private following the October 10, 2008 meeting of the Board.  BHP has provided investment banking and related services to the Company; however, BHP was not engaged in connection with a consideration of the Reverse Stock Split, was not paid any separate compensation in connection with the Reverse Stock Split, and does not have any other interest in the Reverse Stock Split.  BHP indicated to management that it believed that the Reverse Stock Split would be approved by certain of the Company’s largest holders of Common Stock, principally due to the absence of liquidity in the equity securities of the Company, as well as the additional factors considered by the Board in determining that the Reverse Stock Split was in the best interests of all stockholders.     At its January 30, 2009 meeting, the Board reviewed management’s conclusions and recommendations.  Management indicated that the Reverse Stock Split would likely find support among the Company’s largest stakeholders, and recommended that the Reverse Stock Split ratio should be approximately 1-for-101.  In determining the ratio, management reviewed the list of record owners provided by the transfer agent and ran several calculations to determine the minimum ratio necessary to achieve the Company’s objective of reducing the number of shareholders to below 300, while allowing for the anticipated conversion of beneficial owners holding shares of the Company’s Common Stock through nominees or brokers, to record ownership.  After conducting the analysis using ratios between 1-for-50 and 1-for-300, management determined that the minimum ratio necessary to achieve the Company’s objective, while enabling the greatest number of unaffiliated shareholders to retain an ownership interest in the Company, was 1-for-101.  In this regard, management concluded that any ratio lower than 1-for-101 would not accomplish the Company’s objective, while any ratio above 1-for-101, while achieving the Company’s objective, would result in the elimination of a greater number of unaffiliated shareholders than necessary to achieve the objective of taking the Company private.

In accepting management’s recommendation regarding the ratio, the Board relied on the conclusion of management that, on the basis of 1-for-101, the Company would have approximately 195 holders of record, and 115 beneficial owners of record. In the Board’s view, and consistent with management’s analysis, the proposed ratio balanced the Company's desire to reduce the number of record stockholders to below 300, the Company's desire to minimize the cost of the Reverse Stock Split, as well as the impact on unaffiliated stockholders.   In the Board’s view, to increase the ratio to above 1-for-101 would result in a greater number of unaffiliated stockholders being cashed out and would increase the cost of the Reverse Stock Split to the Company.  By reducing the ratio to the lowest ratio possible necessary to achieve its objective, the Board believed that this served both the purpose of retaining as many unaffiliated stockholders as possible, while minimizing the cost of the Reverse Stock Split to the Company.

 Management also recommended that holders of fractional shares should be paid between $.06 and $.10 per share.  Management did not consider higher prices for fractional shares, since it believed that the current price of the Company’s Common Stock, as reported on the OTC Bulletin Board, $0.02, was believed to represent the fair market value of the Common Stock, given the Company’s history of operating losses, and current financial condition.  In its recommendation, management considered the additional debt of approximately $15.0 million incurred since the beginning of the Company’s last fiscal year when its Common Stock was trading on the OTC Bulletin Board at $0.45 per share, and that the Company had issued Preferred Stock with a liquidation preference of approximately $3.5 million since that date.  These factors, together with the macro-economic conditions generally, and the substantial erosion of the stock prices of micro-cap companies specifically, supported the current price of the Company’s Common Stock as reported on the OTC Bulletin Board relative to the historical price of the Company’s Common Stock.  Management then considered the fairness of cashing out fractional interests at the current price and determined that a premium was appropriate given the historical prices at which the Company’s Common Stock had been trading, and the fact that holders of fractional interests would not have an opportunity to participate in any future increase in shareholder value.  The determination to provide a premium was made notwithstanding the fact that the Company had a negative book value.  No specific weight was given to any particular factor in determining the range of per share prices, and the recommendation regarding the range was intended to provide a substantial premium for fractional interests relative to the current price for each share of Common Stock.  Management did not consider projected future results, given the recent results from operations, including an approximate $9.0 million loss from operations, and the current uncertainty regarding future economic conditions, and sponsorship and advertising opportunities.

 In supporting management’s recommendation regarding the range of possible prices to be paid for each fractional share, the Board considered the fact that the price range recommended by management in each case represented a premium to the price at which shares of the Company’s Common Stock were trading on January 30, 2009.  As a result of its desire to provide holders of small numbers of shares a substantial premium over recent market prices, the Board determined to pay the Company’s stockholders $0.10 per fractional share of Common Stock, the top of the range recommended by management.  The Board did not consider any price within the range recommended by management below $0.10 per share, as it was believed that the price of $0.10 per share was fair to the Company’s stockholders, given the factors referred to herein, specifically the negative book value associated with each share of Common Stock, and the then current market price of the Company’s shares of Common Stock, as reported on the OTC Bulletin Board.

 The Board did not consider establishing a special committee to consider the Company's strategic alternatives or the terms of the Reverse Stock Split, nor did it consider retaining independent counsel.  Establishing a special committee would have created another protection of the procedural fairness of the transaction; however, following discussion, the Board determined that, in view of the limited number of independent directors and the cost of retaining separate independent counsel relative to the size of the transaction contemplated, the Board itself would ensure the procedural fairness of the transaction.  Further, the Board determined that the procedural fairness of the Reverse Stock Split was protected through the representation on the Board of directors whose only interests in the Reverse Stock Split was ensuring the fairness of the transaction to all stockholders, since they would neither be cashed out in connection with the Reverse Stock Split, nor would they remain stockholders after the Reverse Stock Split.  In this regard, each of the directors would neither be cashed out or remain as stockholders since they currently do not own any shares of the Company’s Common Stock.  In addition, the procedural fairness to unaffiliated stockholders was supported by the fact that stockholders could decide whether to remain a stockholder or be cashed out by buying or selling shares in the stock market so as to hold more or less than 101 shares of Common Stock immediately prior to the Reverse Stock Split.

         Management circulated draft documents reflecting the Reverse Stock Split for review by the Board and BHP on February 7, 2009, which documents included a draft stockholder action by written consent.  BHP’s Senior Managing Director, Jason T. Adelman, contacted Shad Stastney, the Managing Director of Vicis Capital LLC ("Vicis"), during the week of February 8, 2009, to discuss the Company’s proposal, in addition to representatives of three of the largest institutional holders of the Company’s Common Stock, SDS Capital Group SPC, Ltd., Trellus Management Company, LLC and Matador, Inc.  No other contacts were made between the Company or BHP and each of the largest stockholders regarding the proposed Reverse Stock Split prior to February 7, 2009.  Each stockholder indicated it would likely consent to the Reverse Stock Split.  Copies of the draft documents were circulated to Vicis for its review and comment, since it was deemed an affiliate of the Company given its substantial ownership interest in the Company.  Mr. Rumsey spoke with legal counsel for Vicis on February 11, 2009 regarding the terms of the Reverse Stock Split, as well as counsel’s comments to the draft documents, which were incorporated into the final documents.

On the basis of management’s recommendations, the Board’s independent analysis, its extended deliberations since January 22, 2008, and the factors described elsewhere in this Proxy Statement in the sections entitled "Special Factors - Reasons for and Purpose of the Reverse Stock Split," "Special Factors - Strategic Alternatives Considered" and "Special Factors - Fairness of the Reverse Stock Split to Stockholders," by unanimous written consent dated February 13, 2009, the Board resolved that a 1-for-101 Reverse Stock Split, with a purchase price per pre-split share equal to $0.10, be paid to holders of fewer than 101 pre-split shares.  The Board further resolved that the Reverse Stock Split was fair to all unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split.  Lastly, the Board approved the amendment to the Certificate of Incorporation and authorized management to file the necessary documentation with the Commission.

Following the execution by certain shareholders of written consents on February 16, 2009 and the filing of a preliminary information statement on Schedule 14C with the Commission, which notified the Company’s stockholders of the action taken by certain stockholders by written consent approving the Reverse Stock Split, in response to comments raised by the Commission, the Company determined to seek approval of the Reverse Stock Split from holders of a majority of the Company's outstanding Common Stock rather than proceed with the previously executed written consents approving the Reverse Stock Split.  As a result, the Board of Directors, by written consent dated June 18, 2009, authorized management to file this Proxy Statement with the Commission and proceed to seek approval of the Reverse Stock Split from a majority of the Company’s stockholders.  The Board of Directors recommends that stockholders vote “FOR” approval of the Certificate of Amendment to effect the Reverse Stock Split.

Effects of the Reverse Stock Split

         If effected, based on information available to us, the Reverse Stock Split will reduce the number of record stockholders of our Common Stock from approximately 439 to approximately 195. This reduction in the number of our stockholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the Commission. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).

         For a total expenditure by the Company of up to approximately $50,000 in transaction costs (including legal, financial, accounting, printing, mailing and other fees and costs) and approximately $8,000 in purchase costs for fractional shares, we estimate that we will realize an estimated $300,000 in cost savings on an annual basis by terminating our public company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse Stock Split.

         The effect of the Reverse Stock Split on each stockholder will depend on the number of shares that such stockholder owns. Registered stockholders and stockholders holding shares of Common Stock in street name through a nominee (i.e., a broker or a bank) holding fewer than 101 shares of Common Stock will have their shares converted into the right to receive a cash amount equal to $0.10 per share.

Potential Disadvantages of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

 Stockholders owning fewer than 101 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will, after giving effect to the Reverse Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that 375 holders will be fully cashed out in the Reverse Stock Split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders.

         The Reverse Stock Split will require stockholders who own fewer than 101 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse Stock Split, but the Board has concluded that the completion of the Reverse Stock Split overall will benefit these stockholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these stockholders.

         The percentage of beneficial ownership of each of the officers, certain of the directors, as well as major stockholders of the Company will remain virtually unchanged as a result of the Reverse Stock Split.  Based on an assumed cash-out of approximately 35,000 shares, the percentage ownership of each holder remaining after the Reverse Stock Split will increase by 0.001%. By way of example, if a holder held 10% of the outstanding Common Stock prior to the Reverse Stock Split, such holder would hold approximately 10.001% after the Reverse Stock Split. See also information under the caption "Security Ownership of Certain Beneficial Owners and Management" in this Proxy Statement.

         Potential disadvantages to our stockholders who will remain as stockholders after the Reverse Stock Split include decreased access to information and decreased liquidity as a result of the termination of the listing of our Common Stock on the OTC Bulletin Board. When the Reverse Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act.   The Company currently intends to continue to make financial information available to market makers in its stock, and to provide financial information to at least one service such as Standard & Poor’s or Moody’s, so that its shares may continue to trade in those states which recognize the “standard manual exemption” for trading under the state blue sky laws.

Effect of the Reverse Stock Split on Option Holders, Holders of Purchase Warrants

         Regardless of whether an outstanding stock option, or purchase warrant, provides a right to purchase less than, equal to or greater than 101 shares, the number of shares underlying each such outstanding stock option granted by the Company under its stock option plan and each purchase warrant will be automatically adjusted on the Effective Date.

Financial Effect of the Reverse Stock Split

         Completion of the Reverse Stock Split will require approximately $58,000 of cash, which includes $50,000 for legal, financial, accounting, printing, mailing, and other fees and costs related to the transaction. As a result, we will have decreased working capital following the Reverse Stock Split. The payments to holders who receive cash in lieu of fractional shares will be paid out of working capital.

         Based upon analysis of the share ownership distribution among the Company's stockholders, the Board chose to limit the scope of the Reverse Stock Split to 1-to-101 in light of the Company's continuing working capital needs. See also the information under the caption "Financing of the Reverse Stock Split" in this Proxy Statement.

         The consummation of the Reverse Stock Split will have virtually no impact on the interests of executive management in the net book value and net earnings of the Company, as their stockholdings in the Company will only fractionally increase from approximately 1.40% of the outstanding shares of the Company's Common Stock prior to the consummation of the Reverse Stock Split.

Fairness of the Reverse Stock Split to Stockholders

         The Board determined that the Reverse Stock Split, including the proposed cash payment of $0.10 per pre-split share to stockholders whose shares will be cashed out, is substantively fair to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

         With respect to the stockholders whose shares would be cashed out, neither the Company nor the Board of Directors retained the services of an independent financial advisor with respect to the Reverse Stock Split and neither the Company's Board of Directors nor the continuing stockholders received a fairness opinion from a financial advisor in reaching its decision regarding the fairness of the Reverse Stock Split.

         With respect to the fairness of the Reverse Stock Split to the stockholders whose stock would not be cashed out in the Reverse Stock Split, the Board also relied on the fact that stockholders whose stock would be cashed out would not participate in the future growth of the Company, therefore justifying the payment of $0.10 per share in the Reverse Stock Split, compared to the fair market value of each share of Common Stock.   In addition, the Board noted that voting control of over 54.1% of the shares held by stockholders who would remain stockholders after the Reverse Stock Split approved the terms of the Reverse Stock Split, and that therefore the interests of such holders were aligned with the interests of the members of the Board.

         The Board also considered certain factors related to the Company’s financial position in determining the fairness of the Reverse Stock Split to all of our unaffiliated stockholders.  The material factors considered by the Board consisted of the following:

·             Balance Sheet and Liquidation Value Analysis. The Board, in consultation with management, conducted a summary analysis of the Company’s balance sheet, including a review of the Company’s total indebtedness and asset values.  In this regard, the Board determined that an extensive analysis was not required to yield the result that the transaction was fair to shareholders.  The Board determined not to conduct an extensive analysis since the liquidation value of the Company’s assets valued a pre-split share of the Company's Common Stock at less than the value of a fractional share of Common Stock, and therefore understated the value per pre-split share of the Company's Common Stock.  In this regard, the Board noted that the total assets of the Company at December 31, 2008 were approximately $12.4 million, compared to total liabilities of approximately $21.6 million.  The Board therefore concluded that upon liquidation of the Company and after repayment of indebtedness, the value of shares of the Company's Common Stock would likely be zero.  As a result, the balance sheet and liquidation analysis was given considerable weight by the Board in determining that the value placed by the Board on each fractional share was fair to each of our unaffiliated stockholders, notwithstanding the fact that the Board had no intention of liquidating the Company.

The Board did not place particular emphasis on the future prospects of the Company in determining fairness, since such prospects are speculative, and require the making of assumptions which are difficult in the current economic environment.  In addition, given the balance sheet and liquidation analysis of the Company, and given the opinion expressed by the Company’s auditors raising questions regarding the Company’s ability to continue as a going concern, it was believed that an analysis of future prospects would yield the same result, that the value placed by the Board on each fractional share was fair to each of our unaffiliated stockholders.

         The Board determined that the primary additional factor supporting the fairness of the Reverse Stock Split to those unaffiliated stockholders who will be continuing stockholders of the Company is the cost reduction anticipated as a result of the transaction, as well as the anticipated ability to more effectively compete for sponsorship and advertising dollars. Stockholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized from the termination of our public company status, estimated to be not less than $300,000 annually.

         The Board determined that certain additional factors supported the fairness of the Reverse Stock Split to those unaffiliated stockholders whose shares will be cashed out.  The material factors considered by the Board consisted of the following:

·             Immediate Cash Payment. Those stockholders who own less than 101 shares of our pre-split Common Stock will receive an immediate cash payment of $0.10 per pre-split share and will not pay the commissions that such stockholders would have to pay if they attempted to sell their shares in the open market.

·             Current and Historical Market Prices for our Common Stock. The proposed transaction price of $0.10 per pre-split share of Common Stock compares favorably to the bid prices of our Common Stock over the past six months, as well as to the bid price of our Common Stock prior to the public announcement of the Reverse Stock Split on February 18, 2009. The Board did not place much weight on the price of our Common Stock prior to the six month period given the additional debt issued by the Company since such period, as well as the current state of the capital markets, and current economic conditions.  Our Common Stock bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. As discussed above, in addition to receiving a substantial premium to the trading price of our Common Stock on any shares cashed out as a result of the Reverse Stock Split, such stockholders will achieve liquidity without incurring brokerage costs.

·             Undiscounted Price. The proposed transaction price of $0.10 per pre-split share does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

The current and historical market prices of our Common Stock, and the undiscounted price of our Common Stock,  received considerable weight by the Board in determining that the value placed by the Board on each fractional share was fair to each of our unaffiliated stockholders,

                            The Board determined that certain additional factors supported the fairness of the Reverse Stock Split to all of our unaffiliated stockholders.  Those additional factors, considered by the Board to be material, consisted of the following:

·             Purchases to Continue Stock Ownership. Stockholders may, depending on the availability of shares for purchase and the number of shares they currently hold, elect to remain stockholders of the Company by acquiring sufficient additional shares so that they will hold at least 101 shares of Common Stock in their account immediately prior to the Reverse Stock Split, which allows them to control the decision to remain stockholders after the Reverse Stock Split is effected or to receive cash consideration offered in connection with the Reverse Stock Split.

·             Sales or Transfers to Discontinue Stock Ownership. Stockholders who would otherwise retain an equity interest in the Company after the completion of the Reverse Stock Split may, depending on the demand for their shares, have some control as to whether they will retain an interest in the Company by selling or transferring shares of Common Stock prior to the effectiveness of the Reverse Stock Split to bring their equity interest to below 101 shares, and, therefore, be in a position to be cashed out pursuant to the Reverse Stock Split.

·             No Firm  Offers to Acquire Control of the Company. We have not received, during the past two years any firm offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company.

·             Stockholder Rights. The Reverse Stock Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse Stock Split.

Absence of a Fairness Opinion

       Neither the Company nor the stockholders solicited or retained the services of an independent financial advisor with respect to the Reverse Stock Split and neither the Company's Board nor the stockholders received a fairness opinion from a financial advisor in reaching its decision to consummate the Reverse Stock Split.  The Board chose not to retain the services of an independent advisor because it believes the cost of such services would be excessive relative to the size and cost of the Reverse Stock Split.  In this regard, the total expected payment to be made for fractional shares cashed out in connection with the Reverse Stock Split is $8,000, and the cost of a fairness opinion was anticipated to cost between $25,000 and $75,000.  The Board’s assumption was based on the experience of the Company’s Board members in connection with other similar transactions.    In light of the relative small size of this payment, the Board did not seek a fairness opinion, since the cost of the fairness opinion likely would have cost several times the value of the transaction. In addition, the total anticipated cost of the Reverse Stock Split is approximately $58,000 (including the fractional share payment amount of $8,000).  The cost of a fairness opinion likely would have equaled, if not exceeded, the entire cost of the transaction.  Other than rely on the experience of the Company’s Board members, the Board did not take any other steps to investigate the cost of obtaining a fairness opinion of the Reverse Stock Split.

Procedural Fairness to All Stockholders

         The Board determined that the Reverse Stock Split is procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse Stock Split and will not be continuing stockholders of the Company, as well as stockholders who will retain an equity interest in the Company, because the Reverse Stock Split is being effected in accordance with all requirements under Delaware law, and because before the Reverse Stock Split becomes effective, all stockholders will have a chance to buy or sell enough shares so that stockholders who would otherwise be cashed out will not be, and stockholders who want to be cashed out, can be.  In addition, because we have three disinterested directors, none of whom own shares of Common Stock, and therefore are not affected as a result of the consummation of the Reverse Stock Split, the Board determined, together with the foregoing factors, that the proposed Reverse Stock Split was procedurally fair to all stockholders.

The Board did not create a special committee of the Board to approve the Reverse Stock Split, nor did it hire independent counsel.  In the view of the Board, creating a special committee was not necessary since a majority of the Board was disinterested, and retaining independent counsel for such a committee would significantly increase the cost of the Reverse Stock Split, which could in turn reduce the amount available to pay stockholders who receive cash following the Reverse Stock Split.  The Board’s belief regarding the cost of retaining independent counsel was based on the recent experience of members of the Board in retaining counsel in similar transactions, where the costs exceeded $100,000.  No cost estimate was obtained by the Board in connection with the Reverse Stock Split in light of the foregoing, as well as the fact that one of the members of the Company’s Board, Daniel W. Rumsey, a securities lawyer, had relevant experience in advising public companies in connection with going-private transactions.  In light of its determination that the interests of unaffiliated stockholders were protected by (i) the representation on the Board of three disinterested directors who do not have any interest in the proposed Reverse Stock Split, (ii) the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse Stock Split by buying or selling shares of Common Stock in the stock market, and (iii) the Company’s compliance with all requirements of Delaware law, the Board did not create a special committee or retain independent counsel.

         The Board determined not to condition the approval of the Reverse Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because approximately 97% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse Stock Split. In addition, based on information available to us, approximately 57% of our holders hold fewer than 101 shares of our Common Stock, and approximately 84% of our holders hold fewer than 1,000 shares of our Common Stock. Because of the small number of shares that they hold, the Board believes, based on the results from prior proxy solicitations, that these stockholders have historically been inactive and have not consistently voted their shares at meetings of the stockholders.  In this regard, an owner of 101 shares of our Common Stock would hold shares valued at just over $4.00, leaving little incentive to actively take an interest in the outcome of the Reverse Stock Split, resulting in substantial risk of not obtaining a quorum from which to base a stockholder vote on the Reverse Stock Split.  The Reverse Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so, based on the same concerns expressed above regarding record owners holding few shares, even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted.   The Board did not give any consideration to how shareholders who might otherwise have not voted their shares, might act given the potential significance of a going-private transaction, given its concerns that the economic incentive to act may not outweigh the historical lack of interest in voting, and given the perceived risk of a failed vote in the event the Company were unable to obtain a quorum to take action.  Finally, the Board also noted that the vote of a majority of unaffiliated stockholders was not required under Delaware law.

         Further, the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders, since a majority of our Board consists of disinterested directors whose sole interest in the Reverse Stock Split is to ensure the fairness of the transaction to all holders of our Common Stock.  In addition, retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse Stock Split and would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under applicable law.

         The Board did not grant stockholders access to our corporate files, except as provided under the Delaware General Corporation Law, nor did it extend the right to retain counsel or appraisal services at our expense.  The Board determined that this Proxy Statement, together with our other filings with the Commission, provide adequate information for all of our stockholders. The Board also considered the fact that under the Delaware General Corporation Law and subject to specified conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

         Because of the wide variety of factors the Board considered in rendering the substantive and procedural fairness of the Reverse Stock Split, taken as a whole, the Board did not find it practicable to assign relative weights to factors it considered in deciding that the transaction is fair and in the best interests of unaffiliated stockholders.  If any factor assisted the Board in its determination on the fairness of the transaction, the Board did not assign a relative weight to that factor and did not make a determination as to why a particular factor should be assigned any weight.

Fairness Determination by Vicis

         Vicis Capital Master Fund (the "Fund") and Vicis Capital LLC ("Vicis"), who have been deemed “filing persons" for purposes of Schedule 13E-3, have adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.

The Fund is a filing person for purposes of Schedule 13E-3, and is an affiliate of the Company due to its ownership of approximately 32.49% of the Company’s Common Stock.  The Fund is a sub-trust of the Vicis Capital Series Master Trust (the “Trust”), a unit trust organized and existing under the laws of the Cayman Islands.  The Trust is governed by a trustee, Caledonian Bank & Trust Limited. Vicis, the Fund’s investment advisor, has the sole power to elect the trustee of the Trust.  The business office address for the Fund is 445 Park Avenue, 16th Floor, New York, New York, 10022, and the business telephone number is 212-909-4600.

Vicis, the Fund’s investment advisor, is a filing person for purposes of Schedule 13E-3, and is deemed an affiliate of the Company due to its voting and dispositive power over approximately 32.49% of the Company’s Common Stock, which is held directly by the Fund.  Vicis is governed by its Members.  The Members of Vicis are Shad Stastney, Member and Chief Operating Officer; John Succo, Member and Chief Investment Officer; and Sky Lucas, Member and Head of Global Convertible Arbitrage.  The address for Vicis and each of its members is 445 Park Avenue, 16th Floor, New York, New York, 10022, and the business telephone number is 212-909-4600.

Neither Vicis nor the Fund has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor have they been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Prior Stock Purchases by Vicis

On December 31, 2008, the Company entered into a Series A Preferred Purchase Agreement with the Fund, pursuant to which the Company issued 350 shares of its 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”) for $10,000 per Series A Share, resulting in gross proceeds to the Company of $3.5 million.  In addition, the Company issued 28,500 shares of its Common Stock to the Fund for each Series A Share purchased, resulting in the issuance of 9,975,000 shares of Common Stock in the aggregate.  The number of shares of Common Stock for each Series A Share purchased was  negotiated by representatives of the Fund and the Company.  In determining that the number of shares offered for each Series A Share purchased was fair to the Company, management considered the then current price of the Company’s Common Stock, as well as the Company’s then existing available cash resources and working capital requirements.  In this regard, management determined that available cash resources were insufficient for the Company to continue as a going concern, and determined that alternative sources of capital would likely not be available to the Company given the state of the capital markets at that time, as well as the Company’s history of operating losses. The Fund, which was a current shareholder, was familiar with the Company’s operations, and financial condition, and was therefore in a position to evaluate the Company and provide additional investment in a financing environment that was otherwise hostile to microcap companies with a history of operating losses.  Although no weight was given to any specific factor in determining the number of shares of Common Stock issued in connection with the issuance of the Series A Shares, management did consider the then current market price.  In this regard, management determined that the total value of the shares, $199,500, based on the average closing price of the shares during the thirty days preceding the close of the transaction, $.02, represented fair consideration for an investment of $3.5 million given the financial condition of the Company, and the likely unavailability of alternative sources of capital.  The parties assigned no specific purchase price to the shares of Common Stock given the above considerations, but rather negotiated an overall transaction value.

On June 9, 2008, the Fund purchased 1,092,523 shares of the Company’s Common Stock at a purchase price of $0.18 per share.  In addition, on December 31, 2006, the Fund purchased 2,074,995 shares of the Company’s Common Stock at a purchase price of $0.41 per share.   As a result of the foregoing purchases, the Fund owns approximately 13.9 million shares of our Common Stock, representing approximately 32.5% of our Common Stock issued and outstanding.

The average closing price of the Company’s Common Stock during the two quarters in which the Fund purchased shares of the Company’s Common Stock was $.225 and $.025 during the second quarter of 2008 and the fourth quarter of 2008, respectively.

Termination of Exchange Act Registration

         Our Common Stock is currently registered under the Exchange Act and quoted on the OTC Bulletin Board. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of May 15, 2009, we had approximately 439 record holders of our Common Stock. Upon the effectiveness of the Reverse Stock Split, we expect to have approximately 195 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act and to delist our Common Stock from the OTC Bulletin Board as promptly as possible after the Effective Date.

         Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders. After we become a privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors' and officers' fiduciary duties to us and our stockholders.  In addition, the Company currently intends to continue to make financial information available to market makers in its stock, and to provide financial information to at least one service such as Standard & Poor’s or Moody’s, so that its shares may continue to trade in those states which recognize the “standard manual exemption” for trading under the state blue sky laws.

         Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Furthermore, there will no longer be a public market for our Common Stock, and market makers will not be able to make a market in our Common Stock.

         We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $300,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. See also information under the caption "Special Factors - Reasons for and Purposes of the Reverse Stock Split" in this Proxy Statement.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split to holders of Common Stock, including Vicis, and to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and judicial decisions currently in effect, all of which are subject to change. The summary does not address all aspects of federal income taxation that may apply to a stockholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The discussion assumes throughout that stockholders have held the shares of the Company’s Common Stock subject to the Reverse Stock Split as capital assets at all relevant times. The summary does not cover the applicability and effect of any state, local or foreign tax laws on the Reverse Stock Split, and investors should accordingly consult their own tax advisors for information about the state, local and foreign tax consequences of the transaction.

THE FOLLOWING DISCUSSION SUMMARIZING THE MATERIAL FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Stockholders who receive cash in lieu of fractional shares of Common Stock, and who do not receive any whole shares as a result of the Reverse Stock Split (because they have fewer than 101 pre-split shares), will be treated as receiving cash as payment in exchange for their fractional shares of new Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

Stockholders who receive only Common Stock in exchange for their existing shares as a result of the Reverse Stock Split, and do not receive payment for any fractional shares, will not recognize gain or loss. Their adjusted tax basis of their new Common Stock will be the same as their adjusted tax basis in their existing Common Stock. The holding period of new Common Stock received as a result of the Reverse Stock Split will be the same as the holding period for the stockholder's existing Common Stock.

Where a stockholder, including Vicis, receives both Common Stock and a cash payment in lieu of fractional shares, the new Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of old Common Stock held by that stockholder immediately prior to the Reverse Stock Split reduced by the amount of proceeds he receives in lieu of his fractional shares and increased by any gain recognized on those fractional shares.

The Reverse Stock Split will be a tax-free recapitalization to the Company under the Internal Revenue Code. The Company will not recognize any gain or loss as a result of the Reverse Stock Split. There will not be any other material tax consequences to the Company from the transaction.

FINANCING OF THE REVERSE STOCK SPLIT

         Completion of the Reverse Stock Split will require approximately $58,000 which includes, in addition to the cost to cash out fractional shares of Common Stock, advisory, legal, financial, accounting, printing, mailing and other fees and costs related to the transaction. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. You should read the discussion under the caption "Costs of the Reverse Stock Split" below for a description of the fees and expenses we expect to incur in connection with the transaction.

COSTS OF THE REVERSE STOCK SPLIT

         The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of cashing out fractional shares of Common Stock pursuant to the Reverse Stock Split.

Legal Fees	$20,000
Transfer and Exchange Agent Fees	$5,000
Filing Fees	$5,000
Printing and Mailing Costs	$15,000
Miscellaneous	$5,000
Total	$50,000

INTERESTS OF CERTAIN PERSONS

         The Company pays Daniel W. Rumsey, a member of our Board of Directors, $60,000 per year to provide certain legal and related services to the Company, and to serve as the Company’s Secretary.   In addition, during 2008, the Company paid SEC Connect, LLC, an EDGAR filing agent founded by Mr. Rumsey, $3,800, and anticipates paying SEC Connect $7,000 for EDGAR filing services during 2009.  In connection with the Reverse Stock Split, the Company estimates that it will pay Disclosure Law Group ("DLG") approximately $20,000 in legal fees.  DLG is a law firm in which Mr. Rumsey is the founder and its principal.

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT

         We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Reverse Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize time and cost savings as a result of terminating our public company status. When the Reverse Stock Split is consummated, all persons owning fewer than 101 shares of Common Stock at the effective time of the Reverse Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in our future potential earnings and growth.

         When the Reverse Stock Split is effected, we believe that, based on our stockholder records, approximately 195 record holders will remain as record holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Stockholders who currently beneficially own approximately 99.99% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse Stock Split. See also information under the caption "Security Ownership of Certain Beneficial Owners and Management" in this Proxy Statement. When the Reverse Stock Split is effected, our executive officers will beneficially own approximately 1.40% of the outstanding Common Stock.

          We plan, following the consummation of the Reverse Stock Split, to become a privately-held company. The registration of our Common Stock under the Exchange Act will be terminated and our Common Stock will cease to be listed on the OTC Bulletin Board. In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and our officers and directors and stockholders owning more than 10% of our Common Stock will be relieved of the stock ownership reporting requirements and "short swing" trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission. Among other things, the effect of this change will be to enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

         Other than as described in this Proxy Statement, neither we nor our management has any current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer any material amount of our assets; (iii) to change our Board or management; (iv) to change materially our indebtedness or capitalization; or (v) otherwise to effect any material change in our corporate structure or business.

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE REVERSE STOCK SPLIT

         The Board believes that the Reverse Stock Split is fair to our stockholders, including those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The discussion set forth in this Proxy Statement under the captions "Special Factors - Reasons for and Purposes of the Reverse Stock Split," "Special Factors - Strategic Alternatives Considered," "Special Factors - Background of the Reverse Stock Split" and "Special Factors - Effects of the Reverse Stock Split" summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination.  For the reasons described above under the caption "Special Factors - Fairness of the Reverse Stock Split to Stockholders - Procedural Fairness to All Stockholders," the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split.

         In consideration of the factors discussed under the captions "Special Factors - Reasons for and Purposes of the Reverse Stock Split," "Special Factors - Strategic Alternatives Considered," "Special Factors - Background of the Reverse Stock Split," "Special Factors - Effects of the Reverse Stock Split" and "Recommendation of the Board; Fairness of the Reverse Stock Split" in this Proxy Statement, the Board approved the Reverse Stock Split by a unanimous vote of the Board, and unanimously recommends that stockholders vote “FOR” the Certificate of Amendment to effect the Reverse Stock Split.

FINANCIAL STATEMENTS

         We “incorporate by reference” in this Proxy Statement certain documents that the Company has filed with the Commission.  This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.  Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is incorporated in this Proxy Statement modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.  We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended; and

•	Quarterly Report on Form 10-Q for the period ended March 31, 2009.
          These incorporated documents are available without charge to stockholders upon written or oral request to the Company.  Please see the caption “Available Information” below for information on requesting these documents.

SUMMARY FINANCIAL INFORMATION

The following table sets forth our summary financial data. The summary financial data in the table is derived from our financial statements. You should read the data in conjunction with the financial statements, related notes and other financial information incorporated by reference herein.

Statement of Operations Data:	Three Months Ended March 31:
	2009	2008
Revenues	$3,030,606	$2,943,979
Operating expenses	$4,494,442	$5,311,504
Loss from operations	$(1,463,836)	$(2,367,525)
Net (Loss)	$(2,156,540)	$(3,175,558)
Net loss applicable to common stock per common share - Basic and diluted	$(0.05)	$(0.10)
Ratio of earnings to fixed charges (deficiency)	(1.0)	(2.8)

	Year Ended December 31:
	2008	2007
Revenues	$23,394,107	$19,642,613
Operating expenses	$32,482,959	$30,359,488
Loss from operations	$(9,088,852)	$(10,716,875)
Net (Loss)	$(12,945,289)	$(12,650,639)
Net loss applicable to common stock per common share - Basic and diluted	$(0.40)	$(0.89)
Ratio of earnings to fixed charges (deficiency)	(2.2)	(5.1)

Balance Sheet Data:	March 31, 2009	December 31, 2008	December 31, 2007
Cash and cash equivalents	$1,685,606	$886,245	$1,668,611
Total assets	$13,378,514	$12,357,719	$14,459,108
Working capital (deficit)	$(1,267,393)	$(3,131,594)	$607,924
Total stockholders’ equity (deficit)	$(9,303,817)	$(9,249,299)	$(1,488,960)
Book value per share	$(0.35)	$(0.30)	$(0.05)

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our Common Stock trades on the OTC Bulletin Board under the symbol "WRGI.OB." The following is a schedule of the reported high and low closing bid quotations per share for our Common Stock during the period from January 1, 2007  through June 30, 2009, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

                    Bid Quotations (rounded to nearest cent)

2009	High	Low
2nd Quarter	$0.035	$0.01
1st Quarter	$0.08	$0.01
2008
4th Quarter	$0.10	$0.02
3rd Quarter	$0.15	$0.03
2nd Quarter	$0.40	$0.10
1st Quarter	$0.52	$0.22
2007
4th Quarter	$0.85	$0.30
3rd Quarter	$1.25	$0.40
2nd Quarter	$2.05	$0.86
1st Quarter	$2.57	$1.62

         The source of the foregoing quotations was www.yahoo.com/finance and www. nasdaq.com.

         Since inception, we have not paid any cash dividends to our stockholders. Any future declaration and payment of cash dividends will be subject to the discretion of the Board, and will depend upon our results of operations, financial condition, cash requirements, future prospects, changes in tax legislation and other factors deemed relevant by our Board.

        On February 17, 2009, the last trading day prior to the initial announcement of the Reverse Stock Split, our Common Stock's closing price per share was $0.035. On July 17, 2009, the last practicable trading day prior to the date this Proxy Statement was mailed to stockholders, our Common Stock's closing price was $.019.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This Proxy Statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Special Meeting to be held on August 11, 2009, at 8:00 a.m., at the Company’s headquarters, 7575-D West Winds Boulevard, Concord, North Carolina 28027, or at any adjournment or postponement thereof. The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to adopt a Certificate of Amendment to effect a reverse split of all issued and outstanding shares of our Common Stock at a ratio of 1-for-101, and in lieu of the issuance of fractional shares, to pay holders of such fractional shares $0.10 per share.

Our stockholders must approve the proposed Certificate of Amendment for the Reverse Stock Split to occur. If the stockholders fail to approve the Certificate of Amendment, the Reverse Stock Split will not occur. A copy of the proposed Certificate of Amendment is attached to this proxy as Annex A. This Proxy Statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 21, 2009.

Record Date and Quorum

We have fixed the close of business on June 30, 2009 as the record date for the Special Meeting, and only holders of record of Common Stock on the record date are entitled to receive notice of and vote at the Special Meeting. As of the close of business on the record date, there were 42,751,735 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

In order to constitute a quorum for the conduct of business at the Special Meeting, shares representing a majority of the votes entitled to be cast at the Special Meeting by the holders of Common Stock,

Vote Required for Approval

Approval of the proposal to adopt the Certificate of Amendment to effect the Reverse Stock Split requires the affirmative vote of a majority of the votes entitled to be cast by the shares of our Common Stock outstanding on the record date.   If you do not submit a proxy by mail or vote your shares in person, it has the same effect as a vote “AGAINST” the proposal to adopt the Certificate of Amendment to effect the Reverse Stock Split, If you sign your proxy card without indicating your vote, your shares will be voted “FOR” approval of the Certificate of Amendment.

As of the close of business on June 30,, 2009, the record date, the directors and executive officers of the Company held and are entitled to vote, in the aggregate, 600,000 shares of Common Stock, representing approximately 1.40% of the outstanding Common Stock.

Abstentions and Broker Non-Votes

Shares represented at the Special Meeting but not voted, including shares for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining whether a quorum is present. Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will be counted for the purpose of determining whether a quorum is present. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postpone to solicit additional proxies.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.” Broker non-votes will be included in the determination of the number of shares represented at the Special Meeting for purposes of determining whether a quorum is present. Broker non-votes have the practical effect of a vote “AGAINST” the Certificate of Amendment.

Proxies and Revocation

If you submit a proxy by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate on your proxy card. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the Certificate of Amendment.

Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. You have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting:

•	by notifying our Secretary, at 7575-D West Winds Boulevard, Concord, North Carolina 28027;

•	by attending the Special Meeting and voting in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote in person at the Special Meeting); or

•	by submitting a later-dated proxy card.

If you hold your shares through a broker, bank or other nominee and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, the above instructions do not apply and, instead, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Please do not send in your stock certificates with your proxy card. When the Reverse Stock Split is completed, a separate letter of transmittal will be mailed to you that will enable you to receive your post-split shares, or payment in lieu of fractional interests, in exchange for your stock certificates.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed. Any adjournment may be made without notice (if the adjournment is not for more than thirty (30) days), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, the chairman of the meeting or the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting.

Solicitation of Proxies

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone, or by facsimile by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Questions and Additional Information

If you have more questions about the Reverse Stock Split or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please (1) mail your request to the Company, 7575-D West Winds Boulevard, Concord, North Carolina 28027, Attn: Daniel W. Rumsey, or (2) call Daniel W. Rumsey, our Corporate Secretary, at (310) 242-5699. If your broker holds your shares, you should call your broker for additional information.

Availability of Documents

The reports, opinions or appraisals referenced in this Proxy Statement will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Common Stock.

DESCRIPTION OF THE REVERSE STOCK SPLIT

Amendment of Certificate of Incorporation to Effect the Reverse Stock Split

         The Board determined that it is advisable to amend our Certificate of Incorporation to effect a 1-for-101 Reverse Stock Split of Common Stock, and to provide for the cash payment of $0.10 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Stock Split, and therefore recommends that stockholders vote “FOR” the proposed Certificate of Amendment.

Regulatory Approvals

         Aside from stockholder approval of the Certificate of Amendment,  the amendment is not subject to any regulatory approvals.

Vote Required

Approval of the Certificate of Amendment to effect the Reverse Stock Split requires the affirmative vote of a majority of the votes entitled to be cast by the shares of our Common Stock outstanding on the record date.   If you do not submit a proxy by mail or vote your shares in person, it has the same effect as a vote “AGAINST” the proposal to approve the Certificate of Amendment to effect the Reverse Stock Split, If you sign your proxy card without indicating your vote, your shares will be voted “FOR” approval of the Certificate of Amendment.

As of the close of business on June 30, 2009, the record date, the directors and executive officers of the Company held and are entitled to vote, in the aggregate, 600,000 shares of Common Stock, representing approximately 1.40% of the outstanding Common Stock.

         The Board determined not to condition the approval of the Reverse Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because approximately 97% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse Stock Split. In addition, based on information available to us, approximately 57% of our holders hold fewer than 101 shares of our Common Stock, and approximately 84% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders have historically been inactive and have not consistently voted their shares at meetings of the stockholders. The Reverse Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated stockholders was not required under Delaware law.

Holders as of Effective Date; Net Effect After Reverse Stock Split

         Stockholders holding fewer than 101 pre-split shares of Common Stock will be cashed out at a price of $0.10 per share, and the holdings of all other stockholders will be reduced on a 1-for-101 basis. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

         NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY'S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.

         The proposed Certificate of Amendment is attached as Annex A to this Proxy Statement. The Reverse Stock Split will become effective upon the filing of the proposed Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

Exchange of Certificates for Cash Payment or Shares

         We will file the Certificate of Amendment with the Office of the Secretary of State of the State of Delaware and effect the amendment set forth in Annex A to this Proxy Statement. The Reverse Stock Split will become effective at the times set forth in the Certificate of Amendment.  Promptly following the Effective Date, you will be notified by our Exchange Agent, who will provide instructions to carry out the exchange of certificates for cash.

         As soon as practicable after the Effective Date, record holders holding fewer than 101 shares will be notified and asked to surrender their certificates representing shares of Common Stock to the Exchange Agent. Record holders owning fewer than 101 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $0.10 per pre-split share.

         If the Reverse Stock Split is effected, any stockholder owning fewer than 101 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid in cash, as described in this Proxy Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 101 shares after the Reverse Stock Split is effected.

         No service charges will be payable by stockholders in connection with the exchange of certificates for cash, all expenses of which will be borne by the Company.

         Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Common Stock in street name should contact his, her or its nominee to determine how the Reverse Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse Stock Split. However, if you are a beneficial owner of fewer than 101 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be promptly following the approval by stockholders of the Certificate of Amendment. A stockholder holding fewer than 101 shares of Common Stock in street name who does not transfer shares into a record account in a timely manner may not have his or her shares cashed out in connection with the Reverse Stock Split. For instance, such stockholder's shares may not be cashed out if such stockholder's nominee is a record holder of an aggregate of 100 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

         In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws.  Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Appraisal Rights

         No appraisal rights are available under either the Delaware General Corporation Law or our Certificate of Incorporation to any stockholder.  There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, stockholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its board of directors, and claim that the transaction was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Stock Split. Stockholders holding fewer than 101 pre-split shares who want to remain stockholders of the Company  may purchase a sufficient number of additional shares on the open market in order to hold at least 101 pre-split shares prior to the effective date of the Reverse Stock Split. Those stockholders who do not desire to remain stockholders of the Company may sell a sufficient number of shares such that they hold fewer than 101 pre-split shares in order to be cashed out in the Reverse Stock Split. The Company is not aware of any other right or relief that may be available to stockholders in law or in equity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of May 15, 2009, concerning beneficial ownership of Common Stock, our only class of equity securities currently outstanding, by (i) the only persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) all directors, (iii) all named executive officers and (iv) all directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to options, warrants or other derivative instruments, such as convertible preferred stock, currently exercisable or exercisable within 60 days of May 15, 2009 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, warrants or other derivative instruments, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon (i) 42,751,735 shares of common stock outstanding and (ii) 50,000 shares of Series E Preferred outstanding as of May 15, 2009, as the case may be. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o World Racing Group, Inc., 7575-D West Winds Boulevard, Concord, North Carolina 28027.

Directors and Named Executive Officers:
Brian M. Carter	300,000	(1)	*
Tom W. Deery	150,000	(1)	*
Benjamin L. Geisler	150,000	(1)	*
Robert F. Hussey	-		-
Daniel W. Rumsey	-		-
Cary J. Agajanian	-		-
Directors and Executive officers as a Group (6 persons)	600,000	(2)	1.40%
5% Holders:
Vicis Capital Master Fund 445 Park Avenue, 16th Floor New York, New York 10022	13,890,465	(3)	32.49%
SDS Capital Group SPC, Ltd. c/o Ogier Fiduciary Services 113 South Church Street, P.O. Box 1234GT George Town, Grand Cayman	3,316,757	(4)	7.76%
Matador, Inc. 225 E. 63rd Street, No. 4M New York, NY 10065	3,511,206		8.21%
*Less than 1%

(1)	Shares represent restricted Common Stock granted to the named executive officer in connection with each such officer’s employment agreement.
(2)	Unless otherwise indicated, the business address for each of the Directors and Officers is 7575 West Winds Blvd, Suite D, Concord NC 28027.
(3)
In its Schedule 13G/A filed on January 26, 2009, Vicis Capital LLC reported sole voting and dispositive power over all reported shares, due to its capacity as the investment advisor for Vicis Capital Master Fund, which holds all shares directly.

(4)
In its Schedule 13G/A filed on February 13, 2008, SDS Capital Group SPC, Ltd. reported sole voting and dispositive power over all reported shares.  SDS Management, LLC, the investment manager of SDS Capital Group SPC Ltd. and Mr. Steven Derby, the sole managing member of SDS Management, LLC, reported shared voting and dispositive power over all reported shares.  Excludes 424,028 shares issuable upon exercise of convertible preferred stock convertible into Common Stock that are subject to so-called 'blocker' provisions prohibiting the holder from converting the convertible preferred stock when the beneficial owner owns more than 9.99% of the issued and outstanding shares of Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Certificate of Incorporation provides that we will indemnify and hold harmless our directors, officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

         In addition, our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal or state securities or environmental laws.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project" and similar expressions identify forward-looking statements, which speak only as of the date of this Proxy Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undue reliance on any forward-looking statements included in this Proxy Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that we filed with the Commission, File No. 000-18045, are incorporated by reference in this Proxy Statement, except for any discussion therein of the "safe harbor" protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended; and (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.

         All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement are not incorporated by reference into this Proxy Statement. New material information, if any, will be provided in an amended Proxy Statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the Commission's Internet Website (http://www.sec.gov).

         Our financial statements incorporated herein by reference may be viewed over the Internet at the Commission’s website (http://www.sec.gov) or, if you request them in writing, we will send them to you. Please address any request to Daniel Rumsey, the Company’s Secretary, at the following address: World Racing Group, Inc. 7575 Westwinds Boulevard, Suite D, Concord, North Carolina 28927, 704.795.7223.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 23. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Brian M. Carter
President and Chief Executive Officer
 Dated:  July 21, 2009

Concord, North Carolina

ANNEX A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

WORLD RACING GROUP, INC.

World Racing Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective at , Eastern Time, on , 2009.

THIRD: Article 4 of the Certificate of Incorporation is hereby amended by deleting the first full paragraph in its entirety and replacing it with the following:

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shall be shares of Common Stock, having  a par value of $0.0001 per share, and Ten Million (10,000,000) shall be shares of Preferred Stock, having a par value of $0.01 per share.  Upon the effectiveness (the "Effective Time") of this Certificate of Amendment to the Certificate of Incorporation adding this paragraph, each One Hundred and One (101) issued shares of Common Stock, par value $0.0001 per share, shall be combined and reclassified into One (1) fully-paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Corporation; provided, however, that in lieu of any fractional  interests in shares of Common Stock to which any stockholder would be entitled, the Corporation shall pay in cash for such fractional interest $0.10 per share held by such stockholder immediately prior to the Effective Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this day of               , 2009.

By:

Name: Brian M. Carter

Title: President and Chief Executive Officer

A-1

ANNEX B
UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K
(Mark One)

x	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

o	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the year ended December 31, 2008

0-18045
(Commission file number)

World Racing Group, Inc.
 (Exact name of small business issuer in its charter)

Delaware	90-0284113
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

7575 West Winds Blvd. Suite D, Concord North Carolina	28027
(Address of principle executive offices)	(Zip Code)

Issuer’s telephone number, including area code:  (704) 795-7223

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Name of Each Exchange on Which Registered:
None	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value
(Title of Class)

Indicate by check mark whether the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   oYes  xNo

Check whether the issuer is not required to file reports pursuant to Section 13 or 15 (d) of the Exchange Act.  xYes  oNo

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  xYes oNo

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	o	Accelerated Filer	o

Non-Accelerated Filer (Do not check if a smaller reporting company)	o	Smaller Reporting Company	x

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  oYes  xNo

The aggregate market value of the voting and non-voting common stock held by non-affiliates of the issuer as of March 26, 2009:  $565,638.63 (at a closing price of $0.03 per share).

As of March 26, 2009, 42,751,735 shares of the Company’s, $.0001 par value common stock were outstanding.

DISCLOSURE CONCERNING FORWARD-LOOKING STATEMENTS

This Form 10-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933.  All statements, other than statements of historical fact, included or incorporated by reference in this Form 10-K that address activities, events or developments that we expect, project, believe, or anticipate will or may occur in the future, including matters having to do with expected and future revenues, our ability to fund our operations and repay debt, business strategies, expansion and growth of operations and other such matters, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.

These statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances.  These statements are subject to a number of assumptions, risks and uncertainties, including general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by us, our performance on its current contracts and its success in obtaining new contracts, our ability to attract and retain qualified employees, and other factors, many of which are beyond our control.  You are cautioned that these forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in such statements.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made.

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

Company Overview, Intent to Go Private and Plan of Operations

World Racing Group, Inc., formerly DIRT Motor Sports, Inc. (the “Company,” “we,” “us,” “our”), is incorporated in Delaware.  Our executive offices are located at 7575 West Winds Blvd. Suite D, Concord, North Carolina 28027.

We are a leading marketer and promoter of motor sports entertainment in the United States.  Our motorsports subsidiaries operate six dirt motor sports tracks (four are owned and two facilities are under short term lease agreements) in New York, Pennsylvania and Florida.  We own and operate the premier sanctioning bodies in dirt motor sports:  the World of Outlaws Sprint Car Series; the World of Outlaws Late Models Series: Advance Auto Parts Super DIRTcar Series; DIRTcar Racing formerly known as DIRT MotorSports and United Midwestern Promoters (UMP DIRTcar) which includes weekly event sanctions and regional series in the Northeast, Midwest and West.  Through these sanctioning bodies we organize and promote national and regional racing series including the World of Outlaw Sprint Series and the World of Outlaws Late Model Series, and we expect to sanction races at nearly 125 tracks across the United States and Canada in 2009.

On February 17, 2009, we announced that our Board of Directors and a majority of our stockholders had approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission. When the Reverse Split becomes effective, stockholders that hold fewer than 101 shares of common stock will receive a cash payment of $0.10 per pre-split share. Additionally, as the Company will not be issuing fractional shares, stockholders will also receive a cash payment of $0.10 per pre-split share if their pre-split holdings would not result in the issuance of whole shares.   The Company filed a preliminary Information Statement with the Commission and expects to distribute a definitive Information Statement to all holders of our common stock in the near future. The Reverse Split will not be affected prior to the 20th day following the distribution of the definitive Information Statement to stockholders. However, the Company reserves the right not to proceed with the Reverse Split in the discretion of its Board of Directors.

The Reverse Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with the termination of our obligations as a public company.  Management also anticipates that we will be able to more successfully compete for sponsorship, advertising and other revenue generating opportunities as a private company, which remains our principal focus.  Our plan of operations for the remainder of 2009 also includes continuing to streamline our operations, and grow our ticket and merchandise sales, sanction, membership and license fees, while expanding our position as a premier motor sports entertainment company.

Motor Sports Industry

Motor sports are among the most popular and fastest-growing spectator sports in the United States, with annual attendance at all U.S. motor sports events approaching 100 million people.  We believe that the impetus for growth in this industry has been the growing popularity of the National Association of Stock Car Auto Racing (NASCAR), due to increased broadcast network television exposure.

The motor sports racing industry consists of several distinct categories of auto racing, each with its own organizing body (sanctioning body), with corresponding sanctioned events.  Sanctioning bodies are responsible for all aspects of race management required to conduct a racing event, including: regulating racing, drivers, safety and teams, providing officials to ensure fair competition, and administering the race and series purses and other prize payments.   Sanctioning bodies typically derive revenues from merchandising, race sponsorships, television distribution, and membership fees.

Of the sanctioning bodies in the United States, NASCAR, the Indy Racing League (IRL), National Hot Rod Association (NHRA), and Grand Am are among the more well known.  The largest auto-racing category in the United States, in terms of media exposure and sponsorships, is stock car racing, conducted by NASCAR. Until roughly fifteen years ago, NASCAR events and viewership were predominately confined to the southeastern part of the United States. Today, NASCAR races are held, and viewers hail from, all over the country and the races are broadcast world-wide.

Motor sport events are generally heavily promoted, with a number of supporting events surrounding each main race event. Examples of supporting events include: secondary races, qualifying time trials, practice sessions, driver autograph sessions, automobile and product expositions, catered parties, and other racing related events designed to maximize the spectator’s overall entertainment experience and enhance value to sponsors.

Dirt-Track Racing

The dirt-track style of racing is considered one of the more affordable, grass roots family entertainment forms of motor sport racing, especially among motor sport enthusiasts.  Many of the dirt oval tracks currently in operation in the United States today have their roots at county or state fairgrounds and dirt track racing has historically been the highlight at these state and county fairs.  Historically, these types of races were promoted locally.  Many of the promoters of dirt-track style racing saw large profits made in this form of racing, and in turn, built their own tracks and began promoting races on a more regional basis.

Today, there are over 800 dirt racing tracks in the United States and in excess of 25,000 drivers who actively race on dirt tracks.  There are numerous sanctioning bodies for this type of racing, and races are generally classified according to car types, including: modified, super modified, sportsman, late models and sprint cars.  Among dirt-track style racing sanction bodies, we believe that World of Outlaws and DIRTcar Racing are the best known.  Until recently the sponsorship for dirt track racing consisted primarily of local, regional and industry manufacturer sponsors.

General Business Plan

Our general business plan is to acquire and operate motor sports sanctioning bodies and venues and seek to “nationalize” dirt-track style motor sports racing.  We believe that much of the current success of motor sport racing is due to the efforts of NASCAR in consolidating, marketing and promoting its stock car races, and our current strategy is to utilize this model for dirt-track style racing. Under this business model, we anticipate revenues from the primary sources that typically generate revenue for motors sport sanctioning bodies, including: (1) sanctioning and event fees; (2) sponsorships; (3) television and electronic media distribution rights and advertising fees; (4) merchandise sales and licensing fees; (5) membership fees; and (6) event ticket sales.

Sanctioning and Event Fees

Race sanctioning bodies sanction racing events at various venues in exchange for fees from track operators and race promoters.  Because a sanctioned racing event typically draws greater fan attendance, track operators and racing promoters will generally seek to have their event sanctioned.  Our touring series sanctioning and event fees for our touring series range from $2,500 to $25,000 per event day depending on several variables, including: size of race, race venue, revenue sharing with the track owner or promoter, race purses and other prizes. Sanction fees for weekly events and regional tours may range from $100 to $2,500.

Sponsorships

Drawn to the sport by the attractive demographics and strong brand loyalty of the fans, sponsors are very active in all aspects of auto racing.  Multiple entry points exist for these sponsors and we control all but one of the major entry points.  The most prominent position available to corporate sponsors is a "Title Sponsorship" of a series or sanctioning body (i.e. the “ACME” World of Outlaws Sprint Car Series") where a sponsor will pay us to control naming rights of an entire series of events.  We also offer "Official Sponsor" positions which are typically category exclusive, but virtually unlimited in terms of the number of categories that could be represented (i.e. Quaker State is the "Official Motor Oil of the World of Outlaws" and Armor All is the "Official Car Care Product of the World of Outlaws").  We also have the ability to sell naming rights in the form of Title and/or Presenting Sponsorships of our premier events (i.e. the "Alltel DIRTcar Nationals Presented by UNOH").

We also control all of our television, radio and Internet based media and either include those rights in our sponsorship packages, or sell those rights on an a la carte basis.  The only entry points not controlled by us are the sponsorships associated with the cars and drivers themselves, as drivers are considered independent contractors and retain their sponsorship revenue.  This arrangement is common in the motor sports industry. During the 2004 racing season, approximately $2.0 billion was spent on corporate sponsorship in the motor sports industry, according to IEG Sponsorship Report, Chicago. We believe that sponsorship revenues will be a significant source of our potential revenues as we execute our business plan.

Television and Electronic Media Distribution Rights

Increased exposure to sanctioned events generally leads to increased revenues from sponsorships and other forms of advertising in addition to the revenues generated from licensing the broadcast and distribution rights for the events.  Thus, we believe that to obtain the greatest exposure for our events and the highest value in sponsorship rights, we must promote our sanctioned events though television and other electronic media distribution.  To this end, we will seek broadcast and media distribution partners.  We expect to model these efforts after NASCAR.  In 2003, the World of Outlaws entered into an agreement with The Outdoor Channel which extended through December 31, 2006.  Under this agreement a minimum of 27 one hour tape delayed World of Outlaws Sprint Series race programs per year were produced at the expense of The Outdoor Channel.  In 2006 and 2005, The Outdoor Channel produced 40 and 41 programs, respectively.  In 2007, we entered into agreements with ESPN 2 to broadcast eight one hour tape delayed World of Outlaws Sprint Series races and contracted with SPEED Television to 18 programs to broadcast World of Outlaws Sprint Series, World of Outlaw Late Model Series and Advanced Auto Parts Super DIRT Series races. In 2008 we broadcast 28 hours of original programming on SPEED Television.  In 2009, we expect to broadcast a minimum of 18 hours of World of Outlaws racing on SPEED Television.

We believe that we are the only dirt-track style race sanctioning body which has an in-house television production department.  This department produces, syndicates and distributes live and taped productions of the DIRTcar Racing Series and the World of Outlaw Series. This racing series is presently seen on The SPEED Channel and DIRTVision.com™.

Merchandise Sales and Licensing Fees

The growing popularity of motor sports events, has resulted in substantial revenue growth for officially licensed racing-related merchandise. For example, retail sales of apparel, souvenirs, collectibles, and other merchandise licensed by NASCAR drivers, teams, and track operators/promoters has climbed to approximately $2.1 billion in 2004 from approximately $800 million in 1990. We believe that there is substantial merchandising revenue potential for our dirt-track style race sanctioning bodies.

Membership Fees

In order for a motor sport racing team to compete in sanctioned races, the teams must first pay membership fees to the sanctioning body and may pay entry fees for each event. These fees typically increase with the popularity of race series and serve to pay for costs associated with running a sanctioning body.   Our membership fees range from $80 to $150 per individual, depending on several variables, including our ability to successfully promote the races we sanction.

Event Ticket Sales

Track owners and promoters make a large portion of their revenues from event ticket sales.  The prices charged range from $10 to $100 depending on several variables, including: size of race, race venue, popularity of the drivers, teams and overall racing series.  We will only receive revenues from event ticket sales at tracks we own or lease.

Current Activities

Management is currently considering several opportunities to increase revenue, including acquiring additional tracks and sanctioning bodies to increase our market share of dirt track racing events, the intent of which is to improve our economies of scope and position among competitors.  These potential acquisitions range from small, single-track asset purchases to large scale event sanctioning bodies that fit our business model.  Some of these acquisitions will require us to raise additional equity or debt financing, and no assurances can be given that we will be successful in this regard.

DIRTcar Racing, North East, formerly known as DIRT Motorsports New York and United Midwestern Promoters (UMP)

DIRT Motorsports New York was founded in the mid 1970’s, and UMP in 1980.  Together now under the DIRTcar Racing banner, they have been combined to create the largest circle track motorsports sanction body in the United States.  Each year, DIRTcar sanctioned races are held at approximately 125 DIRTcar affiliated tracks situated throughout the U.S. and Canada, with nearly 5,000 feature events being held under the DIRTcar sanction.

World of Outlaws, Inc.

World of Outlaws is an internationally recognized sanctioning body for dirt-track style racing and has been the leading name in sprint car racing since 1978.  The early days of sprint car racing saw drivers crisscrossing the country in search of the highest paying races they could find. At that time there were no rules governing when, where, or how they raced. Thus they were dubbed the “Outlaws.” Today, World of Outlaws sanctioned races give fans some of the most exciting wheel-to-wheel racing on dirt in the world.

Sprint car racing is a uniquely American form of motor sport, spawned during the early 20th century at fairground horse tracks, where it is still popular today. It was once considered a stepping-stone to the Indianapolis 500 before the arrival of rear-engine Indy cars in the early 1960’s; and sprint car racing has maintained its place in the American culture.

With the successful acquisition of the premier national dirt late model touring series in 2004, the series name was changed to the World of Outlaws Late Model Series, leveraging the World of Outlaws brand and giving the company the enviable position of controlling the elite level of sprint car and late model racing in the U.S.

Competition

There are more than 280 race sanctioning bodies and special events promoters listed in the National Speedway Directory and motorsports are the fastest growing major spectator sport in the United States.  We face competition on three levels: (1) other dirt track sanctioning bodies; (2) pavement race sanctioning bodies; and (3) on a more generic scale, other entertainment venues.

The World of Outlaws Sprint Series is the only national sprint car touring series.  There are other regional and local races; however, we create our sprint series schedule taking into account competing venues.

The World of Outlaws Late Model Series is one of two national late model touring series.  The Late Model Series also faces competition from smaller regional and local races.

The Super DIRTcar Modified Series is the largest regional touring series of big block modifieds.  Though primarily held in the Northeastern states, the DIRTcar Modified Series has a national presence due to broadcast coverage on The SPEED Channel.  There are no national big block modified touring series.

Our dirt track style racing series also face competition from pavement racing series including NASCAR, IRL and United States Auto Club (USAC) .  Dirt track racing is often a training ground for pavement drivers.  Jeff Gordon, Tony Stewart, Kasey Kahne, Ken Schrader, Kenny Wallace, Dave Blaney, Ryan Newman and Carl Edwards are among those current NASCAR drivers who began their racing careers on dirt tracks.  While there is cross-over between audiences, many fans appreciate the level of action on a dirt track that is not always evident with pavement venues.

Finally, on a third level, our racing series face competition from other entertainment venues during the racing season.  The deciding factors among competing venues often include ticket prices, specific driver/team appearances at an event, location and weather conditions.

We believe that we have established strong recognizable brands within the dirt track industry.  In order to continue to build these brands we will not only focus efforts on sponsorship and broadcast opportunities, but target future fans in order to successfully compete with other motor sports and entertainment venues.

Employees

As of December 31, 2008, we had 57 full-time employees working at our various locations and 122 part-time employees.  None of the employees belong to a labor union.  We believe relations with our employees are satisfactory.

ITEM 1A.	RISK FACTORS

An investment in our common stock is subject to many risks. You should carefully consider the risks described below, together with all of the other information included in this Annual Report on Form 10-K, including the financial statements and the related notes, before you decide whether to invest in our common stock. Our business, operating results and financial condition could be harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We will need additional capital to continue as a going concern and successfully execute our business strategy.

Revenues from operations are still significantly below levels necessary to achieve positive cash flow. From inception to December 31, 2008, our aggregate net loss is approximately $86.3 million and we have a deficit net worth of $9.2 million. Our cash position was $0.9 million at December 31, 2008, and is decreasing.  We expect the net losses and negative cash flow to continue into 2009.  As a result, we will need to raise additional capital prior to the end of 2009. In the event we are unable to obtain additional financing, our known and likely short term cash requirements will exceed available cash resources. Our short-term liquidity could disrupt our event schedule, which would adversely affect our results of operations.

Our independent accountants' opinion on our 2008 consolidated financial statements includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. To continue as a going concern, we will have to increase our sales from sponsorships and advertising, decrease costs, raise additional equity financing, and/or raise new debt financing, and possibly induce creditors to forebear or to convert to equity.  We can give no assurance that we will be successful in accomplishing these tasks, including obtaining adequate financing on favorable terms, if at all.  If our capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced.

Recent decreases in discretionary consumer spending may negatively affect our revenue.

Attendance at motor sports events is dependent on discretionary spending by consumers, which may be adversely affected by general economic conditions. The country is currently in one of the worst recession in years, coupled with the collapse of the world's financial industry and the U.S. housing markets, As a result, consumers have drastically reduced their spending beginning in the second half of 2008. With this recent and significant deterioration of economic conditions in the U.S. and elsewhere, there has been considerable pressure on consumer demand, and the resulting impact on consumer spending has had and may continue to have a material adverse effect on attendance at motor sports events.  Consumer demand may also be impacted by other external factors such as war, terrorism, geopolitical uncertainties, public health issues, natural disasters and other business interruptions. The impact of these external factors is difficult to predict, and one or more of the factors could adversely impact our business.

Our failure to achieve or maintain profitability could force us to cease our operations.

We have not operated at a profit since inception, and there can be no assurance that we will be able to achieve or maintain profitability.  Our ability to attain profitability and positive cash flow is dependent upon a number of factors, including an improvement in overall economic conditions, as well as our ability to increase revenues while reducing costs per racing event. We may not be successful in increasing or maintaining revenues or achieving positive cash flow.  Even if we do maintain profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.  If we fail to maintain profitability, we might ultimately be forced to discontinue our operations.

Our success depends upon sponsorship and advertising sales for our racing series and racing events.

Our business model depends on our ability to attract and maintain sponsorships and advertisers for our racing series and racing events.  A sponsor’s and advertiser’s willingness to enter into and continue their relationship with us is subject to many risks beyond our control, including: (1) competition for advertising and promotional dollars; (2) general market and industry conditions that may affect our sponsors, including the current economic recession; and (3) the introduction and success of competition for new racing events and racing series.

In the event we are not able to attract sponsors and advertisers, or retain current sponsorships and advertising relationships, we will experience continued net losses, and those losses will be significant.

We have a limited operating history.  As a result, evaluating our current business model and prospects may be difficult.

We began operations in February 2004 with the acquisition of World of Outlaws. Since then we have completed the acquisition of DIRT, UMP, LSI, MARS and Volusia Speedway.  Thus, we have only a limited operating history with which you can evaluate our current business model and our prospects, and our historical financial data may be of limited value in evaluating our future revenue and operating expenses.

Speculative nature of our operations.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management of targeted acquisitions and our ability to identify additional business opportunities.  If we cannot acquire additional business opportunities, we may not be able to grow our Company.  Further, our ability to successfully implement our business plan requires an effective plan for managing our future growth.  Future expansion efforts will be capital intensive and may significantly strain our managerial and other resources.  To manage future growth effectively, we must maintain and enhance our financial and accounting systems and controls, integrate new personnel and manage expanded operations. If we do not manage growth properly, it could harm our operating results and financial condition.

Our executive officers, directors and principal stockholders have substantial influence over us.

As of March 26, 2009, our executive officers, directors and principal stockholders together beneficially own approximately 55% of the outstanding shares of common stock. As a result, these stockholders, acting together, may be able to exercise substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. The concentration of ownership may also have the effect of delaying or preventing a change in our control that may be viewed as beneficial by the other stockholders.

In addition, our certificate of incorporation does not provide for cumulative voting with respect to the election of directors. Consequently, our present directors, executive officers, principal stockholders and our respective affiliates may be able to control the election of the members of the Board of Directors. Such a concentration of ownership could have an adverse effect on the price of the common stock, and may have the effect of delaying or preventing a change in control, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Our quarterly operating results may fluctuate significantly.

Our success depends on a number of factors, many of which are beyond our control. These factors include: (1) the attendance at our racing events; (2) capital expenditures and other costs relating to the expansion of operations; (3) changes in our pricing policies and those of our competitors; (4) the number of racing events scheduled during the quarter; (5) weather that may affect attendance or cause us to cancel or postpone our racing events; (6) changes in operating expenses; (7) changes in strategy; (8) personnel changes; (9) the introduction of competitive racing events; (10) the timing and effect of potential acquisitions; and (11) other general economic factors.

Our operating results, cash flows and liquidity may fluctuate significantly. Our revenues depend on our ability to hold racing events and attract attendees. Our expense levels are based, in part, on our expectations regarding future revenues, which could be inaccurate. Moreover, our operations often require up-front expenses, but result in trailing revenues. To the extent that revenues are below expectations, we will be unable to reduce expenses proportionately, and operating results, cash flow and liquidity will be negatively affected.  Due to these and other factors, our operating results and/or growth rate may be below the expectations of analysts, management and investors. This, in turn, could cause the price of our common stock to drop.

Dependence on qualified and key personnel.

We believe our future success will depend in large part upon our ability to identify, attract and retain highly skilled managerial, sales and marketing, finance and operations personnel. Competition for personnel with the type of experience in these areas is intense, and we compete for personnel against numerous companies, including larger, more established companies with significantly greater financial resources. There can be no assurance we will be successful in identifying, attracting and retaining personnel.

If we go private, our stockholders may not have access to current information regarding the Company.

Our Board of Directors and a majority of our stockholders have approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with  the Securities and Exchange Commission  (the "Commission")  and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board (“OTCBB”).  In such case, we will no longer be required to file periodic reports with the Commission. As a result, and assuming consummation of the Reverse Split, our stockholders may not have access to current financial or other information regarding the Company that would otherwise be available to stockholders in the event we were required to file periodic and other reports with the Commission under the Exchange Act.

Illiquidity of our common stock.

Although there is a public market for our common stock, trading volume has been historically low which substantially increases your risk of loss.  We can give no assurance that an active and liquid public market for the shares of the common stock will develop in the future, especially in the event the Reverse Split is consummated, resulting in the termination of the listing of shares of our common stock on the OTCBB.  Low trading volume in our common stock could affect your ability to sell the shares of common stock. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers.  The market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares.  Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time.  Additionally, in order to maintain our eligibility for quotation on the OTCBB, we need to have at least one registered and active market maker. No assurance can be given that any market making activities of any additional market makers will commence or that the activities of current market makers will be continued.

Our common stock price has been volatile, which could result in substantial losses for stockholders.

Our common stock is currently traded on the OTCBB under the symbol WRGI.OB. We have in the past experienced, and may in the future experience, limited daily trading volume. The trading price of our common stock has been and may continue to be volatile. This volatility often has been unrelated to the operating performance of the Company.  These broad market fluctuations may significantly affect the trading price of our common stock, regardless of our actual operating performance. The trading price of our common stock could be affected by a number of factors, including, but not limited to, changes in expectations of our future performance, changes in estimates by securities analysts (or failure to meet such estimates), quarterly fluctuations in our sales and financial results and a variety of risk factors, including the ones described elsewhere in this prospectus. Periods of volatility in the market price of a company’s securities sometimes result in securities class action litigation. If this were to happen to us, such litigation would be expensive and would divert management’s attention. In addition, if we needed to raise equity funds under adverse conditions, it would be difficult to sell a significant amount of our stock without causing a significant decline in the trading price of our stock.

Our stock price may decline if additional shares are sold in the market.

As of March 26, 2009, we had approximately 42.8 million shares of common stock outstanding.  In addition, as of March 26, 2009, our Series E Preferred Stock was convertible into 50.0 million additional shares of common stock, and we had outstanding warrants exercisable for an additional 1.0 million shares of common stock, and outstanding options convertible into an additional $0.4 million shares of common stock.  Future sales of substantial amounts of shares of our common stock by our existing stockholders in the public market, or the perception that these sales could occur, may cause the market price of our common stock to decline. We may be required to issue additional shares upon exercise of previously granted options and warrants that are currently outstanding.

Our articles and bylaws may delay or prevent a potential takeover of us.

Our Articles of Incorporation, as amended, and Bylaws, as amended, contain provisions that may have the effect of delaying, deterring or preventing a potential takeover of us, even if the takeover is in the best interest of our shareholders.  The Bylaws limit when shareholders may call a special meeting of shareholders.  The Articles also allow the Board of Directors to fill vacancies, including newly-created directorships.

No Dividends.

We have not paid any dividends on our common stock to date, and have no plans to pay any dividends on our common stock for the foreseeable future.  Further, so long as our senior secured notes due March 10, 2011 (Senior Notes) are outstanding, we may not pay any dividend on our common stock and 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”).

We can give no assurance that we will ever pay any dividends in respect to our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of this assessment by our independent registered public accountants.  The SEC has extended the compliance dates for smaller public companies, including us.  Accordingly, the annual assessment of our internal controls requirement was first applied to our Annual Report for the year ended December 31, 2007 and the first attestation report of our assessment that our independent registered public accounting firm will need to complete will be required in connection with the preparation of our Annual Report for our fiscal year ending December 31, 2009, unless otherwise extended by the SEC.  Compliance with these rules has required us to incur increased general and administrative expenses and management attention. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants.  If we cannot assess our internal controls over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We completed the design, documentation and implementation of our internal controls over financial reporting. We believe that we have purposely designed our controls to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. However, the Company was not in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as of December 31, 2008, and management cannot state whether or not our internal controls over financial reporting are effective. We began testing our controls by utilizing the framework set forth in the report entitled “Internal Control – Integrated Framework” published by the Committee of Sponsoring Organizations of the Treadway Commission, known as “COSO,” as a basis to evaluate the effectiveness of our internal controls over financial reporting, but did not complete the detailed testing of all our controls by December 31, 2008. or as of the date of this report.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not Applicable

ITEM 2.	DESCRIPTION OF PROPERTY

The following table sets forth current information relating to each of our track facilities:

Track Name	Location	Approximate number of grandstand seats	Approximate acreage	Track length
Cayuga County Fairgrounds	Weedsport, New York	3,000	80	3/8 mile
Rolling Wheels Raceway	Elbridge, New York	5,500	90	5/8 mile
Lernerville Speedway	Sarver, Pennsylvania	8,000	112	1/2 mile
Volusia County Speedway	Barberville, Florida	6,500	90	1/2 mile

In October 2007, we granted mortgages totaling $6.0 million for Lernerville Speedway and Volusia County Speedway.  We also granted a mortgage in the amount of $3.1 million for Cayuga County Fairgrounds and Rolling Wheels Raceway, collectively.  The foregoing mortgages were granted to secure the repayment of our outstanding Senior Notes in the aggregate principal amount of $15,000,000.

Cayuga County Fairgrounds

The Cayuga County Fairgrounds property in Weedsport, New York includes a 3/8 mile dirt track with grandstand seating capacity for 3,000 and an observation deck with capacity for 200.

The property also includes a 4,400 square foot Hall of Fame and Classic Car Museum holding vintage and classic race and muscle cars.  The museum also houses the Hall of Fame, honoring past successful drivers in the northeast area. A gift shop, video screening room and workshop/garage are also included in the museum facility.

The approximately 80 acres include a horse stable, an adjoining show ring, a cattle barn, a six-bay maintenance garage, six concessions buildings, a guest bathroom/shower facility, a driver bathroom/shower facility, a pit shack, an officials’ tower with four VIP suites, a ticket office, a 3,500 square foot warehouse, a 400 square foot first aid station, and a parking area and camping area. In addition, the property includes a multi-use facility housing a video production studio, a conference room and fair offices and a 2,500 square foot main office building.

Rolling Wheels Race Track

The Rolling Wheels Race Track property in Elbridge, New York includes a 5/8 mile dirt track with grandstand seating capacity for 5,500 and an observation deck with capacity for 400.  The facility includes eight luxury skyboxes, a VIP pavilion, an officials’ tower, three concessions buildings, an  infield building, modern restroom facilities, and an office/ticket booth. The track and associated property covers approximately 90 acres with room for parking and a drive-in camping area overlooking the speedway.

Lernerville Speedway

The Lernerville Speedway property in Sarver, Pennsylvania includes a 1/2 mile dirt track with grandstand seating capacity for 8,000 and a VIP skybox with capacity for 50.  The facility includes an officials’ tower, three concessions buildings, an infield building, two restroom facilities and four ticket booths.   The associated property covers approximately 112 acres with room for parking and includes two single-family dwellings, at 1,440 and 1,960 sq. foot, respectively.  One of these is currently leased on a month-to-month basis and the other is used for staff housing for events promoted by the Company.  Additionally, the property includes a 7,600 square foot storage building and a 5,800 square foot warehouse with approximately 20% of this used as office space.

Volusia County Speedway

The Volusia County Speedway property in Barberville, Florida includes a 1/2 mile dirt track with grandstand seating capacity for 6,500 and a VIP skybox with capacity for 30.  The facility includes an official’s tower, three concessions, an infield building, restroom facilities and four ticket booths.  The associated property covers approximately 90 acres with room for parking and a camping area.  Additionally, the property includes a dirt track for go-cart racing.  In addition, the property includes a 1,000 square foot garage.

Corporate Office

Our corporate office is located in Concord, North Carolina, and includes approximately 9,000 square feet of office and 7,000 square feet of warehouse space.  Lease payments are $9,876, escalating to $10,073 on April 1, 2010 and $10,275 beginning April 1, 2011 through lease termination, in May 2012.   The management of all merchandising activities, video production management, accounting and corporate management are conducted from the corporate offices.  Additionally, all operations management, including race and technical operations, marketing and media/public relations activities are conducted from the Concord, North Carolina facility.

Leased Racing Facilities

In addition to its owned racing facilities, we lease two racing facilities, the Canandaigua Speedway and the Syracuse Fairgrounds Race Track.  Prior to December 31, 2008 we also leased the Orange County Fair Speedway.

The Canandaigua Speedway is leased on an annual basis, $22,000 per year, through November 1, 2011.  The track is located at the Ontario County Fairgrounds in Canandaigua, Ontario County, New York.

The Syracuse Fairgrounds Race Track is leased for the Super Dirt Week series of races held annually during October.  The track is located in Syracuse, New York.  The track is leased on a year-to-year basis for one week per year at a rental rate of $110,000.

In 2007 and 2008 we leased The Orange County Fair Speedway at a rate of $115,000 per year.  The track is located in Middletown, New York. As of December 31, 2008, we no longer lease this facility.

We believe that our properties are adequate to support our current operations and that adequate additional properties or office space is available to support projected growth in our operations over the next 12 months.

ITEM 3.	LEGAL PROCEEDINGS

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and intend to vigorously defend the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009.  The Court has set a schedule for briefing motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  We cannot express with any certainty at this time an opinion as to the outcome of this matter.

We are from time to time involved in various additional legal proceedings incidental to the conduct of our business. We believe that the outcome of all such pending legal proceedings will not in the aggregate have a material adverse effect on our business, financial condition, results of operations or liquidity.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is quoted in the Over the Counter Bulletin Board (OTCBB) under the symbol WRGI.OB.  The range of high and low bid quotations for our common stock for each quarter within our last two fiscal years and most recent quarter, as reported by the OTCBB, was as follows:

	Quarterly Common Stock Price Ranges
	2008		2007
Quarter	High	Low	High	Low
1st	$0.52	$0.22	$2.57	$1.62
2nd	0.40	0.10	2.05	0.86
3rd	0.15	0.03	1.25	0.40
4th	0.10	0.01	0.85	0.30

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.  As of March 26, 2009, there were 42,751,735 million shares of our common stock outstanding held by approximately 452 stockholders of record.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Further, so long as our Senior Notes and Series A Shares remain outstanding, we may not pay any dividend on our common stock.

ITEM 6.	SELECTED FINANCIAL DATA

Not Applicable

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

The following Management’s Discussion and Analysis is intended to assist the reader in understanding our results of operations and financial condition.  Management’s Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, our audited consolidated financial statements beginning on page F-1 of this Annual Report. This Form 10-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All statements, other than statements of historical fact, included in this Form 10-K that address activities, events or developments that we expect, project, believe, or anticipate will or may occur in the future, including matters having to do with expected and future revenues, our ability to fund our operations and repay debt, business strategies, expansion and growth of operations and other such matters, are forward-looking statements.  These statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances.  These statements are subject to a number of assumptions, risks and uncertainties, including general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by us, our performance on our current contracts and our success in obtaining new contracts, our ability to attract and retain qualified employees, and other factors, many of which are beyond our control.  You are cautioned that these forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in such statements.

Quantitative and Qualitative Disclosures About Market Risk

Our business is currently principally in the United States. As a result, our financial results are not affected by factors such as changes in foreign currency exchange rates or economic conditions in foreign markets. We do not engage in hedging transactions to reduce our exposure to changes in currency exchange rates, although if the geographical scope of our business broadens, we may do so in the future.

Our exposure to risk for changes in interest rates relates primarily to our investments in short-term financial instruments.  Investments in both fixed rate and floating rate interest earning instruments carry some interest rate risk.  The fair value of fixed rate securities may fall due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.  Partly as a result of this, our future interest income may fall short of expectations due to changes in interest rates or we may suffer losses in principal if we are forced to sell securities that have fallen in estimated fair value due to changes in interest rates.  However, as substantially all of our cash equivalents consist of bank deposits and short-term money market instruments, we do not expect any material change with respect to our net income as a result of an interest rate change.

Our exposure to interest rate changes related to borrowing has been limited by the use of fixed rate borrowings, and we believe the effect, if any, or reasonably possible near-term changes in interest rates on our financial position, results of operations and cash flows should not be material.

Results of Operations – Impact of Seasonality, Weather and General Economic Conditions on Quarterly Results

In 2007, we scheduled 84 World of Outlaw Sprint Series races, 56 World of Outlaw Late Model Series races, 27 Advance Auto Parts Big Block Modified events, and over 200 other major racing events in our other regional and touring racing series.  In 2008, we scheduled 80 World of Outlaw Sprint Series races and completed 66 races; scheduled 50 World of Outlaw Late Model Series races and completed 43 races; and scheduled 26 Advance Auto Parts Big Block Modified events, and over 150 other major racing events in our other regional and touring racing series.  Most of these events are scheduled in the period from March to November each year.   As a result, our business has been, and is expected to remain, highly seasonal.

The concentration of racing events in any particular quarter, and the growth in our operations with attendant increases in overhead expenses, reduces operating income in quarters outside of our peak operating months.  Our racing schedules from year to year may change from time to time which can lessen the comparability of operating results between quarters of successive years and increase or decrease the seasonal nature of our motorsports business.

We market and promote outdoor motorsports events.  Weather conditions surrounding these events affect the completion of scheduled racing, the sale of tickets and the sale of merchandise and concessions.   Poor weather conditions can have a negative effect on our results of operations.   Additionally, our owned and operated tracks are currently primarily geographically concentrated in New York, Pennsylvania and Florida and adverse weather conditions in these regions could have a greater negative effect on our results of operations.

Results of Operations – Comparison of the year ended December 31, 2008 and 2007

Our total revenues increased to $23.4 million in 2008 from $19.6 million in 2007.  Race sanctioning and event fees revenue increased to $8.9 million in 2008 from $8.2 million in 2007.  This increase is due to an increase in the number of sanctioned events and fees per event in 2008 compared to 2007.  In 2008 we completed 59 World of Outlaw Sprint Series sanctioned events at non-owned facilities and seven events at our facilities. In 2007 we completed 76 World of Outlaws Sprint Series sanctioned events at non-affiliated facilities and five events at our facilities.   In 2008 we completed 43 World of Outlaw Late Model Series events and in 2007 we completed 56.

During 2008 and 2007 we generated $7.3 million in track operations, ticket and concession sales.  These revenues are generated at events held at our owned or operated racetracks. We added several multi-day events at our owned racetracks during June 2008 and increased attendance at our weekly events.  The increase in revenue resulting from these factors was offset in part by a decrease in the number of nightly events that we held at leased facilities in 2008.  Our racing season at our Florida race track begins in February of each year and the season in New York and Pennsylvania begins in late March or early April of each year and ends in late September or early October but is dependent upon the weather in each region.  While no assurances can be given, due to the challenging general economic environment, we expect our track operations, ticket and concession sales to increase only marginally in 2009 compared to 2008.

Our sponsorship and advertising revenues increased to $6.4 million in 2008 from $3.5 million in 2007.  This increase is due to the addition of several major sponsors including a title sponsor for the World of Outlaws Sprint Car Series. Sales of merchandise decreased slightly to $490,000 in 2008 from $505,000 in 2007 due to a decrease in the number of events held due to inclement weather offset by an increase in the sales per event held. We expect that our net operating cash generated from sales of merchandise to increase due to continued increases in sales per event and the number of events held in 2009.

Operating Expenses.

Our total operating expenses increased to $32.5 million in 2008 from $30.4 million in 2007.  The increase is due to an increase in costs associated with fulfilling the Company’s additional sponsorship contracts, operating expenses for events that were delayed or cancelled due to inclement weather, and legal and professional fees incurred in connection with the defense of litigation pending against the Company.  These increases have been offset in part by reducing other operating expenses.

Track and Event Operations.  Our track and event operations expenses include purses and other attendance fees paid to our drivers, personnel costs and other operating costs for the organization of our events and the operation of our tracks.  Track and event operations expense increased to $23.7 million in 2008 from $22.8 million in 2007.  This increase is due to increased prizes and awards at additional events held in 2008 that were not held in 2007, offset in part by decreases in television programming and production costs of $0.5 million.  These increases were also offset in part by (i) decreases in personnel, contract labor cost and other costs at our events at our speedways and certain of our racing series, and (ii) decreases in certain prize and purse fund amounts for 2008 as compared to 2007.

Sales and Marketing.  Sales and marketing expenses principally include personnel costs, and expenses incurred by our sales, marketing and public relations departments.  These expenses include costs incurred in connection with corporate and event sponsors, professional fees, printing costs for our advertising publications and fulfillment of our sponsorship agreements.  Sales and marketing expenses increased to $2.9 million in 2008 from $1.7 million in 2007, principally due to increased professional fees, commissions paid to outside agencies for sponsorship revenue generated and increased fulfillment costs associated with additional sponsors in 2008.

Merchandise Operations and Cost of Sales.  Merchandise operations and cost of sales includes all operating expenses related to the distribution of our merchandise which includes mobile store fronts that are present at our World of Outlaws sprint touring series events and the cost of goods sold during 2008.  Beginning in 2007, we entered into arrangements to outsource the sale of branded merchandise at each of our touring series events other than at our World of Outlaws Sprint Series events.  These arrangements generally include the payment to us of a one-time rights fee and a percentage of sales over certain volume thresholds. These fees are recorded as sponsorship and advertising sales.

General and Administrative.  Our general and administrative expenses increased to $3.2 million in 2008 from $2.7 million in 2007 as a result of increases in legal and other professional fees incurred to defend the civil antitrust proceeding brought against the Company by Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. In 2008 we incurred $1.3 million in legal and other professional fees. These increases were offset in part by decreases in personnel costs, travel and other administrative expenses.

Non-Cash Stock Compensation.  We incurred non-cash stock compensation expenses of $1.4 million in 2008 and $2.2 million in 2007.  These expenses  represent the fair value of warrants and options issued to employees and non-employees in accordance with SFAS 123R and the fair value of restricted stock issued to employees.

Depreciation and Amortization.  Depreciation and amortization expense decreased slightly to approximately $0.7 million in 2008 from $0.8 million  in 2007 due to many assets from the initial purchase of the World of Outlaws and DIRT MotorSports being fully depreciated offset in part by the addition of equipment and leasehold and track improvements during 2008.

Net Interest Expense.  Interest expense increased to $3.9 million in 2008 from $2.0 million in 2007 due to the accrual of interest on the Senior Notes.  Interest expense for 2007 reflects the interest incurred on our notes and mortgages payable on our two tracks and various vehicle notes and any non cash interest expense for the amortization of the discounts recorded for the value assigned to the shares of common stock that were issued in connection with the Senior Notes issued during late March through September 30, 2007.

Liquidity and Capital Resources

We generated $23.4 million in revenues during the year ended December 31, 2008; however, we have not yet achieved a profitable level of operations. Our primary source of funding for our operating deficits during the year ended December 31, 2008 has been from the issuance of notes payable, and Series A Shares.

During the year ended December 31, 2008, we used $6.8 million in operating activities.  The use of cash was primarily the result of a net loss of $12.9 million, which was offset by depreciation and amortization of $0.7 million, non-cash stock compensation of $1.4 million, non-cash interest expense and interest paid in kind of $2.5 million and other working capital changes, primarily accounts payable, accrued liabilities and deferred revenue.

 During the year ended December 31, 2008, we used $0.5 million in investing activities primarily for track improvements and for leasehold improvements and equipment purchases for our new corporate offices in Concord, North Carolina.

During the year ended December 31, 2008, financing activities provided $6.5 million primarily through the issuance of $3.7 million in Senior Notes, and $3.5 million in Series A Shares and 9,975,000 shares of common stock, offset by repayment of $0.4 million in notes payable and payments of $0.2 million in placement agent fees.

We incurred a net loss of $12.9 million for the year ended December 31, 2008.  We had an accumulated deficit of $86.3  million and had a deficit net worth of $9.2 million as of December 31, 2008, which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During December 2008, we issued 350 Series A Shares and 9,975,000 shares of common stock, resulting in gross proceeds to the Company of $3.5 million.

On September 28, 2007, we completed the closing of a secured note financing (“Note Financing”). At the closing, we issued $12.0 million principal amount of Senior Notes to a limited number of accredited investors pursuant to a Note Purchase Agreement by and among us and the investors (“Note Purchase Agreement”). The purchase price consisted of $10,150,000 of cash proceeds and cancellation of $1,850,000 principal amount of outstanding bridge notes (“Short-Term Notes”) that were issued in 2007. We used approximately $470,000 of the proceeds to repay certain unsecured indebtedness, approximately $450,000 to repay the Short-Term Notes. Under the terms of the Note Purchase Agreement, we issued an additional $3.0 million principal amount of Senior Notes in May 2008.

The Senior Notes are due March 15, 2011 and accrue interest at the rate of 12.5% per annum payable quarterly on each of December 15, March 15, June 15 and September 15. Upon issuance of the Senior Notes, we prepaid $1,167,347 of interest, representing the first three interest payments. Commencing September 15, 2008, interest due under the Senior Notes is payable at our option in cash or additional Senior Notes that will accrue interest at 13.5% per annum. The Senior Notes are secured by substantially all of our assets and the assets or our subsidiaries, including our four race tracks, pursuant to a security agreement and mortgages by and among us, certain of our subsidiaries, and the lenders. The Senior Notes contain various standard and customary covenants, including prohibitions on incurring additional indebtedness, except under certain limited circumstances, or granting a security interest in any of our properties. Our obligations under the Senior Notes are guaranteed by our principal operating subsidiaries pursuant to a Subsidiary Guarantee by and among us, our principal operating subsidiaries, and the lenders.

The Senior Notes were issued together with 275,000 shares of common stock for each $1.0 million principal amount of Senior Notes purchased. If the foregoing issuance would result in any investor becoming the beneficial owner of more than 4.99% of our common stock, such investor was issued shares of our Series E Convertible Preferred Stock, $.01 par value per share, convertible into a like number of shares of common stock (Series E Shares). We issued an aggregate of 1,828,750 shares of common stock and 2,103.75 Series E Shares convertible into an aggregate of 2,103,750 additional shares of common stock. Pursuant to prior agreement, at the closing we also issued an aggregate of 632,500 shares of common stock to the holders of the Short-Term Notes.

The Note Purchase Agreement contains various standard and customary covenants, including granting the lenders the right to participate in all future offerings of securities by us.

During the year ended December 31, 2007, we used $8.9 million in operating activities.  The use of cash was primarily the result of a net loss of $12.7 million, which was offset by non-cash interest expense of $0.9 million, depreciation and amortization of $0.8 million, non-cash stock compensation of $2.2 million, a charge related to the impairment of our goodwill and other working capital changes, primarily accounts payable and accrued liabilities.

We are dependent on existing cash resources and external sources of financing to meet our working capital needs.  Current sources of liquidity will be insufficient to provide for budgeted and anticipated working capital requirements through the remainder of 2009.  We will therefore be required to seek additional financing to satisfy our working capital requirements. No assurances can be given that such capital will be available to us on acceptable terms, if at all. If we are unable to obtain additional financing when they are needed or if such financing cannot be obtained on terms favorable to us or if we are unable to renegotiate existing financing facilities, we may be required to delay or scale back our operations, which could delay development and adversely affect our ability to generate future revenues.

To attain profitable operations, management’s plan is to continue to execute its strategy of (i) increasing the number of sanctioned events; (ii) leveraging existing owned and leased tracks to generate ancillary revenue streams; (iii) partnering with existing promoters to create additional marquis events; and (iv) continuing to build sponsorship, advertising and related revenue, including license fees related to the sale of branded merchandise.   In addition, we plan to consummate the Reverse Split, resulting in the termination of the Company’s requirement to file periodic and other reports with the Commission under the Exchange Act.  If consummated, we anticipate savings of approximately $250,000 to $300,000 per annum. If we are unsuccessful in our plans, we will continue to be dependent on outside sources of capital to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classification of liabilities that may be necessary if we are unable to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and clarification of recorded asset amounts or to the amounts and classification of liabilities that may be necessary if we are unable to continue as a going concern.

The following table summarizes our contractual obligations as of December 31, 2008:

	Payment Due by Period
						2013 and
Contractual obligations	Total	2009	2010	2011	2012	thereafter
Operating leases	$360,354	$142,285	$144,694	$73,375	$-	$-
Employment agreements	161,490	161,490	-	-
Notes payable and accrued interest	$26,073,869	4,724,228	4,620,497	16,564,014	46,740	118,390

Operating lease expense for 2008 and 2007 was $456,064 and $410,479, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2008, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principals generally accepted in the United States.  The significant accounting policies used by us in preparing our consolidated financial statements are described in note 3 to our audited consolidated financial statements included elsewhere herein and should be read to ensure a proper understanding and evaluation of the estimates and judgments made by management in preparing those consolidated financial statements.

Inherent in the application of some of these policies is the judgment by management as to which of the various methods allowed under generally accepted accounting principles is the most appropriate to apply to the Company.  In addition, management must take appropriate estimates at the time the consolidated financial statements are prepared.

The methods, estimates and judgments we use in applying our accounting policies, in conformity with generally accepted accounting principles in the United States, have a significant impact on the results we report in our consolidated financial statements.  We base our estimates on our historical experience, our knowledge of economic and market factors, and on various other assumptions that we believe to be reasonable under the circumstances.  The estimates affect the carrying values of assets and liabilities.  Actual results may differ from these estimates under different assumptions or conditions.

Although all of the policies identified in note 3 to our audited consolidated financial statements are important in understanding the consolidated financial statements, the policies discussed below are considered by management to be central to understanding the consolidated financial statements, because of the higher level of measurement uncertainties involved in their application.  We have identified the policies below as critical to our business operations and the understanding of our results of operations.  The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis when such policies affect our reported and expected financial results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Deferred Revenue

We derive our revenues from race sanctioning and event fees, admission fees and ticket sales, sponsorship and advertising, merchandise sales and other revenue. “Race sanctioning and event fees” includes amounts received from track owners and promoters for the organization and/or delivery of our racing series or touring shows including driver fees. “Admission fees and ticket sales” includes ticket sales for all events held at our owned or leased facilities and ticket sales for our touring shows where we rent tracks for individual events and organize, promote and deliver our racing programs. “Sponsorship and advertising” revenue includes fees obtained for the right to sponsor our motorsports events, series or publications, and for advertising in our printed publications or television programming.

We recognize race sanctioning and event fees upon the successful completion of a scheduled race or event. Race sanction and event fees collected prior to a scheduled race event are deferred and recognized when earned upon the occurrence of the scheduled race or event. Track operations, ticket and concession sales are recognized as revenues on the day of the event.  Income from memberships to our sanctioning bodies is recognized on a prorated basis over the term of the membership. We recognize revenue from sponsorship and advertising agreements when earned in the applicable racing season as set forth in the sponsorship or advertising agreement either upon completion of events or publication of the advertising. Revenue from merchandise sales are recognized at the time of sale less estimated returns and allowances, if any. Revenues and related expenses from barter transactions in which we receive goods or services in exchange for sponsorships of motorsports events are recorded at fair value in accordance with Emerging Issues Task Force (EITF) Issue No. 99-17, Accounting for Advertising Barter Transactions. Barter transactions accounted for $61,000 and $240,000 of total revenues for the years ended December 31, 2008 and 2007.

Expense Recognition and Deferral

Certain direct expenses pertaining to specific events, including prize and point fund monies, advertising and other expenses associated with the promotion of our racing events are deferred until the event is held, at which point they are expensed.  Annual points fund monies which are paid at the end of the racing season are accrued during the racing season based upon the races held and total races scheduled.

The cost of non-event related advertising, promotion and marketing programs are expensed as incurred.

Net loss Per Share

Basic and diluted earnings per share (EPS) are calculated in accordance with FASB Statement No. 128, Earnings per Share. For the year ended December 31, 2008, the net loss per share applicable to common stock has been computed by dividing the net loss by the weighted average number of common shares outstanding.

As of December 31, 2008, we had the following warrants and stock options outstanding:

·  Placement Agent Warrants to purchase 275,803 shares of common stock at exercise prices ranging from $2.70 to $5.00

·  Warrants to purchase 275,059 shares of common stock at an exercise price of $3.00

·  Director stock options to purchase 75,000 shares at exercise price of $4.75 per share

·  Other stock options totaling 345,000 shares at exercise prices ranging from $3.00 to $4.50 per share

In addition, as of December 31, 2008, our Series E Preferred Stock was convertible into 50.0 million shares of common stock. None of these were included in the computation of diluted EPS because we had a net loss and all potential issuance of common stock would have been anti-dilutive.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 40 years. Expenditures for maintenance, repairs and minor renewals are expensed as incurred; major renewals and betterments are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and the accumulated depreciation of the assets are eliminated from the accounts and any profit or loss is recognized.

The carrying values of property and equipment are evaluated for impairment based upon expected future undiscounted cash flows. If events or circumstances indicate that the carrying value of an asset may not be recoverable, an impairment loss would be recognized equal to the difference between the carrying value of the asset and its fair value. As of December 31, 2008, we believe there is no impairment of property and equipment.

New Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management adopted this Statement on January 1, 2007 and the initial adoption SFAS 157 did not have a material impact on our financial position, results of operations, or cash flows. In February 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), to partially defer FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008.  On October 29, 2008 the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active" (FSP FAS 157-3) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Management is evaluating the impact of adopting the provisions of FAS 157 as it relates to non-financial assets and liabilities.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. This Statement changes the accounting and reporting for non-controlling interests in consolidated financial statements. A non-controlling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity; (ii) the equity amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders); and (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly—as equity transactions. This Statement is effective for fiscal years, and interim period within those fiscal years, beginning on or after December 15, 2008. Early adoption is not permitted. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for its presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which is a revision of SFAS No. 141, Business Combinations. SFAS No. 141R will apply to all business combinations and will require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value~~.~~” At the acquisition date, SFAS No 141R will also require transaction-related costs to be expensed in the period incurred, rather than capitalizing these costs as a component of the respective purchase price. SFAS No. 141R is effective for acquisitions completed after January 1, 2009 and early adoption is prohibited. The adoption will have a significant impact on the accounting treatment for acquisitions occurring after the effective date. The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued SAB 110, CertainAssumptions Used in Valuation Methods, which extends the use of the "simplified" method, under certain circumstances, in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123R. Prior to SAB 110, SAB 107 stated that the simplified method was only available for grants made up to December 31, 2007.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). This Statement will require enhanced disclosures about derivative instruments and hedging activities to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (SFAS No. 123(R)), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon our adoption of SFAS No. 123(R).

Prior to adopting SFAS No. 123(R), we accounted for our fixed-plan employee stock options using the intrinsic-value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB No. 25) and related interpretations. This method required compensation expense to be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Unrecognized compensation expense as of December 31, 2008 related to outstanding stock options was $0.4 million.

The fair value of each option grant is estimated for disclosure purposes on the date of grant using the Black-Scholes option-pricing model with the expected lives equal to the vesting period. The weighted average contractual life of the outstanding options at December 31, 2008 was 2.1 years.

A summary of the status of stock options and related activity for the year ended December 31, 2008 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Options outstanding at December 31, 2007	1,824,000	$3.42	2.1	$-
Granted	-	-
Exercised	-	-
Forfeited/expired/surrendered	(1,404,000)	3.26

Options outstanding at December 31, 2008	420,000	$3.95	2.1	$-

Options exercisable at December 31, 2008	420,000	$3.95	2.1	$-

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Not Applicable.

ITEM 8.	FINANCIAL STATEMENTS

The information required hereunder in this Annual Report on Form 10-K is set forth in the financial statements and the notes thereto beginning on Page F-1.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None

ITEM 9A(T)	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures.

An evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934) was carried out by us under the supervision and with the participation of our Chief Executive Officer, who serves as our principal executive officer and our principal financial officer.  Based upon that evaluation, he concluded that as of December 31, 2008, our disclosure controls and procedures were effective to ensure (i) that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) that such information is accumulated and communicated to management,  in order to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal controls over financial reporting will, in all instances, prevent all errors and all fraud. A control system, no matter how well conceived or operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. While our control systems provide a reasonable assurance level, the design of our control systems reflects the fact that there are resource constraints, and the benefits of such controls were considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the financial reports of the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, a control can be circumvented by the individual act of some person, by collusion of two or more persons, or by management’s override of a specific control. The design of any system of controls is also based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

During fiscal 2008, under the supervision of our Chief Executive Officer and Chief Financial Officer, we completed the design, documentation and implementation of our internal controls over financial reporting. We believe that we have purposely designed our controls to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. However, the Company was not in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as of December 31, 2008, and management cannot state whether or not our internal controls over financial reporting are effective. We began testing our controls by utilizing the framework set forth in the report entitled “Internal Control – Integrated Framework” published by the Committee of Sponsoring Organizations of the Treadway Commission, known as “COSO,” as a basis to evaluate the effectiveness of our internal controls over financial reporting, but did not complete the detailed testing of all our controls by December 31, 2008, and as of the date of this report.

This Annual Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report.

Changes in Internal Control Over Financial Reporting

There have not been any changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act ) that occurred during the fiscal quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

 During our last fiscal quarter of 2008, there was no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

On February 17, 2009, we announced that our Board of Directors and a majority of our stockholders had approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission. When the Reverse Split becomes effective, stockholders that hold fewer than 101 shares of common stock will receive a cash payment of $0.10 per pre-split share. Additionally, as the Company will not be issuing fractional shares, stockholders will also receive a cash payment of $0.10 per pre-split share if their pre-split holdings would not result in the issuance of whole shares.   The Company filed a preliminary Information Statement with the Commission and expects to distribute a definitive Information Statement to all holders of our common stock in the near future. The Reverse Split will not be affected prior to the 20th day following the distribution of the definitive Information Statement to stockholders. However, the Company reserves the right not to proceed with the Reverse Split in the discretion of its Board of Directors.

The Reverse Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company.  Management also anticipates that we will be able to more successfully compete for sponsorship, advertising and other revenue generating opportunities as a private company, which remains our principal focus.  Our plan of operations for the remainder of 2009 also includes continuing to streamline our operations, and grow our ticket and merchandise sales, sanction, membership and license fees, while expanding our position as a premier motor sports entertainment company.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table provides information about our executive officers and directors and their respective ages and positions as of December 31, 2008.  The directors listed below will serve until our next annual meeting of stockholders:

Name	Age	Position
Brian M. Carter	39	Chief Executive Officer, Chief Financial Officer and Director
Tom W. Deery	54	President and Chief Operating Officer
Benjaman L. Geisler	31	Executive Vice President and Chief Marketing Officer
Robert F. Hussey	59	Director and Chairman of the Board of Directors
Cary J. Agajanian	67	Director
Daniel W. Rumsey	47	Director

Brian M. Carter, Chief Executive Officer, Chief Financial Officer and Director. Mr. Carter has served as the Company’s Chief Executive Officer since November 15, 2007, has served as the Company’s Chief Financial Officer since February 1, 2005, and as a Director since November 29, 2007. Prior to joining the Company, he served as the Vice President and Chief Financial Officer of Prescient Applied Intelligence, Inc. (“Prescient”) and served on Prescient’s Board of Directors from December 23, 2003 until March 2006. From November 2000 until January 2002 he was Prescient’s Vice President of Finance, and from June 1999 to November 2000 he was Controller of Prescient. From January 1991 through June 1999 he held various positions with Deloitte & Touche LLP, most recently as Senior Manager. Mr. Carter received his B.B.A. in finance and accounting from Texas A&M University.

Tom W. Deery, President and Chief Operating Officer. Mr. Deery has served as the Company’s President since March 1, 2006, and served as the Company’s acting Chief Executive Officer from May 19, 2006 to November 15, 2007. From November 2002 until joining the Company, Mr. Deery was the Senior Vice President, Motorsports for Rand Sports and Entertainment Insurance. From March 2001 to November 2002, Mr. Deery was founder and President of Deery Sports Management, a national motorsports consulting and management firm. From 1996 until forming Deery Sports Management, Mr. Deery served as Vice President of NASCAR weekly series and regional touring. Mr. Deery has a deep background in facility management and ownership. Mr. Deery holds a Bachelors of Science degree in Business and Economics from the University of Wisconsin — Platteville.

Benjamin L. Geisler, Executive Vice President and Chief Marketing Officer. Mr. Geisler has served as the Company’s Executive Vice President and Chief Marketing Officer since November 15, 2007, and served as Executive Vice President of Operations from March 1, 2006 to November 15, 2007. From June 1997 until joining the Company, Mr. Geisler was employed in various capacities with Next Marketing, Inc. (“Next”), where he most recently served as Senior Vice President.  Next is a privately held sports and event marketing firm heavily focused on motorsports. Mr. Geisler joined Next with the sole purpose of extending the firm’s motorsports reach beyond its open-wheel background into the NASCAR arena. During his tenure at Next, Mr. Geisler was responsible for managing or placing over $100 million in sponsorship and activation spending, while establishing Next as a leader in both the NASCAR and event marketing arenas. Mr. Geisler holds a Bachelor of Arts degree in Communications & Commerce though a joint program among the College of Arts and Sciences of the University of Pennsylvania, Philadelphia, the Annenberg School of Communications, and the Wharton School of Business.

Robert F. Hussey. Mr. Hussey was appointed to our Board of Directors in August 2006, and was elected Chairman in November 2007.  He currently serves on the Board of Directors of Axcess International, Inc., MediaNet Technologies Group, Inc. and Digital Lightwave, Inc. Mr. Hussey served as the Interim President and CEO of Digital Lightwave, Inc. from February 2005 to March 2006. From 2001 to 2005 Mr. Hussey was the Chief Operating Officer and Director of H.C. Wainwright & Co., Inc. Mr. Hussey has an extensive operational and financial background. Mr. Hussey holds a BSBA Finance from Georgetown University and an MBA in International Finance from George Washington University.

Cary J. Agajanian.  Mr. Agajanian was appointed to our Board of Directors in August 2006.  Mr. Agajanian is the founder and currently is a principal of Motorsports Management International, a multi-faceted company that is an industry leader in the areas of motorsports event representation, corporate consulting, and sponsorship negotiation.  For the past 10 years, Mr. Agajanian has served on Motorsports boards such as the Automobile Competition Committee of the United States (ACCUS), the American Motorcyclist Association (AMA, Vice-Chairman), the United States Auto Club (USAC), and the Sports Car Clubs of America (SCCA).  Mr. Agajanian is also the Managing Partner of Agajanian, McFall, Weiss, Tetreault and Crist, a law firm specializing in the sports, leisure and entertainment, and hospitals and medical profession industries.

Daniel W. Rumsey.  Mr. Rumsey has served as a member of our Board of Directors since July 2005, and as Secretary and Special Counsel since July 2007.  He is currently a principal of the Disclosure Law Group, and is the founder and President of SEC Connect, LLC, an EDGAR filing agent.  Mr. Rumsey is also the President and Chief Executive Officer of Azzurra Holding Corporation, a public company that recently emerged from protection under Chapter 11 of the U.S. Bankruptcy Code, and is a director of XELR8 Holdings, Inc.  From March 2003 to March 2006, Mr. Rumsey held various other senior executive positions at Azzurra Holding Corporation, formerly Wave Wireless Corporation.   From 2000 to 2002, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the SEC’s Division of Corporation Finance.   Mr. Rumsey serves on the Board of Directors of XELR8 Holdings, Inc. and Azzurra Holding Corporation.  Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983.

Board Committees

We have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  Mr. Hussey is Chairman of our Audit Committee; Mr. Agajanian is Chairman of our Compensation Committee and Mr. Rumsey is Chairman of our Nominating and Corporate Governance Committee. The Audit Committee is primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Mr. Hussey is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-B under the Exchange Act. The Compensation Committee is primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

Compliance with Section 16 (a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC). Such persons are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file. During the period ended December 31, 2008, we believe that persons who own more than 10% of a registered class of our equity securities have timely filed all reports required by Section 16(a) of the Exchange Act. In making this disclosure, we have relied solely on our review of the copies of such forms received by us with respect to fiscal 2008, or written representations from certain reporting persons.  In addition, each of our officers and directors failed to timely file a Form 4 required to be filed with the SEC in March 2008 reporting the termination of their employee stock options.

Code of Ethics

We maintain policies and procedures that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules. The code applies to all directors, officers, and employees.

The code is posted on our internet site and is available free of charge on request to our Secretary at the Company's address. Any amendment of the code will be promptly posted on our website at http://www.worldracinggroup.com.

A committee of the Board of Directors will review any issues under the code involving an executive officer or director and will report its findings to the Board. We do not envision that any waivers of the code will be granted, but should a waiver occur for an executive officer or director, it will also be promptly disclosed on our website.

ITEM 11.	EXECUTIVE COMPENSATION

The following table sets forth certain information about the compensation paid or accrued during the years ended December 31, 2008 and 2007 to our Chief Executive Officer and Chief Financial Officer, our President and Chief Operating Officer, and our Executive Vice President and Chief Marketing Officer, the only other executive officers whose total compensation exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian M. Carter Chief Executive Officer, Chief Financial Officer and Director	2008	$198,000			$8,4001	$206,400
	2007	$182,077			$8,4001	$190,477
Tom W. Deery President and Chief Operating Officer	2008	$180,000				$180,000
	2007	$192,000				$192,000
Benjaman L. Geisler Executive Vice President and Chief Marketing Officer	2008	$180,000				$180,000
	2007	$180,000				$180,000

1 Amount represents an automobile allowance paid to Mr. Carter.

Narrative Disclosure to Summary Compensation Table

During 2008, we had a written employment agreement with each of our named executive officers. These agreements, which vary in term, provide for, among other things, a base salary, discretionary bonus and the issuance of stock options or restricted stock.  Each of the employment agreements contains standard and customary confidentiality provisions and provides for severance payments to the executive officer in certain circumstances.  For a more complete description of the options, restricted stock and other terms contained in these agreements, please see “Employment Agreements” below.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Daniel W. Rumsey(1)	$30,000	$65,000	$95,000

Robert Hussey	$42,500	-	$42,500

Cary Agajanian	$15,000	-	$15,000

(1)	Mr. Rumsey was paid $5,000 per month in connection with his service as Corporate Secretary and Special Counsel during 2008.

Narrative Disclosure to Director Compensation Table

Each director (other than the Chairman) receives $30,000 per year paid quarterly, or $7,500 for quarterly meetings attended, and the chairman receives $35,000 per year paid quarterly. These amounts assume that each director is a member of a committee and a chairman of a committee of the Board of Directors.  Annual compensation is reduced by $4,000 annually if a director is not a member of a committee and $10,000 annually if a director is not a chairman of a committee.

Employment Contracts

On February 1, 2005, we entered into a three year employment agreement with Mr. Carter pursuant to which we agreed to employ Mr. Carter as Chief Financial Officer at an annual salary of $180,000.  In connection with the employment agreement, we issued to Mr. Carter options to purchase 300,000 shares of common stock at an exercise price of $3.65 per share.  Options to acquire 75,000 shares became immediately exercisable, and the remainder becomes exercisable in three installments of 75,000 shares on the anniversary of the grant date in 2006, 2007 and 2008. We also issued to Mr. Carter 300,000 shares of restricted common stock, which cannot be sold or transferred until February 1, 2009.   Mr. Carter’s employment agreement was renewed for a one year term beginning on February 1, 2008 under which Mr. Carter will be employed as Chief Executive Officer and Chief Financial Officer an annual salary of $198,000.  The agreement will automatically renew for successive one year terms unless either terminates the agreement at the end of the current term, by ninety days prior written notice. If we terminate the agreement without cause, or Mr. Carter terminates the agreement due to a constructive termination, as defined in the agreement, prior to the end of its then current term, then Mr. Carter shall, for the remainder of the then current term, continue to receive the salary provided for under the agreement as if the agreement had not been terminated.

On February 20, 2006, we entered into a consulting agreement with Mr. Deery, pursuant to which Mr. Deery served as our Interim President in consideration of $15,000 per month during the term of the agreement, 50,000 options of our common stock at a price of $4.00 per share, and 50,000 common shares of our restricted common stock. The initial term of the agreement is six months with subsequent three month renewal periods at our discretion.  On August 20, 2006, we entered into a two year employment agreement with Mr. Deery pursuant to which we agreed to employ Mr. Deery as our President and Acting Chief Executive Officer in consideration for an annual salary of $192,000, formulaic incentive compensation, discretionary incentive compensation, 300,000 options to purchase common stock at an exercise price of $2.49 per share, and 150,000 shares of restricted common stock. The restricted shares issued in connection with the previous consulting agreement were surrendered unvested and unexercised as part of this employment agreement. After the two year term, the employment agreement will automatically renew for one, one year term unless either terminates the agreement at the end of the initial term, by sixty days prior written notice. If we terminate the agreement without cause, or Mr. Deery terminates the agreement with good reason, as defined in the agreement, prior to the end of its then current term, then Mr. Deery shall, for the greater of six months or remainder of the then current term, continue to receive the salary provided for under the agreement as if the agreement had not been terminated.   In connection with the realignment of our management in November 2007, Mr. Deery serves as our President and Chief Operating Officer, in consideration for an annual salary of $180,000.

On February 20, 2006, we entered into three year employment agreement with Mr. Geisler pursuant to which we agreed to employ Mr. Geisler as our Executive Vice President of Operations whereby he shall receive an annual salary of $180,000, formulaic incentive compensation, discretionary incentive compensation, 300,000 options to purchase common stock at an exercise price of $3.75 per share, and 150,000 shares of restricted common stock. After the three year term, the employment agreement will automatically renew for successive one year terms unless either terminates the agreement at the end of the then current term, by ninety days prior written notice. If we terminate the agreement without cause, or Mr. Geisler terminates the agreement due to a constructive termination, as defined in the agreement, prior to the end of its then current term, then Mr. Geisler shall, for the remainder of the then current term, continue to receive the salary provided for under the agreement as if the agreement had not been terminated.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2009 by:

•	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options, warrants or other derivative instruments, such as convertible preferred stock, currently exercisable or exercisable within 60 days of March 31, 2009 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, warrants or other derivative instruments, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 42,521,734 shares of common stock outstanding. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name.  Except as otherwise indicated, the address of each person is 7575 West Winds Boulevard, Suite D, Concord, North Carolina 28027.
Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class
5% Stockholders:
Common	Vicis Capital Master Fund (2)	13,890,465	32.67%
Common	SDS Capital Group SPC, Ltd. (3)	3,152,942	7.41
Common	Trellus Management Company, LLC (4)	2,512,500	5.91
Common	Matador Inc. (5)	3,511,206	8.26

Executive Officers and Directors:
Common	Brian M. Carter	300,000	*
Common	Tom W. Deery	150,000	1.1
Common	Benjamin L. Geisler	150,000	*
Common	Robert F. Hussey	*	*
Common	Daniel W. Rumsey	*	*
Common	Cary J. Agajanian	*	*
Common	Directors and executive officers as a group (6 persons)	600,000	1.41
* Less than 1%

(1)	Unless otherwise indicated, the business address for each of the directors and officers is 7575 West Winds Blvd, Suite D, Concord, NC 28027.

(2)	The business address of Vicis Capital Master Fund is 445 Park Avenue, 16th Floor, New York, NY, 10022.

(3)	The business address of SDS Capital Group SPC, Ltd. Is c/o Ogier Fiduciary Services, 113 Sourth Church Street, P.O. Box 1234GT, George Town, Grand Cayman.

(4)	The business address of Trellus Management Company, LLC is 350 Madison Avenue, 9th Floor, New York, NY 10017.

(5)	The business address of Matador Inc. is 225 E. 63rd Street, No. 4M, New York, NY 10065.

EQUITY COMPENSATION PLAN INFORMATION

The following is certain information about our equity compensation plans as of December 31, 2008:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted –average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	420,000	$3.95	2,565,000

Equity compensation plans not approved by security holders	-	-	-
Total	420,000	$3.95	2,565,000

2004 Long Term Incentive Plan

Our 2004 Long Term Incentive Plan (as amended) was adopted on July 30, 2004 (“2004 Plan”).  The 2004 Plan continues in effect for a term of ten years, unless sooner terminated.  -An aggregate of 3,500,000 shares of common stock has been reserved for issuance under the 2004 Plan.  The 2004 Plan provides for the grant of stock options, stock appreciation rights, and awards of shares of common stocks containing certain restrictions, dividend equivalents or other stock based awards (Plan Awards), to selected employees, consultants and directors (Participant).  During any calendar year, no Participant may be granted Plan Awards that may be settled by delivery of more than 400,000 shares of common stock.

The Compensation Committee administers the 2004 Plan.  The Compensation Committee has full authority, subject to the provisions of the 2004 Plan, to determine Participants of Plan Awards, the number of shares of common stock represented by each Plan Award, and the time or times at which Plan Awards shall be adopted.    The Compensation Committee is also authorized to prescribe the terms, conditions and restrictions of each Plan Award, and to amend the terms, conditions and restrictions of Plan Awards, subject to applicable legal restrictions and the consent of Plan Award recipients; provided, however, stock options granted under the 2004 Plan shall not be exercisable after expiration of ten years from the date such stock option is granted.

Qualified, or incentive stock options, and non-qualified stock options may be granted under the 2004 Plan.  The exercise price for any incentive stock granted under the 2004 Plan shall not be less than 100% of the fair market value per share on the date of grant of such stock option.  The exercise price of any non-qualified stock option granted under the 2004 Plan shall be such amount as the Compensation Committee may determine.

Stock Options Issued to Directors and Officers

A description of the stock options issued to our directors and officers is set forth in Item 10 above under the caption “Employment Agreements.”  In connection with a restructuring of certain of the Company’s equity securities, management agreed to surrender their outstanding options on March 28, 2008.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During 2008 and 2007, we obtained our business liability, event liability, participant accident, automobile and commercial property and casualty insurance from a company in which Tom W. Deery, our President and Chief Operating Officer was previously employed.  Mr. Deery resigned as an officer of the insurance company prior to becoming employed by us.  Premiums paid for the aforementioned insurance coverage totaled $370,000 during 2008 and $380,000 during 2007.

Director Independence

Our Board of Directors currently consists of Robert Hussey, Daniel W. Rumsey, Brian M. Carter and Cary J. Agajanian.  In applying the definition of “independent director” established by Nasdaq, the Board has determined that, other than Messrs. Carter and Rumsey, each of the members of our Board of Directors is independent.

We maintain separately designated audit, compensation, and nominating and corporate governance committees.  In applying the independence standards to the audit, compensation and nominating and corporate governance committees established by Nasdaq, we have determined that Daniel W. Rumsey, who is a member of our audit committee, does not meet the independence standard for audit committee members.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

We paid $75,662 and $66,261 in audit fees during the years ended December 31, 2008 and 2007, respectively to Eide Bailly LLP, and its predecessor, Murrell, Hall, McIntosh & Co., PLLP (“Eide Bailly”).

Audit Related Fees

There were no fees billed for audit-related services not disclosed in “Audit Fees” above.

Tax Fees

In the years ended December 31, 2008 and 2007, we paid $10,258 and $12,296, respectively to Eide Bailly for tax preparation fees.

All Other Fees

No other fees were billed for services rendered by our principal accountants for the years ended December 31, 2008 and 2007.

Compatibility of Certain Fees with Independent Accountants’ Independence

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Eide Bailly in fiscal 2008 and 2007. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company.  Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Reports of the Audit Committee

On an annual basis the Audit Committee will review and discuss our most recent audited financial statements with management, and will discuss with our independent registered public accounting firm the matters required to be discussed by PCAOB Rule 3526, and will receive the written disclosures and letters as required by professional auditing standards, as modified or supplemented, and will discuss with our independent registered public accounting firm its independence. Based on these reviews and discussions, the Audit Committee will then make its recommendation to the Board of Directors related to the inclusion of the audited financial statements in our Annual Report on Form 10-K for each fiscal year for filing with the Securities and Exchange Commission.

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this report:

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, Registration No. 333-134577, filed with the Commission on May 31, 2006.

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the Commission on January 3, 2005).

3.3
Certificate of Designation of the Relative Rights and Preferences of the 10% Cumulative Perpetual Series A Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 30, 2008).

3.4
Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

3.5
Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

3.6
Certificate of Amendment to Certificate of Incorporation, effective January 29, 2008 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2008).

3.7
Certificate of Designation of the Relative Rights and Preferences of the Series E-1 Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 30, 2008).

4.1
Form of Series D  Convertible Preferred Stock Purchase Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the purchasers set forth therein.  (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

4.2	Form of Series D Warrant. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

4.3
Form of Series B Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein. (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

4.4
Form of Series C Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein. (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

4.5
Form of Series A Preferred Purchase Agreement, dated as of December 31, 2008, by and among the Company and the purchasers set forth therein.  (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 20, 2009).

10.1
Employment Agreement, dated effective August 20, 2006, by and between DIRT Motor Sports, Inc. and Thomas Deery (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 18, 2006).

10.2	Form of Senior Secured Promissory Demand Note (Incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the Commission on April 10, 2007).

10.3
Form of Note Purchase Agreement, dated September 28, 2007, by and between the Company and the Lenders (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.4
Form of Promissory Note, dated September 28, 2007, made by the Company payable to the Lenders (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007)..

10.5
Form of Security Agreement, dated September 28, 2007, by and among the Company, Carter & Miracle Concessions, LLC, and the Lenders (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.6
Form of Subsidiary Guaranty, dated September 28, 2007, by and among the Company, Boundless Racing, Inc., Carter & Miracle Concessions, LLC, Volusia Operations, LLC, and the Lenders (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.7
Pennsylvania Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.8
New York Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.9
Florida Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.10	Form of Consent (Incorporated by reference to Exhibit 10.1to the Company’s Current Report on Form 8-K filed with the Commission on December 19, 2007).

23.1	Consent of Independent Auditors*

31.1	Rule 13a-14(a)/15d-14(a) Certification of Brian M. Carter *

32.1	Section 1350 Certification of Brian M. Carter *

*Filed herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

World Racing Group, Inc.
(Registrant)

By: /s/	Brian M. Carter	Date: March 31, 2009
Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: /s/	Cary J. Agajanian	Date: March 31, 2009
Cary Agajanian, Director

By: /s/	Daniel W. Rumsey	Date: March 31, 2009
Daniel W. Rumsey, Director

By: /s/	Robert F. Hussey	Date: March 31, 2009
Robert F. Hussey, Director

By: /s/	Brian M. Carter	Date: March 31, 2009
Brian M. Carter, Director

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of World Racing Group, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 2007, were audited by Murrell, Hall, McIntosh & Co., PLLP, who joined Eide Bailly LLP on August 1, 2008, and whose report dated March 31, 2008, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of World Racing Group, Inc. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that World Racing Group, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant net losses during the years ended December 31, 2008 and 2007 and has negative working capital and stockholders’ deficit as of December 31, 2008.  World Racing Group, Inc. has also been named as a defendant in a civil action case where the plaintiff is claiming in excess of $91.2 million in monetary damages. The Company disputes this claim and has not recorded any liability related to this claim as of December 31, 2008. An adverse outcome regarding this litigation could have a materially adverse effect on the Company’s ability to continue as a going concern. These matters, among others as discussed in Note 2 to the financial statements, raise substantial doubt about the ability of World Racing Group, Inc. to continue as a going concern.  Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/	Eide Bailly LLP
Eide Bailly LLP

Oklahoma City, Oklahoma
March 27, 2009

WORLD RACING GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and December 31, 2007
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$886,245	$1,668,611
Accounts receivable — trade, net of allowance of $385,000 in 2008 and $70,000 in 2007	416,466	317,678
Inventory	34,943	10,252
Prepaid interest, secured notes	-	721,424
Prepaid expenses and other current assets	163,748	746,982
Total current assets	1,501,402	3,464,947
Land, buildings and equipment, net	10,094,930	10,300,476
Trademarks	100,000	100,000
Goodwill, net of impairment of $10,320,537 in 2008 and 2007	—	—
Other assets, net of amortization of $700,670 in 2008 and $209,598 in 2007	661,387	593,685
Total assets	$12,357,719	$14,459,108

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,081,814	$620,973
Accrued liabilities	1,276,476	1,125,404
Deferred revenues	213,561	421,438
Notes payable	2,061,145	689,208
Total current liabilities	4,632,996	2,857,023
Notes payable, net of discount of $1,545,080 in 2008 and $2,515,966 in 2007	16,974,022	13,091,045
Total liabilities	21,607,018	15,948,068

Stockholders' Equity (Deficit)
Series A preferred stock, $0.01 par value, liquidation preference: $10,000 per share; 1,500 shares authorized; 350 shares issued and outstanding at December 31, 2008	3,500,000	—
Series E preferred stock, $0.01 par value; 50,000 shares authorized; 50,000 and 44,859 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	500	449
Common stock, $0.0001 par value; 100,000,000 shares authorized; 42,751,735 and 32,147,879 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	4,275	3,215
Additional paid-in capital	73,567,817	71,883,978
Accumulated deficit	(86,321,891)	(73,376,602)
Total stockholders' equity (deficit)	(9,249,299)	(1,488,960)
Total liabilities and stockholders' equity	$12,357,719	$14,459,108

The accompanying notes are an integral part of these consolidated financial statements.

WORLD RACING GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2008 and 2007

	2008	2007
Revenues
Race sanctioning and event fees	$8,910,076	$8,171,839
Admission fees and ticket sales	7,346,905	7,306,950
Sponsorship and advertising revenue	6,406,543	3,547,226
Merchandise sales	490,005	505,218
Other revenue	240,578	111,380
Total revenues	23,394,107	19,642,613

Operating expenses
Track and event operations	23,723,563	22,781,683
Sales and marketing	2,917,915	1,657,905
Merchandise operations and cost of sales	509,446	275,812
General and administrative	3,197,294	2,653,528
Non-cash stock compensation	1,392,380	2,170,802
Depreciation and amortization	742,361	819,758
Total operating expenses	32,482,959	30,359,488

Loss from operations	(9,088,852)	(10,716,875)

Other (expenses) income
Interest expense, net	(3,856,437)	(1,933,764)
Total, other expense	(3,856,437)	(1,933,764)

Net (Loss)	$(12,945,289)	$(12,650,639)
Dividends on preferred stock:
Non-cash, Issuance of common stock	(109,725)	-
Stated dividends, Series D	-	(1,267,435)
Net loss applicable to common stock	$(13,055,014)	$(13,918,074)

Net loss applicable to common stock per common share — Basic and diluted	$(0.40)	$(0.89)
Weighted average common shares outstanding — Basic and diluted	32,616,675	15,608,748

The accompanying notes are an integral part of these consolidated financial statements.

WORLD RACING GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Two Years ended December 31, 2008

	Preferred Stock		Common Stock
	Shares	Amounts	Shares	Amounts	Additional Paid-in Capital	Accumulated (Deficit)	Total
Balance, December 31, 2006	17,875	$53,624,538	14,374,496	$1,438	$12,684,051	$(60,725,963)	$5,584,064
Value assigned to stock options, non-cash compensation expense	—	—	—	—	2,139,751	—	2,139,751
Value assigned to common stock issued, notes payable	—	—	1,828,750	183	1,382,380	—	1,382,563
Value assigned to preferred stock issued, notes payable	2,104	21	—	—	1,262,229	—	1,262,250
Restricted stock issued in exchange for services	—	—	105,000	10	31,041	—	31,051
Preferred stock issued, placement agent fees	1,270	13	—	—	761,987	—	762,000
Series D conversions to common stock	(191)	(572,232)	190,744	19	572,213	—	—
Stated dividends, Series D preferred stock	—	1,267,435	—	—	(1,267,435)	—	—
Series D exchange:
Series D, shares exchanged	(17,684)	(54,319,741)	—	—	—	—	(54,319,741)
Issuance of Series E and common stock	41,485	415	15,648,889	1,565	54,317,761	—	54,319,741
Net loss	—	—	—	—	—	(12,650,639)	(12,650,639)
Balance, December 31, 2007	44,859	$449	32,147,879	$3,215	$71,883,978	$(73,376,602)	$(1,488,960)
Value assigned to stock options, restricted stock and warrants, non-cash compensation expense	—	—	330,000	33	1,302,728	—	1,302,761
Value assigned to preferred stock, notes payable	825	8	—	—	206,242	—	206,250
Restricted stock issued in exchange for services	—	—	96,000	10	28,790	—	28,800
Restricted stock issued in exchange for warrants	—	—	202,856	20	60,799	—	60,819
Issuance of Series E preferred stock	4,316	43	—	—	86,277	—	86,320
Issuance of Series A preferred and common stock	350	3,390,275	9,975,000	997	108,728	—	3,500,000
Dividend, Initial issuance of common stock		109,725	—	—	(109,725)	—	—
Net loss	—	—	—	—	—	(12,945,289)	(12,945,289)
Balance, December 31, 2008	50,350	$3,500,500	42,751,735	$4,275	$73,567,817	$(86,321,891)	$(9,249,299)

The accompanying notes are an integral part of these consolidated financial statements.

WORLD RACING GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net (loss)	$(12,945,289)	$(12,650,639)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	742,361	819,758
Non-cash interest expense, notes payable	1,473,456	944,364
Interest, paid in kind	1,035,401	-
Non-cash, stock issued in exchange for services and warrant exchange	89,619
Non-cash stock compensation	1,302,761	2,170,802
Allowance for doubtful accounts	315,000	70,000
Increase (decrease) in cash for changes in:
Accounts receivable	(413,788)	(164,613)
Inventory	(24,691)	99,825
Prepaid expenses and other current assets	1,304,658	(765,260)
Other non-current assets and long term prepaid expenses	(67,702)	193,139
Accounts payable	460,841	146,192
Accrued liabilities	151,072	(22,345)
Deferred revenue	(207,877)	292,014
Net cash (used in) operating activities	(6,784,178)	(8,866,763)

Cash flows from investing activities:
Purchase of property, contract rights, trademarks and goodwill	(536,815)	(377,539)
Net cash (used in) investing activities	(536,815)	(377,539)

Cash flows from financing activities:
Payments on notes payable	(447,298)	(1,100,800)
Payments of placement agent fees and other issuance costs	(210,000)	(968,517)
Proceeds from issuance of Preferred and Common Stock	3,500,000
Proceeds from issuance of notes payable	3,695,925	12,450,000
Net cash provided by financing activities	6,538,627	10,380,683
Net increase (decrease) in cash and cash equivalents	(782,366)	1,136,381
Cash and cash equivalents, beginning of period	1,668,611	532,230
Cash and cash equivalents, end of period	$886,245	$1,668,611

Cash payments for interest	$412,201	$1,007,467

Supplemental schedule of non-cash activities:
Purchase of vehicles and equipment through the issuance of notes	$-	$232,300

Issuance of secured notes payable for interest	$1,035,401	$-
Non-cash revenues and expenses, barter agreements	$61,073	$240,000
Stated dividends, Series D preferred stock, payable in common shares	$-	$1,267,435
Value assigned to Series E preferred stock issued in connection with secured notes payable	$206,250	$762,000
Issuance of common shares, secured note financing	$-	$717,750
Issuance of Series E preferred stock, secured note financing	$86,320	$1,262,250
Short term notes exchanged for secured notes	$-	$2,350,000
Issuance of common shares, Series A financing	$109,725	-
Issuance of common shares, notes payable	$-	$1,382,563

The accompanying notes are an integral part of these consolidated financial statements.

World Racing Group, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1	THE COMPANY

Company Overview.

We are a leading marketer and promoter of motor sports entertainment in the United States.  Our motorsports subsidiaries operate six dirt motor sports tracks (four are owned and two facilities are under short term lease agreements) in New York, Pennsylvania and Florida.  We own and operate the premier sanctioning bodies in dirt motor sports:  the World of Outlaws Sprint Car Series; the World of Outlaws Late Models Series: Advance Auto Parts Super DIRTcar Series; DIRTcar Racing formerly known as DIRT MotorSports and United Midwestern Promoters (UMP DIRTcar) which includes weekly event sanctions and regional series in the Northeast, Midwest and West.  Through these sanctioning bodies we organize and promote national and regional racing series including the World of Outlaw Sprint Series and the World of Outlaws Late Model Series, and we expect to sanction races at nearly 125 tracks across the United States and Canada in 2009.

Plan to Go Private.

On February 17, 2009, we announced that our Board of Directors and a majority of our stockholders had approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission. When the Reverse Split becomes effective, stockholders that hold fewer than 101 shares of common stock will receive a cash payment of $0.10 per pre-split share. Additionally, as the Company will not be issuing fractional shares, stockholders will also receive a cash payment of $0.10 per pre-split share if their pre-split holdings would not result in the issuance of whole shares.   The Company filed a preliminary Information Statement with the Commission and expects to distribute a definitive Information Statement to all holders of our common stock in the near future. The Reverse Split will not be affected prior to the 20th day following the distribution of the definitive Information Statement to stockholders. However, the Company reserves the right not to proceed with the Reverse Split in the discretion of its Board of Directors.

Plan of Operations.

The Reverse Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company.  Management also anticipates that we will be able to more successfully compete for sponsorship, advertising and other revenue generating opportunities as a private company, which remains our principal focus.  Our plan of operations for the remainder of 2009 also includes continuing to streamline our operations, and grow our ticket and merchandise sales, sanction, membership and license fees, while expanding our position as a premier motor sports entertainment company.

NOTE 2	GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $12.9 million for the year ended December 31, 2008.  The Company has an accumulated deficit of $86.3 million and has a deficit net worth of $9.2 million as of December 31, 2008, which raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and intend to vigorously defend the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009.  The Court has set a schedule for briefing motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  As such, we cannot express with any certainty at this time an opinion as to the outcome of this matter.  An adverse outcome regarding this litigation could have a materially adverse effect on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is dependent on existing cash resources and external sources of financing to meet its working capital needs.  Current sources of liquidity may be insufficient to provide for budgeted and anticipated working capital requirements through the remainder of 2009.  The Company may therefore be required to seek additional financing to satisfy its working capital requirements. No assurances can be given that such capital will be available to the Company on acceptable terms, if at all. If the Company is unable to obtain additional financing when they are needed or if such financing cannot be obtained on terms favorable to the Company or if it is unable to renegotiate existing financing facilities, the Company may be required to delay or scale back its operations, which could delay development and adversely affect its ability to generate future revenues.

To attain profitable operations, management’s plan is to execute its strategy of (i) increasing the number of sanctioned events; (ii) leveraging existing owned and leased tracks to generate ancillary revenue streams; (iii) partnering with existing promoters to create additional marquis events; and (iv) continuing to build sponsorship, advertising and related revenue, including license fees related to the sale of branded merchandise.   In addition, the Company plans to consummate the Reverse Split, resulting in the termination of the Company’s requirement to file periodic and other reports with the Commission under the Exchange Act.  If consummated, the Company anticipates savings of approximately $250,000 to $300,000 per annum. If it is unsuccessful in its plans, the Company will continue to be dependent on outside sources of capital to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and clarification of recorded asset amounts or to the amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain amounts in prior periods presented have been reclassified to conform to the current financial statement presentation.  These reclassifications have no effect on previously reported net income or loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of World Racing Group, Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition and Deferred Revenue

The Company derives its revenues from race sanctioning and event fees, admission fees and ticket sales, sponsorship and advertising, merchandise sales and other revenue. “Race sanctioning and event fees” includes amounts received from track owners and promoters for the organization and/or delivery of our racing series or touring shows including driver fees. “Admission fees and ticket sales” includes ticket sales for all events held at the Company’s owned or leased facilities and ticket sales for our touring shows where we rent tracks for individual events and organize, promote and deliver our racing programs. “Sponsorship and advertising” revenue includes fees obtained for the right to sponsor our motorsports events, series or publications, and for advertising in our printed publications or television programming.

The Company recognizes race sanctioning and event fees upon the successful completion of a scheduled race or event. Race sanction and event fees collected prior to a scheduled race event are deferred and recognized when earned upon the occurrence of the scheduled race or event. Track operations, ticket and concession sales are recognized as revenues on the day of the event.  Income from memberships to our sanctioning bodies is recognized on a prorated basis over the term of the membership. The Company recognizes revenue from sponsorship and advertising agreements when earned in the applicable racing season as set forth in the sponsorship or advertising agreement either upon completion of events or publication of the advertising. Revenue from merchandise sales are recognized at the time of sale less estimated returns and allowances, if any. Revenues and related expenses from barter transactions in which the Company receives goods or services in exchange for sponsorships of motorsports events are recorded at fair value in accordance with Emerging Issues Task Force (“EITF”) Issue No. 99-17, Accounting for Advertising Barter Transactions. Barter transactions accounted for $61,000 and $240,000 of total revenues for the years ended December 31, 2008 and 2007 respectively.

Presentation of Sales Taxes

The Company has customers in states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and operating expenses.

Expense Recognition and Deferral

Certain direct expenses pertaining to specific events, including prize and point fund monies, advertising and other expenses associated with the promotion of our racing events are deferred until the event is held, at which point they are expensed.  Annual points fund monies which are paid at the end of the racing season are accrued during the racing season based upon the races held and total races scheduled.

The cost of non-event related advertising, promotion and marketing programs are expensed as incurred.  Advertising expense totaled $357,624 and $523,245 for the years ended December 31, 2008 and 2007 respectively.

Net Loss Per Share and Warrants Outstanding

Basic and diluted earnings per share (EPS) are calculated in accordance with FASB Statement No. 128, Earnings per Share. For the years ended December 31, 2008 and 2007, the net loss per share applicable to common stock has been computed by dividing the net loss by the weighted average number of common shares outstanding.
	December 31
	2008	2007
Net (Loss)	$(12,945,289)	$(12,650,639)
Net loss applicable to common stock	$(13,055,014)	$(13,918,074)
Net loss applicable to common stock per common share — Basic and diluted	$(0.40)	$(0.89)
Weighted average common shares outstanding — Basic and diluted	32,616,675	15,608,748

In addition, as of December 31, 2008, the Company’s Series E preferred stock was convertible into 50.0 million shares of common stock and the Company had warrants outstanding to purchase 0.6 million shares of common stock and options to purchase 0.4 million shares of common stock None of these were included in the computation of diluted EPS because the Company had a net loss and all potential issuance of common stock would have been anti-dilutive.

The following table summarizes the Company’s common stock purchase warrant and certain stock options outstanding at December 31, 2008.  These warrants and stock options were not considered in computing diluted earnings per share as their effect would be anti-dilutive:
	Shares	Weighted Average Exercise Price	Weighted Average Contractual Life (years)

Placement agent warrants	275,803	$2.99	2.5
Other warrants	275,059	$3.00	3.1
Stock options	420,000	$3.95	2.1

Total warrants and stock options outstanding	970,862	$3.41	2.5

Fair Value of Financial Instruments

The fair value of a financial instrument is generally defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. Quoted market prices are generally not available for the Company’s financial instruments. Accordingly, fair values are based on judgments regarding anticipated cash flows, future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates involve uncertainties and matters of judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The carrying amount of cash and cash equivalents, receivables, payables, short-term debt and other current assets and liabilities approximates fair value because of the short maturity and/or frequent repricing of those instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts Receivable are reported net of allowance for doubtful accounts summarized as follows:

	2008	2007
Balance, beginning of year	$70,000	$-
Bad debt expense	$354,000	$141,000
Actual write-offs, net of specific accounts received	$(39,000)	$(71,000)
Balance, end of year	385,000	70,000

Due to the nature of our receivables, we evaluate certain large customer accounts individually and reserve for 100% of all other accounts greater than 90 days past due.

Inventories

Inventories of retail merchandise are stated at the lower of cost or market on the first in, first out method. Shipping, handling and freight costs related to merchandise inventories are charged to cost of merchandise.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets ranging from three to 40 years. Expenditures for maintenance, repairs and minor renewals are expensed as incurred; major renewals and betterments are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and the accumulated depreciation of the assets are eliminated from the accounts and any profit or loss is recognized.

The carrying values of property and equipment are evaluated for impairment based upon expected future undiscounted cash flows. If events or circumstances indicate that the carrying value of an asset may not be recoverable, an impairment loss would be recognized equal to the difference between the carrying value of the asset and its fair value.

Purchase Accounting

The Company accounted for its acquisitions of assets in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141), Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (SFAS No. 142). SFAS no. 141 requires that all business combinations entered into subsequent to June 30, 2001 be accounted for under the purchase method of accounting and that certain acquired intangible assets in a business combination be recognized and reported as assets apart from goodwill.

Intangible Assets

Upon its inception, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142 goodwill and intangible assets with indefinite lives are not to be amortized but are tested for impairment at least annually. Intangible assets with definite useful lives are to be amortized over the respective estimated useful lives or anticipated future cash flow streams when appropriate.

At least annually the Company tests for possible impairment of all intangible assets and more often whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner that the asset is intended to be used indicate that the carrying amount of the asset is not recoverable. If indicators exist, the Company compares the discounted cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the discounted cash flow amount, an impairment charge is recorded in the operating expense section in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value. The Company has chosen the fourth quarter of its fiscal year to conduct its annual impairment test.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Under FIN 48, evaluation of a tax position is a two-step process.  The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position.  The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.  A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met.  Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The adoption of FIN 48 at January 1, 2007 did not have a material effect on the Company’s financial position.

Concentration of Credit Risk

Due to the nature of the Company’s sponsorship agreements, the Company could be subject to concentration of accounts receivable within a limited number of accounts.  As of December 31, 2008, the Company had bank deposits in excess of FDIC insurance of approximately $0.7 million.

New Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management adopted this Statement on January 1, 2007 and the initial adoption SFAS 157 did not have a material impact on our financial position, results of operations, or cash flows. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), to partially defer FASB Statement No. 157, Fair Value Measurements (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008.  On October 29, 2008 the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (FSP FAS 157-3) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Management is evaluating the impact of adopting the provisions of FAS 157 as it relates to non-financial assets and liabilities.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. This Statement changes the accounting and reporting for non-controlling interests in consolidated financial statements. A non-controlling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity; (ii) the equity amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders); and (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly—as equity transactions. This Statement is effective for fiscal years, and interim period within those fiscal years, beginning on or after December 15, 2008. Early adoption is not permitted. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for its presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which is a revision of SFAS No. 141, Business Combinations. SFAS No. 141R will apply to all business combinations and will require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value~~.~~” At the acquisition date, SFAS No 141R will also require transaction-related costs to be expensed in the period incurred, rather than capitalizing these costs as a component of the respective purchase price. SFAS No. 141R is effective for acquisitions completed after January 1, 2009 and early adoption is prohibited. The adoption will have a significant impact on the accounting treatment for acquisitions occurring after the effective date. The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued SAB 110, CertainAssumptions Used in Valuation Methods, which extends the use of the "simplified" method, under certain circumstances, in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123R. Prior to SAB 110, SAB 107 stated that the simplified method was only available for grants made up to December 31, 2007.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). This Statement will require enhanced disclosures about derivative instruments and hedging activities to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company will adopt SFAS No. 160 on January 1, 2009.  We do not expect the adoption to have a material impact on our financial position, results of operations or cash flows.

Stock-Based Compensation

The Company’s 2004 Long Term Incentive Plan (2004 Plan) provides for the grant of share options and shares to its employees for up to 3,950,000 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on three years of continuous service and have five year contractual terms. Share awards generally vest over three years. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the 2004 Plan.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” (SFAS No. 123(R)), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon the Company’s adoption of SFAS No. 123(R).

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of the market price of the Company’s common stock over a period of time ending on the grant date. Based upon historical experience of the Company, the expected term of options granted is equal to the vesting period. The risk-free rate for periods within the contractual life of the option is based on the U.S Treasury yield curve in effect at the time of the grant.

The following table provides information relating to outstanding stock options for the year ended December 31, 2007, no options were granted in 2008:

Expected volatility	58%
Expected life in years	4.0
Weighted average risk free interest rate	4.66%

The Company has not declared dividends and does not intend to do so in the foreseeable future, and thus did not use a dividend yield. In each case, the actual value that will be realized, if any, depends on the future performance of the common stock and overall stock market conditions. There is no assurance that the value an optionee actually realizes will be at or near the value estimated using the Black-Scholes model.

A summary of the status of stock options and related activity for the year ended December 31, 2008 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Options outstanding at December 31, 2007	1,824,000	$3.42	2.1	$-
Granted	-	-
Exercised	-	-
Forfeited/expired/surrendered	(1,404,000)	3.26

Options outstanding at December 31, 2008	420,000	$3.95	2.1	$-

Options exercisable at December 31, 2008	420,000	$3.95	2.1	$-

A summary of the status of stock purchase warrants and related activity for the year ended December 31, 2008 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Warrants outstanding at December 31, 2007	996,325	$3.28	3.4	$-
Granted	-	-
Exercised	-	-
Forfeited/expired/surrendered	(445,463)	3.05

Warrants outstanding at December 31, 2008	550,862	$2.99	2.8	$-

Warrants exercisable at December 31, 2008	550,862	$2.99	2.8	$-

Unrecognized compensation expense as of December 31, 2008 related to outstanding stock options and restricted stock grants were $0.4 million.

NOTE 4	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2008 and 2007:
	2008	2007	Depreciable Life

Land	$6,916,338	$6,916,338	N/A
Buildings and grandstands	3,509,384	3,444,624	7 - 40 years
Transportation equipment	1,910,409	1,669,309	5 - 7 years
Office furniture and equipment	867,599	743,663	3 - 7 years
	13,203,730	12,773,934
Less accumulated depreciation	(3,108,800)	(2,473,458)
Property and equipment, net	$10,094,930	$10,300,476

Depreciation is computed on a straight-line basis. Depreciation expense for the years ended December 31, 2008 and 2007 was $671,251 and $756,996, respectively.

NOTE 5	GOODWILL AND OTHER INTANGIBLE ASSETS

The Company conducts an annual impairment test as required by SFAS No. 142. Under SFAS 142, goodwill impairment is deemed to exist if the carrying value of a reporting unit exceeds its estimated fair value. In calculating the impairment charge, the fair values of the reporting units were estimated using the expected present value of future cash flows from those units. The World of Outlaws acquisition, the DIRT acquisition, the UMP acquisition, the MARS acquisition, and the Lernerville acquisition were treated as separate reporting units for purposes of making these impairment calculations.  During the year ended September 30, 2004 an impairment of $2,954,978 was recorded related to 2004 acquisitions.  During the year ended December 31, 2005, impairments related to the goodwill associated with the acquisition of the World of Outlaws, UMP and Dirt was determined to be impaired by $2,027,248, $2,218,171 and $1,611,700 respectively.  In addition, the trademark associated with the World of Outlaws was determined to be impaired by $142,452.  These amounts were charged to current earnings for the quarter ended September 30, 2005.  The Company evaluated again in 2006 and it was determined that the remaining goodwill for each reporting unit was fully impaired and the remaining amounts recorded as goodwill were impaired and during the year ended December 31, 2006, an impairment of $1,508,440 was recorded related to the goodwill associated with the acquisitions of the UMP, MARS and Lernerville was determined to be impaired by $812,715, $148,000 and $547,725, respectively.

NOTE 6	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2008 and 2007 consisted of the following:
	December 31,	December 31,
	2008	2007

Points fund	$557,394	$587,875
Interest	298,333	84,378
Salaries, wages and other compensation and benefits	154,608	170,263
Sales taxes	69,104	64,548
Professional fees	192,000	79,639
Acquisition liabilities	-	15,000
Other accrued liabilities	5,037	123,701

Total Accrued Liabilities	$1,276,476	$1,125,404

NOTE 7	DEFERRED REVENUE

Deferred revenues at December 31, 2008 and 2007 consisted of the following:
	December 31,	December 31,
	2008	2007

Sanction fee advances	$140,463	$123,017
Season ticket sales, advance ticket sales	32,718	98,416
Membership prepayments	11,280	19,095
Sponsorship prepayments	29,100	180,910

Total Deferred Revenue	$213,561	$421,438

NOTE 8	NOTES PAYABLE

From May 2005 through April 2006 we issued $12.4 million in promissory notes payable to existing shareholders.  These notes were classified as current, due and payable on the first to occur of:  (i) October 27, 2006 (ii) the completion of an equity or equity linked financing with gross proceeds of $9,000,000 or (iii) the acceleration of the obligations under the promissory notes.  These promissory notes bear interest at 8% for the first 6 months from the date of issuance and 12% for the next 6 months and was payable on a quarterly basis.  The Company issued warrants to purchase 1,948,510 shares of our common stock at an exercise price of $4.50 in connection with these notes.  The warrants were valued based on the Black-Scholes fair value method and the value was recorded as a non-cash debt discount and was being amortized over the life of the notes.  In connection with the Series D Preferred Stock financing in May 2006, we repaid $867,506 of these notes plus accrued interest and we exchanged the remaining $11.6 million in notes plus accrued interest into 4,401 shares of our Series D Preferred stock and issued Series D warrants to purchase 1,320,178 shares of our common stock at an exercise price of $4.50.  At the time of conversion, the Company recognized the remaining unamortized debt discount as interest expense in 2006.  Additionally, the Company recognized interest expense for the conversion of the notes at 110% into Series D preferred stock (Note 9).

During the first quarter of 2007, the Company entered into a line of credit agreement with one of its principal shareholders to provide the Company with working capital advances.  Amounts outstanding bear interest at 8%, no amounts are outstanding under the line of credit as of December 31, 2007.  As of December 31, 2008, $200,000 is available under the line of credit.

Beginning in March 2007, the Company issued to several of its principal shareholders $2.3 million in short-term secured promissory notes payable (“Short-Term Notes”). The Short-Term Notes bear interest at 8% per year and were secured by the assets of the Company.  The proceeds from the Short-Term Notes were used to fund the working capital needs of the Company.   An estimate of the fair value of the common shares expected to be issued upon the completion of a secured note financing was recorded as an increase in additional paid in capital and is recorded as a discount to these notes payable and was recognized as interest expense in the second quarter of 2007 in the amount of $0.7 million. In September 2007, the Company completed the initial closing of a secured note financing (“Note Financing”). At the closing, we issued $12.0 million principal amount of our senior secured promissory notes (“Senior Notes”) to a limited number of accredited investors pursuant to a Note Purchase Agreement by and among us and the investors (“Note Purchase Agreement”). The purchase price consisted of $10,150,000 of cash proceeds and cancellation of $1,850,000 principal amount of outstanding Short-Term Notes. We used approximately $470,000 of the proceeds to repay certain unsecured indebtedness and approximately $650,000 to repay the Short-Term Notes.

The Senior Notes, as amended, are due March 15, 2011 and accrue interest at the rate of 12.5% per annum payable quarterly on each of December 15, March 15, June 15 and September 15. Upon issuance, we prepaid $1,167,347 of interest, representing the first three (3) interest payments. Commencing September 15, 2008, interest due under the Senior Notes has been paid additional Senior Notes that will accrue interest at 13.5% per annum. The Senior Notes are secured by substantially all of the assets of the Company and our subsidiaries, including our four race tracks, pursuant to a Security Agreement (“Security Agreement”) and mortgages (“Mortgages”) by and among us, certain of our subsidiaries, and the lenders. The Senior Notes contain various standard and customary covenants, including prohibitions on incurring additional indebtedness, except under certain limited circumstances, or granting a security interest in any of our properties. Our obligations under the Senior Notes are guaranteed by our principal operating subsidiaries pursuant to a Subsidiary Guarantee (“Guarantee”) by and among us, our principal operating subsidiaries, and the lenders.

The Senior Notes were issued together with 275,000 shares of common stock, $.0001 par value per share, for each $1.0 million principal amount of Senior Notes purchased. If the foregoing issuance would result in any investor becoming the beneficial owner of more than 4.99% of our common stock, such investor was issued shares of our Series E Convertible Preferred Stock, $.01 par value per share, convertible into a like number of shares of common stock (“Series E Shares”). We issued an aggregate of 1,828,750 shares of common stock and 2,103.75 Series E Shares convertible into an aggregate of 2,103,750 additional shares of common stock. Pursuant to prior agreement, at the closing we also issued an aggregate of 632,500 shares of common stock to the holders of the Short-Term Notes.   The fair value of the common stock and Series E shares was recorded as an increase in additional paid in capital and is recorded as a discount to these notes payable and will be recognized as interest expense through the maturity of the Secured Notes.

On May 14, 2008, the Company issued $3.0 million in additional Senior Notes due March 15, 2011.  The Senior Notes were issued to existing Senior Note Holders and were issued under the terms of a Note Purchase Agreement, dated September 27, 2007 which allowed for the issuance of up to $15.0 million in Secured Notes.  The Senior Notes accrue interest at the rate of 12.5% per annum payable quarterly on each of December 15, March 15, June 15 and September 15. Commencing September 15, 2008, interest due under the Senior Notes is payable at our option in cash or additional Senior Notes that will accrue interest at 13.5% per annum. The Company has paid interest due September 15, 2008 and December 15, 2008 in additional Senior Notes. The Senior Notes are secured by substantially all of the assets of the Company and our subsidiaries, including our four race tracks, pursuant to a Security Agreement (Security Agreement) and mortgages (Mortgages) by and among us, certain of our subsidiaries, and the lenders. The Senior Notes contain various standard and customary covenants, including prohibitions on incurring additional indebtedness, except under certain limited circumstances, or granting a security interest in any of our properties. Our obligations under the Senior Notes are guaranteed by our principal operating subsidiaries pursuant to a Subsidiary Guarantee (Guarantee) by and among us, our principal operating subsidiaries, and the lenders.

The Senior Notes were issued together with 275 shares of our Series E Preferred stock for each $1.0 million principal amount of Senior Notes purchased. We issued an aggregate of 825 shares of Series E Preferred Stock in May 2008. The fair value of the Series E Preferred Stock was recorded as an increase in additional paid in capital and was recorded as a discount to the Senior Notes payable and will be recognized as interest expense through the maturity date of the Secured Notes.

In October 2008, the Company received executed consents from the Required Lenders, as defined in the purchase agreement to amend the purchase agreement and Senior Notes.  Pursuant to Section 11(c) of the Note Purchase Agreement, the Required Lenders, have agreed to modify the Notes by extending the Maturity Date of the Senior notes from March 15, 2010 to March 15, 2011 and amend the Note Purchase Agreement by deleting Section 9(e) in its entirety and replacing it with “Intentionally Omitted.” As consideration for obtaining the consents, the Company issued 4,316 shares of Series E Convertible Preferred Stock to all Notes Holders on a pro-rata basis. The issuance of the Series E Convertible Stock was recorded in the fourth quarter of 2008. The amended maturity date of the Secured Notes is used throughout this report.

Notes payable at December 31, 2008 consisted of the following:

•
$16.0  million of Senior Notes due March 15, 2011, as amended, bearing interest at 12.5% per annum payable quarterly.  These notes are secured by substantially all of the assets of the Company and our subsidiaries.

•
$2,340,000 note payable issued in connection with the purchase of Lernerville Speedway, bearing interest at 10% annually payable each November.  The balance is due in a $500,000 installment which was due on November 7, 2008, a $900,000 installment on November 7, 2009 and the remaining balance and unpaid interst due upon maturity on November 7, 2010.  The Company is currently negotiating a restructuring of all payments due under the terms of the Lernerville note, including the $500,000 payment due November 7, 2008.  As part of the agreement to extend the date of maturity of the note, the Company has agreed to pay the holder any additional taxes due related to the repayment of the note due to changes in tax rates or regulations.

•
 $2,000,000 note payable issued in connection with the purchase of Volusia Speedway, bearing interest at one percent over prime and payable in fifty-nine equal monthly installments commencing at $24,000 per month and adjusted quarterly for changes in interest rates with the balance of the outstanding principal and accrued interest due on June 30, 2010.  The outstanding principal balance on this note was $1,498,245 as of December 31, 2008.  This note is secured by a mortgage on the real property, and security agreement covering the other assets acquired from Volusia Speedway.

•	$706,602 in various vehicle notes payable, bearing interest at rates ranging from 6.25% to 8.25% and due in monthly installments of principal and interest through December 2026.

The aggregate amounts of maturities of debt during each of the years ending December 31, 2009 through 2013 and thereafter are:

2009	$2,061,145
2010	2,257,028
2011	16,073,488
2012	33,117
2013	50,923
Thereafter	104,546
$20,580,247
Less: Note Discount	(1,545,080)
$19,035,167

Notes payable at December 31, 2007 consisted of the following:

•	$12.0 million of Senior Notes due March 15, 2010 bearing interest at 12.5% per annum payable quarterly. These notes are secured by substantially all of the assets of the Company and our subsidiaries.

•
$2,340,000 note payable issued in connection with the purchase of Lernerville Speedway, bearing interest at 10% annually payable each November.  The balance is due in a $500,000 installment on November 7, 2008, a $900,000 installment on November 7, 2009 and the remaining balance and unpaid interest due upon maturity on November 7, 2010.  The Company is currently negotiating a restructuring of all payments due under the terms of the Lernerville note, including the $500,000 payment due November 7, 2008. As part of the agreement to extend the date of maturity of the note, the Company has agreed to pay the holder any additional taxes due related to the repayment of the note due to changes in tax rates or regulations.

•
$2,000,000 note payable issued in connection with the purchase of Volusia Speedway, bearing interest at one percent over prime and payable in fifty-nine equal monthly installments commencing at $24,000 per month and adjusted quarterly for changes in interest rates with the balance of the outstanding principal and accrued interest due on June 30, 2010.  The outstanding principle balance on this note was $1,681,927 as of December 31, 2007.  This note is secured by a mortgage on the real property, and security agreement covering the other assets acquired from Volusia Speedway.

•	$274,291 in various vehicle notes payable, bearing interest at rates ranging from 6.25% to 8.25% and due in monthly installments of principal and interest through December 2026.

NOTE 9	STOCKHOLDERS’ EQUITY

On December 14, 2007, the Company received consent agreements from holders of 100% of the issued and outstanding shares of our Series D Convertible Preferred Stock (“Series D Stock”), representing 17,684 shares, pursuant to which each holder received 3,000 shares of common stock for each share of Series D Stock held by such holder, or shares of Series E Convertible Preferred Stock, convertible into an equivalent number of shares of common stock (Series D Exchange). In connection with the execution of the Consent Agreement, all warrants held by each holder of Series D Stock were surrendered and cancelled, and each holder received two shares of common stock for every three warrants held by such holder (“Warrant Exchange”). As a result of the Series D Exchange and Warrant Exchange, we eliminated approximately $54.3 million in liquidation preference associated with the Series D Stock, and accrued dividends, and issued 15.7 million shares of common stock and 41,485 shares of Series E Convertible Preferred Stock convertible into 41.5 million shares of common stock.

The Company’s Series E Convertible Preferred Stock shall rank prior to the Company’s Common Stock and has a par value of $0.01 per share for purposes of liquidation preference.  The maximum number of shares of Series E Preferred Stock shall be 50,000 shares.  The Series E Preferred Stock has no voting rights other than as a class as related to the ownership of Series E Preferred Stock.  Each share of Series E Preferred Stock is convertible into 1,000 shares of Common Stock.  No dividends are payable to the holders of the Series E Preferred Stock.

In 2008 the Company designated a new Series E-1 Convertible Preferred Stock.  The Series E-1 Convertible Preferred Stock shall rank prior to the Company’s Common Stock and pari passu to the Company’s Series E Convertible Preferred Stock and has a par value of $0.01 per share for purposes of liquidation preference.  The maximum number of shares of Series E-1 Preferred Stock shall be 50,000 shares.  The Series E-1 Preferred Stock has no voting rights other than as a class as related to the ownership of Series E-1 Preferred Stock.  Each share of Series E-1 Preferred Stock is convertible into 1,000 shares of Common Stock.  No dividends are payable to the holders of the Series E-1 Preferred Stock. No Series E-1 Shares are outstanding at December 31, 2008.

On December 31, 2008 (the “Initial Closing”), the Company issued 350 shares of our 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”) for $10,000 per Series A Share (the “Series A Financing”), resulting in gross proceeds to the Company of $3.5 million.  At the Initial Closing, 28,500 shares of our common stock were issued for each Series A Share purchased, resulting in the issuance of 9,975,000 shares of common stock in the aggregate.  Under the terms of the Preferred Purchase Agreement, we may issue additional Series A Shares for $10,000 per share, resulting in additional gross proceeds to the Company of $6.5 million.  Under the terms of the Preferred Purchase Agreement, Series A Shares purchased at subsequent closings will include 2,850 shares of the Company’s Series E-1 Preferred Stock, convertible into 28,500 shares of common stock, for each Series A Share purchased.

Upon liquidation, the Series A Shares shall rank senior to the Company’s common stock the Series E Shares, and the Series E-1 Shares.  Under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Shares, the Company is prohibited from creating any series of equity securities that by their terms rank senior or pari-passu to the Series A Shares, without the affirmative vote or consent of the holders of at least three-fourths of the issued and outstanding Series A Shares.  Holders of Series A Shares are entitled to receive, on each Series A Share, cumulative cash dividends at a per annum rate of 10% on the (i) the amount of $10,000 per Series A Share and (ii) the amount of accrued and unpaid dividends on each Series A Share.    Other than as provided by applicable Delaware law, and except with respect to transactions upon which the Series A Shares shall be entitled to vote separately as a class, holders of Series A Shares have no voting rights.  The Company has the right to redeem the Series A Shares at a redemption price equal to the sum of $10,000 per Series A Share and the accrued and unpaid dividends thereon.

NOTE 10	RELATED PARTY TRANSACTIONS

During 2008 and 2007, we obtained our business liability, event liability, participant accident, automobile and commercial property and casualty insurance from a company in which Tom W. Deery, our President and Chief Operating Officer was previously employed.  Mr. Deery resigned as an officer of the insurance company prior to becoming employed by us.  Premiums paid for the aforementioned insurance coverage totaled $370,000 during 2008 and $380,000 during 2007.

NOTE 11	INCOME TAXES

The Company accounts for income taxes under Financial Accounting Standards Number 109 (“SFAS 109”), Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed.

The tax effects of temporary differences giving rise to deferred tax assets and liabilities at December 31, 2008 and December 31, 2007 are as follows:

At December 31, 2008, the Company had net operating loss carry forwards of approximately $62.5 million for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of December 31, 2008 and December 31, 2007:

	December 31,
	2008	2007
Deferred income tax assets
Tax effect of impairment of goodwill in excess of amounts amortized for income tax reporting purposes	$1,501,000	$1,655,000
Tax effect of net operating loss carry forward	24,043,000	20,005,000
Tax effect of stock based compensation	2,416,000	1,879,000
Deferred income tax liabilities
Tax effect of tax depreciation in excess of book depreciation	(368,000)	(292,000)
	$27,592,000	$23,247,000
Valuation allowance	(27,592,000)	(23,247,000)
Net deferred tax asset	$-	$-

A reconciliation of the difference between the expected tax benefit at the U.S. federal statutory rate and the Company's of effective tax benefit for the year ended December 31, 2008 and December 31, 2007 are as follows:

	December 31,
	2008	2007

Income tax benefit – Federal	$4,401,000	$4,301,000
Income tax benefit – State	583,000	569,000
Permanent differences, non-cash interest expense	(639,000)	(363,000
Less valuation allowance	(4,345,000)	(4,507,000)
Income tax provision	$-	$-

At December 31, 2008, the Company had available unused net operating loss carryforwards that may be applied against future taxable income and that expire as follows:

Year of Expiration	Amount
2023	$428,000
2024	4,625,000
2025	14,120,000
2026	3,735,000
2027	18,950,000
2028	10,102,000
2029	10,491,000
Total net operating loss carryforwards	$62,451,000

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 . FIN 48 provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS 109,  Accounting for Income Taxes . FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of the uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of these uncertain tax positions. FIN 48 was effective for fiscal years beginning after December 15, 2006.

The Company adopted the provisions of FIN 48 on January 1, 2007. The company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. The Company does not believe it has any material unrealized tax benefits at December 31, 2008.  The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. The company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years prior to 2003.

The Company has not filed in several state jurisdictions where it may be required to file.  Due to the history of losses, the Company does not believe any income taxes would be due if such filings are requried and were made.

NOTE 12	COMMITMENTS

In addition to its owned racing facilities, the Company leases two racing facilities, the Canandaigua Speedway and the Syracuse Fairgrounds Race Track.  Prior to December 31, 2008 the Company also leased the Orange County Fair Speedway.

The Canandaigua Speedway is leased on an annual basis, $22,000 per year, through November 1, 2011.  The track is located at the Ontario County Fairgrounds in Canandaigua, Ontario County, New York.

The Syracuse Fairgrounds Race Track is leased for the Super Dirt Week series of races held annually during October.  The track is located in Syracuse, New York.  The track is leased on a year-to-year basis for one week per year at a rental rate of $110,000.

The Orange County Fair Speedway was leased on an annual basis at a rate of $115,000 per year.  The track is located in Middletown, New York. We no longer lease or operate this speedway.

Our corporate offices are located in Concord, North Carolina, and are consist of approximately 9,000 square feet of office and 7,000 square feet of warehouse space.  It is leased under a 62 month lease for $9,492 per month for the first year escalating annually to $10,275 in year five.

Total scheduled future minimum lease payments, under these operating leases are as follows:

	Payment Due by Period
	Total	2009	2010	2011	2012	Thereafter
Operating leases	$360,354	$142,285	$144,694	$73,375	-	-

Operating lease expense for 2008 and 2007 was $456,064 and $410,479, respectively.

The Company has employment agreements with its executive officers and other employees, the terms of which expire at various times over the next three years. The aggregate commitment for future salaries at December 31, 2008 was $161,490.

NOTE 13	LITIGATION AND CONTINGENCIES

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and intend to vigorously defend the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009.  The Court has set a schedule for briefing motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  As such, we cannot express with any certainty at this time an opinion as to the outcome of this matter.

The Company is currently negotiating a restructuring of the $2,340,000 note payable issued in connection with the purchase of Lernerville Speedway (the “Lernerville Note”).  The Lernerville Note bears interest at 10% annually payable each November.  The balance is due in a $500,000 installment that was due on November 7, 2008, a $900,000 installment on November 7, 2009 and the remaining balance and unpaid interest due upon maturity on November 7, 2010.  In the event the Company is unable to negotiate a restructuring of the Lernerville Note, the holder of such Lernerville Note may bring suit to collect all amounts due under the terms of the Lernerville Note.  All amounts due under the terms of the Lernerville Note are secured by the Lernerville Speedway.

We are from time to time involved in various additional legal proceedings incidental to the conduct of our business. We believe that the outcome of all such pending legal proceedings will not in the aggregate have a material adverse effect on our business, financial condition, results of operations or liquidity.

ANNEX C

UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A
Amendment No. 1
(Mark One)

x	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

o	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the year ended December 31, 2008

0-18045
(Commission file number)

World Racing Group, Inc.
 (Exact name of small business issuer in its charter)

Delaware	90-0284113
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

7575 West Winds Blvd. Suite D, Concord North Carolina	28027
(Address of principle executive offices)	(Zip Code)

Issuer’s telephone number, including area code:  (704) 795-7223

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Name of Each Exchange on Which Registered:
None	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Check whether the issuer is not required to file reports pursuant to Section 13 or 15 (d) of the Exchange Act.  o

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  xYes oNo

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	o	Accelerated Filer	o

Non-Accelerated Filer (Do not check if a smaller reporting company)	o	Smaller Reporting Company	x

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  oYes  xNo

The aggregate market value of the voting and non-voting common stock held by non-affiliates of the issuer as of May 15, 2009:  [$565,638.63] (at a closing price of $0.03 per share).

As of May 15, 2009, 42,751,735 shares of the Company’s, $0.0001 par value common stock were outstanding.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-K/A (“Amendment No. 1”) amends the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, which the Registrant previously filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2009. The Registrant is filing this Amendment No. 1 to correct the signature page, which did not include the signature of the principal financial officer or the principal accounting officer and to update Item 15 Exhibits.

In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, new certifications by our principal executive officer and our principal financial officer are filed as exhibits to this Amendment No. 1 as Exhibits 31.1 and 32.1. Except for the amendments described above, we have not modified or updated disclosures presented in the original Form 10-K.  Accordingly, this Amendment No. 1 does not reflect events occurring after the filing of the original Form 10-K or modify or update those disclosures.

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this report:

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, Registration No. 333-134577, filed with the Commission on May 31, 2006.

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the Commission on January 3, 2005).

3.3
Certificate of Designation of the Relative Rights and Preferences of the 10% Cumulative Perpetual Series A Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 30, 2008).

3.4
Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

3.5
Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

3.6
Certificate of Amendment to Certificate of Incorporation, effective January 29, 2008 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2008).

3.7
Certificate of Designation of the Relative Rights and Preferences of the Series E-1 Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 30, 2008).

4.1	Series D Convertible Preferred Stock Purchase Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the purchasers set forth therein. *

4.2	Form of Series D Warrant. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006).

4.3	Series B Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein. *

4.4	Series C Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein. *

4.5	Series A Preferred Purchase Agreement, dated as of December 31, 2008, by and among the Company and the purchasers set forth therein. *

10.1
Employment Agreement, dated effective August 20, 2006, by and between DIRT Motor Sports, Inc. and Thomas Deery (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 18, 2006).

10.2
Employment Agreement, dated effective February 20, 2006, by and between DIRT Motor Sports, Inc. and Benjamin Geisler (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2006).

10.3	Employment Agreement, dated effective February 1, 2005, by and between DIRT Motor Sports, Inc. and Brian Carter.*
10.4	Form of Senior Secured Promissory Demand Note (Incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed with the Commission on April 10, 2007).

10.5	Note Purchase Agreement, dated September 28, 2007, by and between the Company and the Lenders *
10.6
Form of Promissory Note, dated September 28, 2007, made by the Company payable to the Lenders (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2007).

10.7	Security Agreement, dated September 28, 2007, by and among the Company, Carter & Miracle Concessions, LLC, and the Lenders *

10.8	Subsidiary Guaranty, dated September 28, 2007, by and among the Company, Boundless Racing, Inc., Carter & Miracle Concessions, LLC, Volusia Operations, LLC, and the Lenders *

10.9	Pennsylvania Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders. *
10.10	New York Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders.*

10.11	Florida Form of Mortgage and Security Agreement, dated September 28, 2007, by and among the Company and the Lenders.*

10.12	Form of Consent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 19, 2007).

10.13	The Boundless Motor Sports Racing, Inc. 2004 Long Term Incentive Plan, effective August 17, 2004, as amended.*

23.1	Consent of Independent Auditors (Incorporated by reference to Exhibit 23.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

31.1	Rule 13a-14(a)/15d-14(a) Certification of Brian M. Carter *

32.1	Section 1350 Certification of Brian M. Carter *

*Filed herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

World Racing Group, Inc.
(Registrant)

By: /s/	Brian M. Carter	Date: June 16, 2009
Brian M. Carter Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: /s/	Brian M. Carter	Date: June 16, 2009
Brian M. Carter, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer)

By: /s/	Brian M. Carter	Date: June 16, 2009
Brian M. Carter, Chief Executive Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

By: /s/	Cary J. Agajanian	Date: June 16, 2009
Cary Agajanian, Director

By: /s/	Daniel W. Rumsey	Date: June 16, 2009
Daniel W. Rumsey, Director

By: /s/	Robert F. Hussey	Date: June 16, 2009
Robert F. Hussey, Director

ANNEX D
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

x	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2009

¨	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

0-18045
Commission File Number

World Racing Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	90-0284113
(State of incorporation)	(IRS Employer Identification No.)

7575 West Winds Blvd, Suite D, Concord, North Carolina 28027
 (Address of principal executive offices)

(704) 795-7223
 (Issuer’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes [X] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ¨	Accelerated filer ¨
Non-accelerated filer ¨	Smaller reporting company þ

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ¨    No  þ

Indicate the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date.

As of May 15, 2009, the issuer had 42,751,735 outstanding shares of Common Stock.

PART I
FINANCIAL INFORMATION

ITEM  1.   FINANCIAL STATEMENTS

WORLD RACING GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2009 and December 31, 2008
	March 31, 2009 (Unaudited)	December 31, 2008 (audited)
ASSETS
Current assets
Cash and cash equivalents	$1,685,606	$886,245
Accounts receivable – trade, net of allowance of $385,000 in 2009 and 2008	824,173	416,466
Inventory	91,997	34,943
Prepaid expenses and other current assets	172,406	163,748
Total current assets	2,774,182	1,501,402
Land, buildings and equipment, net	9,969,338	10,094,930
Trademarks	100,000	100,000
Other assets, net of amortization of $827,063 in 2009 and $700,670 in 2008	534,994	661,387
Total assets	$13,378,514	$12,357,719
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,203,401	$1,081,814
Accrued liabilities	895,925	1,276,476
Deferred revenues	1,046,068	213,561
Notes payable, current portion	896,181	2,061,145
Total current liabilities	4,041,575	4,632,996
Notes payable, net of discount of $1,236,064 in 2009 and $1,545,080 in 2008	18,640,756	16,974,022
Total liabilities	22,682,331	21,607,018
Stockholders' Equity (Deficit)
Series A Preferred stock, $0.01 par value, liquidation preference: $10,000 per share; 1,500 shares authorized; 550 and 350 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	5,500,000	3,500,000
Series E Preferred stock, $0.01 par value; 50,000 shares authorized: 50,000 shares issued and outstanding at March 31, 2009 and December 31, 2008	500	500
Series E-1 Preferred stock, $0.01 par value; 50,000 shares authorized: 5,700 shares issued and outstanding at March 31, 2009	57	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 42,751,735 shares issued and outstanding at March 31, 2009 and December 31, 2008	4,275	4,275
Additional paid-in capital	73,669,782	73,567,817
Accumulated deficit	(88,478,431)	(86,321,891)
Total stockholders' equity (deficit)	(9,303,817)	(9,249,299)
Total liabilities and stockholders' equity	$13,378,514	$12,357,719

The accompanying notes are an integral part of these condensed consolidated financial statements.

WORLD RACING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2009 and 2008
(Unaudited)
	2009	2008
Revenues
Race sanctioning and event fees	$905,364	$552,194
Admission fees and ticket sales	1,488,325	1,510,546
Sponsorship and advertising revenue	505,127	775,052
Merchandise sales	92,781	53,339
Other revenue	39,009	52,848
Total revenues	3,030,606	2,943,979

Operating expenses
Track and event operations	3,010,938	3,159,906
Sales and marketing	493,324	674,295
Merchandise operations and cost of sales	109,209	81,036
General and administrative	472,477	625,783
Non-cash stock compensation	252,022	557,529
Depreciation and amortization	156,472	212,955
Total operating expenses	4,494,442	5,311,504

Loss from operations	(1,463,836)	(2,367,525)

Other (Expenses) Income
Gain on modification of debt	350,843	-
Interest expense, net	(1,043,547)	(808,033)
Total Other Expense	(692,704)	(808,033)

Net (Loss)	$(2,156,540)	$(3,175,558)

Net loss applicable to common stock	$(2,156,540)	$(3,175,558)

Net loss applicable to common stock per common share - Basic and diluted	$(0.05)	$(0.10)
Weighted average common shares outstanding - Basic and diluted	42,751,735	32,152,262

The accompanying notes are an integral part of these condensed consolidated financial statements.

WORLD RACING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Three months ended March 31, 2009
(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amounts	Shares	Amounts	Capital	(Deficit)	Total
Balance, December 31, 2008	50,350	$3,500,500	42,751,735	$4,275	$73,567,817	$(86,321,891)	$(9,249,299)
Value assigned to stock options, restricted stock and warrants, non-cash compensation expense	-	-	-	-	252,022	-	252,022

Placement agent fees paid	-	-	-	-	(150,000)	-	(150,000)

Issuance of Series A Preferred Stock	200	2,000,000	-	-	-	-	2,000,000

Issuance of Series E-1 Preferred Stock	5,700	57	-	-	(57)	-	-

Net loss	-	-	-	-	-	(2,156,540)	(2,156,540)
Balance, March 31, 2009	56,250	$5,500,557	42,751,735	$4,275	$73,669,782	$(88,478,431)	$(9,303,817)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WORLD RACING GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three months ended March 31, 2009 and 2008
(Unaudited)
	2009	2008
Cash flows from operating activities:
Net (loss)	$(2,156,540)	$(3,175,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	156,472	212,955
Gain on modification of debt	(350,843)	-
Non-cash interest expense	931,602	279,552
Non-cash stock compensation	252,022	557,529
Increase (decrease) in cash for changes in:
Accounts receivable	(407,707)	(670,241)
Inventory	(57,054)	(111,007)
Prepaid expenses and other current assets	(8,658)	231,301
Other non-current assets	-	91,499
Accounts payable	121,587	498,848
Accrued liabilities	(169,708)	(188,909)
Deferred revenue	832,507	813,008
Net cash (used in) operating activities	(856,320)	(1,461,023)

Cash flows from investing activities:
Purchase of property, contract rights, trademarks and goodwill	(23,378)	(233,715)
Net cash (used in) investing activities	(23,378)	(233,715)

Cash flows from financing activities:
Proceeds from the issuance of Preferred Stock	2,000,000	-
Payments on notes payable	(170,941)	(48,398)
Payment of Placement Agent Fees	(150,000)	-
Proceeds from issuance of notes payable	-	335,925
Net cash provided by financing activities	1,679,059	287,527
Net increase (decrease) in cash and cash equivalents	799,361	(1,407,211)
Cash and cash equivalents, beginning of period	886,245	1,668,611
Cash and cash equivalents, end of period	$1,685,606	$261,400

Cash payments for interest	$32,048	$127,629

Supplemental schedule of non-cash activities:
Issuance of secured notes payable for interest	$503,695	$-
Gain on modification of debt	$350,843	$-
Issuance of Series E-1 Preferred Stock, Series A financing	$57	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

WORLD RACING GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

NOTE 1.	DESCRIPTION OF BUSINESS

Company Overview.

We are a leading marketer and promoter of motor sports entertainment in the United States.  Our motorsports subsidiaries operate six dirt motor sports tracks (four are owned and two facilities are under short term lease agreements) in New York, Pennsylvania and Florida.  We own and operate the premier sanctioning bodies in dirt motor sports:  the World of Outlaws Sprint Car Series; the World of Outlaws Late Models Series: Advance Auto Parts Super DIRTcar Series; DIRTcar Racing formerly known as DIRT MotorSports and United Midwestern Promoters (UMP DIRTcar) which includes weekly event sanctions and regional series in the Northeast, Midwest and West.  Through these sanctioning bodies we organize and promote national and regional racing series including the World of Outlaw Sprint Series and the World of Outlaws Late Model Series, and we expect to sanction races at nearly 125 tracks across the United States and Canada in 2009.

Plan to Go Private.

On February 17, 2009, we announced that our Board of Directors and a majority of our stockholders had approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board.  In such case, we will no longer be required to file periodic reports with the Commission. When the Reverse Split becomes effective, stockholders that hold fewer than 101 shares of common stock will receive a cash payment of $0.10 per pre-split share. Additionally, as the Company will not be issuing fractional shares, stockholders will also receive a cash payment of $0.10 per pre-split share if their pre-split holdings would not result in the issuance of whole shares.   The Company filed a preliminary Information Statement with the Commission and expects to distribute a definitive Information Statement to all holders of our common stock in the near future. The Reverse Split will not be affected prior to the 20th day following the distribution of the definitive Information Statement to stockholders. However, the Company reserves the right not to proceed with the Reverse Split in the discretion of its Board of Directors.

Plan of Operations.

The Reverse Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public company.  Management also anticipates that we will be able to more successfully compete for sponsorship, advertising and other revenue generating opportunities as a private company, which remains our principal focus.  Our plan of operations for the remainder of 2009 also includes continuing to streamline our operations, and grow our ticket and merchandise sales, sanction, membership and license fees, while expanding our position as a premier motor sports entertainment company.

NOTE 2.	GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company incurred a net loss of $12.9 million for the year ended December 31, 2008 and a net loss of $2.2 million for the three months ended March 31, 2009.  The Company has an accumulated deficit of $88.5 million and negative working capital of $1.3 million as of March 31, 2009, which raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and are vigorously defending the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009, and the Court is currently considering pending  motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  As such, we cannot express with any certainty at this time an opinion as to the outcome of this matter.  An adverse outcome regarding this litigation will have a materially adverse effect on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is dependent on existing cash resources and external sources of financing to meet its working capital needs.  Current sources of liquidity may be insufficient to provide for budgeted and anticipated working capital requirements through the remainder of 2009.  The Company may therefore be required to seek additional financing to satisfy its working capital requirements. No assurances can be given that such capital will be available to the Company on acceptable terms, if at all. If the Company is unable to obtain additional financing when they are needed or if such financing cannot be obtained on terms favorable to the Company or if it is unable to renegotiate existing financing facilities, the Company may be required to delay or scale back its operations, which could delay development and adversely affect its ability to generate future revenues.

To attain profitable operations, management’s plan is to execute its strategy of (i) increasing the number of sanctioned events; (ii) leveraging existing owned and leased tracks to generate ancillary revenue streams; (iii) partnering with existing promoters to create additional marquis events; and (iv) continuing to build sponsorship, advertising and related revenue, including license fees related to the sale of branded merchandise.   In addition, the Company plans to consummate the Reverse Split, resulting in the termination of the Company’s requirement to file periodic and other reports with the Commission under the Exchange Act.  If consummated, the Company anticipates savings of approximately $250,000 to $300,000 per annum. If it is unsuccessful in its plans, the Company will continue to be dependent on outside sources of capital to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and clarification of recorded asset amounts or to the amounts and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3.	BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements have been prepared in compliance with Rule 8-03 of Regulation S-X and U.S. generally accepted accounting principles, but do not include all of the information and disclosures required for audited financial statements. These statements should be read in conjunction with the condensed consolidated financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2008. In the opinion of management, these statements include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of operations, financial position and cash flows for the interim periods presented. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 due to the seasonal nature of the Company’s business.

The factors discussed in Footnote 2 above raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain amounts in prior periods presented have been reclassified to conform to the current financial statement presentation.  These reclassifications have no effect on previously reported net income or loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of World Racing Group, Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition and Deferred Revenue

The Company derives its revenues from race sanctioning and event fees, admission fees and ticket sales, sponsorship and advertising, merchandise sales and other revenue. “Race sanctioning and event fees” includes amounts received from track owners and promoters for the organization and/or delivery of our racing series or touring shows including driver fees. “Admission fees and ticket sales” includes ticket sales for all events held at the Company’s owned or leased facilities and ticket sales for our touring shows where we rent tracks for individual events and organize, promote and deliver our racing programs. “Sponsorship and advertising” revenue includes fees obtained for the right to sponsor our motorsports events, series or publications, and for advertising in our printed publications or television programming.

The Company recognizes race sanctioning and event fees upon the successful completion of a scheduled race or event. Race sanction and event fees collected prior to a scheduled race event are deferred and recognized when earned upon the occurrence of the scheduled race or event. Track operations, ticket and concession sales are recognized as revenues on the day of the event.  Income from memberships to our sanctioning bodies is recognized on a prorated basis over the term of the membership. The Company recognizes revenue from sponsorship and advertising agreements when earned in the applicable racing season as set forth in the sponsorship or advertising agreement either upon completion of events or publication of the advertising. Revenue from merchandise sales are recognized at the time of sale less estimated returns and allowances, if any. Revenues and related expenses from barter transactions in which the Company receives goods or services in exchange for sponsorships of motorsports events are recorded at fair value in accordance with Emerging Issues Task Force (“EITF”) Issue No. 99-17, Accounting for Advertising Barter Transactions. Barter transactions accounted for $5,000 of total revenues for the quarter ended March 31, 2009 and $38,400 in the quarter ended March 31, 2008.

Presentation of Sales Taxes

The Company has customers in states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and operating expenses.

Expense Recognition and Deferral

Certain direct expenses pertaining to specific events, including prize and point fund monies, advertising and other expenses associated with the promotion of our racing events are deferred until the event is held, at which point they are expensed.  Annual points fund monies which are paid at the end of the racing season are accrued during the racing season based upon the races held and total races scheduled.

The cost of non-event related advertising, promotion and marketing programs are expensed as incurred. Advertising expense totaled $57,548 and $60,574 for the three month periods ended March 31, 2009 and 2008, respectively.

Net Loss Per Share and Warrants Outstanding

Basic and diluted earnings per share (EPS) are calculated in accordance with FASB Statement No. 128, Earnings per Share. For the quarters ended March 31, 2009 and 2008, the net loss per share applicable to common stock has been computed by dividing the net loss by the weighted average number of common shares outstanding.
	March 31
	2009	2008
Net (Loss)	$(2,156,540)	$(3,175,558)
Net loss applicable to common stock	$(2,156,540)	$(3,175,558)
Net loss applicable to common stock per common share - Basic and diluted	$(0.05)	$(0.10)
Weighted average common shares outstanding - Basic and diluted	42,751,735	32,152,262

In addition, as of March 31, 2009, the Company’s Series E Preferred Stock was convertible into 50.0  million shares of common stock, the Company’s Series E-1 Preferred Stock was convertible into 5.7 million shares of common stock,  and the Company had warrants outstanding to purchase 0.6 million common shares and options to purchase 0.4 million shares of common stock. None of these were included in the computation of diluted EPS because the Company had a net loss and all potential issuance of common stock would have been anti-dilutive.

The following table summarizes the Company’s common stock purchase warrant and certain stock options outstanding at March 31, 2009.  These warrants and stock options were not considered in computing diluted earnings per share as their effect would be anti-dilutive:
	Shares	Weighted Average Exercise Price	Weighted Average Contractual Life (years)

Placement agent warrants	275,803	$2.99	2.3
Other warrants	275,059	$3.00	2.9
Stock options	420,000	$3.95	1.9

Total warrants and stock options outstanding	970,862	$3.41	2.3

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventories

Inventories of retail merchandise are stated at the lower of cost or market on the first in, first out method. Shipping, handling and freight costs related to merchandise inventories are charged to cost of merchandise.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets ranging from three to 40 years. Expenditures for maintenance, repairs and minor renewals are expensed as incurred; major renewals and betterments are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and the accumulated depreciation of the assets are eliminated from the accounts and any profit or loss is recognized.

The carrying values of property and equipment are evaluated for impairment based upon expected future undiscounted cash flows. If events or circumstances indicate that the carrying value of an asset may not be recoverable, an impairment loss would be recognized equal to the difference between the carrying value of the asset and its fair value.

Purchase Accounting

The Company accounted for its acquisitions of assets in accordance with Statement of Financial Accounting Standards No. 141R (SFAS No. 141R), Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (SFAS No. 142). SFAS No. 141R requires that all business combinations entered into subsequent to January 1, 2009 be recorded at full fair value and also requires that transaction-related costs be expensed in the period incurred.

Intangible Assets

Upon its inception, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142 goodwill and intangible assets with indefinite lives are not to be amortized but are tested for impairment at least annually. Intangible assets with definite useful lives are to be amortized over the respective estimated useful lives or anticipated future cash flow streams when appropriate.

At least annually the Company tests for possible impairment of all intangible assets and more often whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner that the asset is intended to be used indicate that the carrying amount of the asset is not recoverable. If indicators exist, the Company compares the discounted cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the discounted cash flow amount, an impairment charge is recorded in the operating expense section in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value. The Company has chosen the fourth quarter of its fiscal year to conduct its annual impairment test.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Under FIN 48, evaluation of a tax position is a two-step process.  The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position.  The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.  A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met.  Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The adoption of FIN 48 at January 1, 2007 did not have a material effect on the Company’s financial position.

Concentration of Credit Risk

Due to the nature of the Company’s sponsorship agreements, the Company could be subject to concentration of accounts receivable within a limited number of accounts.  As of March 31, 2009, the Company had bank deposits in excess of FDIC insurance of approximately $1.5 million.

New Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management adopted this Statement on January 1, 2007 and the initial adoption SFAS 157 did not have a material impact on our financial position, results of operations, or cash flows. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), to partially defer FASB Statement No. 157, Fair Value Measurements (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008.  On October 29, 2008 the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (FSP FAS 157-3) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Management has adopted the provisions of FAS 157 as it relates to non-financial assets and liabilities. The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. This Statement changes the accounting and reporting for non-controlling interests in consolidated financial statements. A non-controlling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity; (ii) the equity amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders); and (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly—as equity transactions. This Statement is effective for fiscal years, and interim period within those fiscal years, beginning on or after December 15, 2008. Early adoption is not permitted. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for its presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company adopted SFAS No. 160 on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which is a revision of SFAS No. 141, Business Combinations. SFAS No. 141R will apply to all business combinations and will require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” At the acquisition date, SFAS No 141R will also require transaction-related costs to be expensed in the period incurred, rather than capitalizing these costs as a component of the respective purchase price. SFAS No. 141R is effective for acquisitions completed after January 1, 2009 and early adoption is prohibited. The adoption will have a significant impact on the accounting treatment for acquisitions occurring after the effective date. The Company adopted SFAS No. 141R on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued SAB 110, CertainAssumptions Used in Valuation Methods, which extends the use of the "simplified" method, under certain circumstances, in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123R. Prior to SAB 110, SAB 107 stated that the simplified method was only available for grants made up to December 31, 2007.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). This Statement will require enhanced disclosures about derivative instruments and hedging activities to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company adopted SFAS No. 161 on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

Stock-Based Compensation

The Company’s 2004 Long Term Incentive Plan (2004 Plan) provides for the grant of share options and shares to its employees for up to 3,950,000 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on three years of continuous service and have five year contractual terms. Share awards generally vest over three years. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the 2004 Plan.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment”, (SFAS No. 123(R)), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon the Company’s adoption of SFAS No. 123(R).

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of the market price of the Company’s common stock over a period of time ending on the grant date. Based upon historical experience of the Company, the expected term of options granted is equal to the vesting period. The risk-free rate for periods within the contractual life of the option is based on the U.S Treasury yield curve in effect at the time of the grant.

The following table provides information relating to outstanding stock options as of March 31, 2009, no options were granted in 2009 or 2008:

Expected volatility	58%
Expected life in years	2.0
Weighted average risk free interest rate	4.66

The Company has not declared dividends and does not intend to do so in the foreseeable future, and thus did not use a dividend yield. In each case, the actual value that will be realized, if any, depends on the future performance of the common stock and overall stock market conditions. There is no assurance that the value an optionee actually realizes will be at or near the value estimated using the Black-Scholes model.

The fair value of restricted common stock awards is based on the closing price of the Company’s common stock on date of the grant. The Company issued 750,000 restricted shares of common stock in 2006 with a fair value of $2,737,500, which will be recorded as compensation expense over the three year vesting period of the restricted shares.

A summary of the status of stock options and related activity as of March 31, 2009 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Options outstanding at December 31, 2008	420,000	$3.95	2.1	$ -
Granted	-
Exercised	-
Forfeited/expired/surrendered	-

Options outstanding at March 31, 2009	420,000	$3.95	1.9	$ -

Options exercisable at March 31, 2009	420,000	$3.95	1.9	$ -

A summary of the status of stock purchase warrants and related activity for the three months ended March 31, 2009 is presented below:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Warrants outstanding at December 31, 2008	550,862	$2.99	2.8	$-
Granted	-	-
Exercised	-	-
Forfeited/expired/surrendered	-	-

Warrants outstanding at March 31, 2009	550,862	$2.99	2.6	$-

Warrants exercisable at March 31, 2009	550,862	$2.99	2.6	$-

Unrecognized compensation expense as of March 31, 2009 related to outstanding stock options and restricted stock grants was $0.1 million.

NOTE 5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2009 and December 31, 2008:

	2009	2008	Depreciable Life

Land	$6,916,338	$6,916,338	N/A
Buildings and grandstands	3,514,779	3,509,384	7 - 40 years
Transportation equipment	1,914,283	1,910,409	5 - 7 years
Office furniture and equipment	881,708	867,599	3 - 7 years
	13,227,108	13,203,730
Less accumulated depreciation	(3,257,770)	(3,108,800)
Property and equipment, net	$9,969,338	$10,094,930

Depreciation is computed on a straight-line basis. Depreciation expense for the three month periods ended March 31, 2009 and 2008 was $148,970 and $193,200, respectively.

NOTE 6.	GOODWILL AND OTHER INTANGIBLE ASSETS

As discussed in Note 4, the Company conducts an annual impairment test as required by SFAS No. 142. Under SFAS 142, goodwill impairment is deemed to exist if the carrying value of a reporting unit exceeds its estimated fair value. In calculating the impairment charge, the fair values of the reporting units were estimated using the expected present value of future cash flows from those units. The World of Outlaws acquisition, the DIRT acquisition, the UMP acquisition, the MARS acquisition, and the Lernerville acquisition were treated as separate reporting units for purposes of making these impairment calculations.  During the year ended September 30, 2004, an impairment of $2,954,978 was recorded related to 2004 acquisitions.  During the year ended December 31, 2005, impairments related to the goodwill associated with the acquisition of the World of Outlaws, UMP and Dirt was determined to be impaired by $2,027,248, $2,218,171 and $1,611,700 respectively.  In addition, the trademark associated with the World of Outlaws was determined to be impaired by $142,452.  These amounts were charged to current earnings for the quarter ended September 30, 2005.  The Company evaluated again in 2006 and it was determined that the remaining goodwill for each reporting unit was fully impaired and the remaining amounts recorded as goodwill were impaired and during the year ended December 31, 2006, an impairment of $1,508,440 was recorded related to the goodwill associated with the acquisitions of the UMP, MARS and Lernerville was determined to be impaired by $812,715, $148,000 and $547,725, respectively.

NOTE 7.	ACCRUED LIABILITIES

Accrued liabilities at March 31, 2009 and December 31, 2008 consisted of the following:

	March 31,	December 31,
	2009	2008

Points fund	$219,795	$557,394
Interest	167,387	298,333
Salaries, wages and other compensation and benefits	191,573	154,608
Sales and other taxes	182,002	69,104
Professional fees	128,015	192,000
Other accrued liabilities	7,154	5,037

Total Accrued Liabilities	$895,925	$1,276,476

NOTE 8.	DEFERRED REVENUE

Deferred revenues at March 31, 2009 and December 31, 2008 consisted of the following:

	March 31,	December 31,
	2009	2008

Sponsorship prepayments	$722,206	$140,463
Sanction fee advances	128,138	32,718
Season ticket sales, advance ticket sales	94,799	11,280
Membership fees	100,925	29,100

	$1,046,068	$213,561

NOTE 9.	NOTES PAYABLE

From May 2005 through April 2006 we issued $12.4 million in promissory notes payable to existing shareholders.  These notes were classified as current, due and payable on the first to occur of:  (i) October 27, 2006 (ii) the completion of an equity or equity linked financing with gross proceeds of $9,000,000 or (iii) the acceleration of the obligations under the promissory notes.  These promissory notes bear interest at 8% for the first 6 months from the date of issuance and 12% for the next 6 months and was payable on a quarterly basis.  The Company issued warrants to purchase 1,948,510 shares of our common stock at an exercise price of $4.50 in connection with these notes.  The warrants were valued based on the Black-Scholes fair value method and the value was recorded as a non-cash debt discount and was being amortized over the life of the notes.  In connection with the Series D Preferred Stock financing in May 2006, we repaid $867,506 of these notes plus accrued interest and we exchanged the remaining $11.6 million in notes plus accrued interest into 4,401 shares of our Series D Preferred stock and issued Series D warrants to purchase 1,320,178 shares of our common stock at an exercise price of $4.50.  At the time of conversion, the Company recognized the remaining unamortized debt discount as interest expense in 2006.  Additionally, the Company recognized interest expense for the conversion of the notes at 110% into Series D preferred stock (Note 9).

During the first quarter of 2007, the Company entered into a line of credit agreement with one of its principal shareholders to provide the Company with working capital advances.  Amounts outstanding bear interest at 8%, no amounts are outstanding under the line of credit as of December 31, 2008 or March 31, 2009.  As of March 31, 2009, $200,000 is available under the line of credit.

Beginning in March 2007, the Company issued to several of its principal shareholders $2.3 million in short-term secured promissory notes payable (“Short-Term Notes”). The Short-Term Notes bear interest at 8% per year and were secured by the assets of the Company.  The proceeds from the Short-Term Notes were used to fund the working capital needs of the Company.   An estimate of the fair value of the common shares expected to be issued upon the completion of a secured note financing was recorded as an increase in additional paid in capital and is recorded as a discount to these notes payable and was recognized as interest expense in the second quarter of 2007 in the amount of $0.7 million. In September 2007, the Company completed the initial closing of a secured note financing (“Note Financing”). At the closing, we issued $12.0 million principal amount of our senior secured promissory notes (“Senior Notes”) to a limited number of accredited investors pursuant to a Note Purchase Agreement by and among us and the investors (“Note Purchase Agreement”). The purchase price consisted of $10,150,000 of cash proceeds and cancellation of $1,850,000 principal amount of outstanding Short-Term Notes. We used approximately $470,000 of the proceeds to repay certain unsecured indebtedness and approximately $650,000 to repay the Short-Term Notes.

The Senior Notes, as amended, are due March 15, 2011 and accrue interest at the rate of 12.5% per annum payable quarterly on each of December 15, March 15, June 15 and September 15. Upon issuance, we prepaid $1,167,347 of interest, representing the first three (3) interest payments. Commencing September 15, 2008, interest due under the Senior Notes has been paid additional Senior Notes that will accrue interest at 13.5% per annum. The Senior Notes are secured by substantially all of the assets of the Company and our subsidiaries, including our four race tracks, pursuant to a Security Agreement (“Security Agreement”) and mortgages (“Mortgages”) by and among us, certain of our subsidiaries, and the lenders. The Senior Notes contain various standard and customary covenants, including prohibitions on incurring additional indebtedness, except under certain limited circumstances, or granting a security interest in any of our properties. Our obligations under the Senior Notes are guaranteed by our principal operating subsidiaries pursuant to a Subsidiary Guarantee (“Guarantee”) by and among us, our principal operating subsidiaries, and the lenders.

The Senior Notes were issued together with 275,000 shares of common stock, $.0001 par value per share, for each $1.0 million principal amount of Senior Notes purchased. If the foregoing issuance would result in any investor becoming the beneficial owner of more than 4.99% of our common stock, such investor was issued shares of our Series E Convertible Preferred Stock, $.01 par value per share, convertible into a like number of shares of common stock (“Series E Shares”). We issued an aggregate of 1,828,750 shares of common stock and 2,103.75 Series E Shares convertible into an aggregate of 2,103,750 additional shares of common stock. Pursuant to prior agreement, at the closing we also issued an aggregate of 632,500 shares of common stock to the holders of the Short-Term Notes.   The fair value of the common stock and Series E shares was recorded as an increase in additional paid in capital and is recorded as a discount to these notes payable and will be recognized as interest expense through the maturity of the Secured Notes.

On May 14, 2008, the Company issued $3.0 million in additional Senior Notes due March 15, 2011.  The Senior Notes were issued to existing Senior Note Holders and were issued under the terms of a Note Purchase Agreement, dated September 27, 2007 which allowed for the issuance of up to $15.0 million in Secured Notes.  The Senior Notes accrue interest at the rate of 12.5% per annum payable quarterly on each of December 15, March 15, June 15 and September 15. Commencing September 15, 2008, interest due under the Senior Notes is payable at our option in cash or additional Senior Notes that will accrue interest at 13.5% per annum. The Company has paid interest due September 15, 2008 and December 15, 2008 in additional Senior Notes. The Senior Notes are secured by substantially all of the assets of the Company and our subsidiaries, including our four race tracks, pursuant to a Security Agreement (Security Agreement) and mortgages (Mortgages) by and among us, certain of our subsidiaries, and the lenders. The Senior Notes contain various standard and customary covenants, including prohibitions on incurring additional indebtedness, except under certain limited circumstances, or granting a security interest in any of our properties. Our obligations under the Senior Notes are guaranteed by our principal operating subsidiaries pursuant to a Subsidiary Guarantee (Guarantee) by and among us, our principal operating subsidiaries, and the lenders.

The Senior Notes were issued together with 275 shares of our Series E Preferred stock for each $1.0 million principal amount of Senior Notes purchased. We issued an aggregate of 825 shares of Series E Preferred Stock in May 2008. The fair value of the Series E Preferred Stock was recorded as an increase in additional paid in capital and was recorded as a discount to the Senior Notes payable and will be recognized as interest expense through the maturity date of the Secured Notes.

In October 2008, the Company received executed consents from the Required Lenders, as defined in the purchase agreement to amend the purchase agreement and Senior Notes.  Pursuant to Section 11(c) of the Note Purchase Agreement, the Required Lenders, have agreed to modify the Notes by extending the Maturity Date of the Senior notes from March 15, 2010 to March 15, 2011 and amend the Note Purchase Agreement by deleting Section 9(e) in its entirety and replacing it with “Intentionally Omitted.” As consideration for obtaining the consents, the Company issued 4,316 shares of Series E Convertible Preferred Stock to all Notes Holders on a pro-rata basis. The issuance of the Series E Convertible Stock was recorded in the fourth quarter of 2008. The amended maturity date of the Secured Notes is used throughout this report.

On March 31, 2009, the Company amended and restated that certain Secured Promissory Note issued on November 7, 2007, in the principal amount of $2.3 million, issued to Helen W. Martin (“Martin”) in consideration for the acquisition of Lernerville Speedway in 2004 (the “Old Note”).  The total amount due and owing Martin under the terms of the Old Note, prior to restatement, including principal and accrued interest, was $2.5 million.  The Company paid Martin $200,000 as consideration for the amended and restated note (the “Principal Deposit”) (the “New Note”), which New Note was issued in the principal amount of $2.0 million.  The Company recognized a gain on the amendment and restatement of $350,843 during the three month period ended March 31, 2009.  The principal amount under the terms of the New Note increases monthly at a rate per annum equal to 10% through the maturity date of the New Note, November 7, 2010.  In the event the New Note is paid in full prior to August 31, 2009, the Principal Deposit is credited to the Company, therefore decreasing the total principal due and owing Martin on such early repayment date.  In the event the New Note is not paid in full prior to August 31, 2009, the Principal Amount is retained by Martin without right of offset by the Company.  The Company is obligated to pay $30,000 per month under the terms of the New Note, until the maturity date, at which time all remaining principal shall be due in full.  The New Note remains subject to a mortgage securing repayment of all amounts due Martin under the terms of the New Note.

Notes payable at March 31, 2009 consisted of the following:

•
$15.0 million of Senior Notes due March 15, 2011, as amended, bearing interest at 12.5% per annum payable quarterly.  These notes are secured by substantially all of the assets of the Company and our subsidiaries.

•
$1.5 million of PIK notes issued in connection with the Senior Notes due March 15, 2011, as amended, bearing interest at 13.5% per annum payable quarterly.  These notes are secured by substantially all of the assets of the Company and our subsidiaries.

•	$2.0 million note payable to Martin, as set forth above.
•
 $2,000,000 note payable issued in connection with the purchase of Volusia Speedway, bearing interest at one percent over prime and payable in fifty-nine equal monthly installments commencing at $24,000 per month and adjusted quarterly for changes in interest rates with the balance of the outstanding principal and accrued interest due on June 30, 2010.  The outstanding principal balance on this note was $1,441,965 as of March 31, 2009.  This note is secured by a mortgage on the real property, and security agreement covering the other assets acquired from Volusia Speedway.

•	$685,940 in various vehicle notes payable, bearing interest at rates ranging from 6.25% to 8.25% and due in monthly installments of principal and interest through December 2026.

The aggregate amounts of maturities of debt during each of the years ending December 31, 2009 through 2014 and thereafter are:

Remainder of 2009	$819,204
2010	3,188,028
2011	16,577,183
2012	33,117
2013	50,923
2014 and thereafter	104,546
$20,773,001
Less: Note Discount	(1,236,064)
$19,536,937

NOTE 10.	STOCKHOLDERS’ EQUITY

On December 14, 2007, the Company received consent agreements from holders of 100% of the issued and outstanding shares of our Series D Convertible Preferred Stock (“Series D Stock”), representing 17,684 shares, pursuant to which each holder received 3,000 shares of common stock for each share of Series D Stock held by such holder, or shares of Series E Convertible Preferred Stock, convertible into an equivalent number of shares of common stock (Series D Exchange). In connection with the execution of the Consent Agreement, all warrants held by each holder of Series D Stock were surrendered and cancelled, and each holder received two shares of common stock for every three warrants held by such holder (“Warrant Exchange”). As a result of the Series D Exchange and Warrant Exchange, we eliminated approximately $54.3 million in liquidation preference associated with the Series D Stock, and accrued dividends, and issued 15.7 million shares of common stock and 41,164 shares of Series E Convertible Preferred Stock convertible into 41.2 million shares of common stock.

The Company’s Series E Convertible Preferred Stock shall rank prior to the Company’s Common Stock and has a par value of $0.01 per share for purposes of liquidation preference.  The maximum number of shares of Series E Preferred Stock shall be 50,000 shares.  The Series E Preferred Stock has no voting rights other than as a class as related to the ownership of Series E Preferred Stock.  Each share of Series E Preferred Stock is convertible into 1,000 shares of Common Stock.  No dividends are payable to the holders of the Series E Preferred Stock.

In 2008 the Company designated a new Series E-1 Convertible Preferred Stock.  The Series E-1 Convertible Preferred Stock shall rank prior to the Company’s Common Stock and pari passu to the Company’s Series E Convertible Preferred Stock and has a par value of $0.01 per share for purposes of liquidation preference.  The maximum number of shares of Series E-1 Preferred Stock shall be 50,000 shares.  The Series E-1 Preferred Stock has no voting rights other than as a class as related to the ownership of Series E-1 Preferred Stock.  Each share of Series E-1 Preferred Stock is convertible into 1,000 shares of Common Stock.  No dividends are payable to the holders of the Series E-1 Preferred Stock.

On December 31, 2008 (the “Initial Closing”), the Company issued 350 shares of our 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”) for $10,000 per Series A Share (the “Series A Financing”), resulting in gross proceeds to the Company of $3.5 million.  At the Initial Closing, 28,500 shares of our common stock were issued for each Series A Share purchased, resulting in the issuance of 9,975,000 shares of common stock in the aggregate.  In addition, on March 31, 2009, we issued an additional 200 Series A Shares and 5,700 shares of Series E-1 Preferred Stock, resulting in gross proceeds to the Company of $2.0 million.

Under the terms of the Preferred Purchase Agreement, we may issue additional Series A Shares for $10,000 per share, resulting in additional gross proceeds to the Company of $4.5 million.  Under the terms of the Preferred Purchase Agreement, Series A Shares purchased at subsequent closings will include 28.5 shares of the Company’s Series E-1 Preferred Stock, convertible into 28,500 shares of common stock, for each Series A Share purchased.

Upon liquidation, the Series A Shares shall rank senior to the Company’s common stock the Series E Shares, and the Series E-1 Shares.  Under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Shares, the Company is prohibited from creating any series of equity securities that by their terms rank senior or pari-passu to the Series A Shares, without the affirmative vote or consent of the holders of at least three-fourths of the issued and outstanding Series A Shares.  Holders of Series A Shares are entitled to receive, on each Series A Share, cumulative cash dividends at a per annum rate of 10% on the (i) the amount of $10,000 per Series A Share and (ii) the amount of accrued and unpaid dividends on each Series A Share.    Other than as provided by applicable Delaware law, and except with respect to transactions upon which the Series A Shares shall be entitled to vote separately as a class, holders of Series A Shares have no voting rights.  The Company has the right to redeem the Series A Shares at a redemption price equal to the sum of $10,000 per Series A Share and the accrued and unpaid dividends thereon.

NOTE 11.	INCOME TAXES

The Company accounts for income taxes under Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reversed.

At March 31, 2009, the Company had net operating loss carry forwards of approximately $64 million for federal income tax purposes.

The statutory income tax benefit resulting from the Company’s net operating loss carry forwards has been fully reserved.  The valuation allowance has been provided due to the uncertainty that the Company will generate future profitable operations to utilize this net operating loss carry forward.

NOTE 12.	COMMITMENTS

In addition to its owned racing facilities, the Company leases three racing facilities, the Canandaigua Speedway, the Syracuse Fairgrounds Race Track, and the Orange County Fair Speedway.

The Canandaigua Speedway is leased on an annual basis, $22,000 per year, through November 1, 2011.  The track is located at the Ontario County Fairgrounds in Canandaigua, Ontario County, New York.

The Syracuse Fairgrounds Race Track is leased for the Super Dirt Week series of races held annually during October.  The track is located in Syracuse, New York.  The track is leased on a year-to-year basis for one week per year at a rental rate of $110,000.

The Company entered into a lease for a new corporate facility in Concord, North Carolina for approximately 9,000 square feet of office and 7,000 square feet of warehouse space.  It is leased under a 62 month lease for $9,492 per month for the first year escalating annually to $10,275 in year five.

Total scheduled future minimum lease payments, under these operating leases are as follows:

	Payment Due by Period
	Total	Remainder of 2009	2010	2011	2012	2013 and Thereafter
Operating leases	$471,238	$110,884	$142,285	$144,694	$73,375	$-

Operating lease expense for the quarter ended March 31, 2009 and 2008 was $73,495 and $74,379, respectively.

The Company has employment agreements with its executive officers and other employees, the terms of which expire at various times over during 2009 and 2010. The aggregate commitment for future salaries at March 31, 2009 was $358,880 million.

NOTE 13.	LITIGATION AND CONTINGENCIES

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and are vigorously defending the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009, and the Court is currently considering pending  motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  As such, we cannot express with any certainty at this time an opinion as to the outcome of this matter.

We are from time to time involved in various additional legal proceedings incidental to the conduct of our business. We believe that the outcome of all such pending legal proceedings will not in the aggregate have a material adverse effect on our business, financial condition, results of operations or liquidity.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

The following Management’s Discussion and Analysis is intended to assist the reader in understanding our results of operations and financial condition.  Management’s Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, our audited consolidated financial statements beginning on page 3 of this Quarterly Report. This Form 10-Q includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All statements, other than statements of historical fact, included in this Form 10-Q that address activities, events or developments that we expect, project, believe, or anticipate will or may occur in the future, including matters having to do with expected and future revenues, our ability to fund our operations and repay debt, business strategies, expansion and growth of operations and other such matters, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  These statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances.  These statements are subject to a number of assumptions, risks and uncertainties, that could cause actual results to differ materially from results proposed in such statements.  These include, but are not limited to, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by us, our performance on our current contracts and our success in obtaining new contracts, our ability to attract and retain qualified employees, and other factors, many of which are beyond our control, as well as those factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.  You are cautioned that these forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in such statements.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Results of Operations – Impact of Seasonality and Weather on Quarterly Results

In 2008, we scheduled 80 World of Outlaw Sprint Series races and completed 66 races, 50 World of Outlaw Late Model Series Races and completed 43 races, 26 Advance Auto Parts Big Block Modified Events, and over 200 other major racing events in our other regional and touring racing series.  In 2009, we have scheduled 76 World of Outlaw Sprint Series races, 48 World of Outlaw Late Model Series Races, 24 Advance Auto Parts Big Block Modified Events, and over 200 other major racing events in our other regional and touring racing series.   Most of these events are scheduled in the period from March to November each year.   As a result, our business has been, and is expected to remain, highly seasonal.

During the first quarter of 2009, inclement weather negatively impacted one World of Outlaws Sprint Car Series race and one World of Outlaws Late Model Series race, compared to five World of Outlaws Sprint Car Series races and no World of Outlaws Late Model Series races in the comparable period in 2008.  We had 39 events scheduled and were able to complete 37 events during the quarter.   We have not rescheduled any of these events.  If events are impacted by weather, many of the Series' operating costs, including personnel costs and travel costs, are incurred in preparation for the events.  The reduction in the number of events completed can also impact our merchandise sales, as our mobile store fronts continued to incur operating costs without having the ability to sell merchandise at the events if they are cancelled.

The concentration of racing events in any particular quarter, and the growth in our operations with attendant increases in overhead expenses, may tend to reduce operating income in quarters outside of our peak operating months.  Our racing schedules from year to year may change from time to time which can lessen the comparability of operating results between quarters of successive years and increase or decrease the seasonal nature of our motorsports business.

We market and promote outdoor motorsports events.  Weather conditions surrounding these events affect the completion of scheduled racing, the sale of tickets and the sale of merchandise and concessions.   Poor weather conditions can have a negative effect on our results of operations.   Additionally, our owned and operated tracks are currently concentrated in New York, Pennsylvania and Florida and adverse weather conditions in these regions could have a greater negative effect on our results of operations.

Results of Operations – Comparison of Three months ended March 31, 2009 (“2009”) and 2008 (“2008”)

Revenues – Our total revenues increased to $3.0 million in 2009 from $2.9 million in 2008.

Race sanctioning and event fees revenue increased to $905,000 in 2009 from $552,000 in 2008.  This increase is due to a increase in the number of sanctioned events completed in 2009 as compared to 2008, particularly in the World of Outlaws Sprint Series. In 2009, we completed six sanctioned events at non-owned facilities and three events at our facilities. In 2008 we completed four sanctioned events at non-owned facilities and three events at our facilities. In 2009 and 2008 we completed four and three World of Outlaw Late Model Series Events, respectively.  We expect sanction fees to reflect the increase in the number of completed sanctioned events at non-affiliated facilities for the remainder of 2009 as compared to 2008.

During 2009 we generated $1.49 million in track operations, ticket and concession sales as compared to $1.51 million in 2008. These revenues are generated at events held at our owned or operated racetracks, primarily at Volusia Speedway during February each year.   Our racing season at our tracks in New York and Pennsylvania typically begins in late March or early April each year but is dependent upon the weather in each region.  We expect our track operations, ticket and concession sales to remain about the same in 2009 as compared to 2008 for the remainder of the year.

Our sponsorship and advertising revenues decreased to $505,000 in 2009 from $775,000 in 2008.  We expect sponsorship and advertising revenues to decrease in 2009 due to the loss of a significant sponsor at the end of the 2008 racing season, and due to the general softness in the market for sponsorship and advertising resulting from current adverse economic conditions.

Sales of merchandise increased from 2008 to 2009 due to an increase in the number of completed events and increases in sales per event.  In 2007 and 2008, we entered into arrangements to license our product sales in areas other than our on-site sales at our World of Outlaw Sprint Series races; we continued those relationships in 2009.  We expect that our net operating cash generated from the new arrangements to increase our overall operating margins in these areas and we expect revenues for merchandise sold on-site at our World of Outlaw Sprint Series events to increase as compared to 2008.

Operating expenses – Our total operating expenses decreased to $4.5 million in 2009 from $5.3 million in 2008.  The decrease is principally due to decreases in operating costs including staffing and prize money, decreased sales and marketing costs, non-cash stock compensation expense, and other reductions resulting from the Company’s aggressive efforts to reduce operating costs.

Track and event operations - Our track and event operations expenses include purses and other attendance fees paid to our drivers, personnel costs and other operating costs for the organization of our events, and the operation of our tracks.  Track and event operations expense decreased to $3.0 million in 2009 from $3.2 million in 2008.  These decreases are due to decreased personnel, contract labor cost and other costs including year-end prize funds for our series and decreased operating expenses at our events at Volusia Speedway for 2009 as compared to 2008 offset by increases in the number of completed sanctioned events and the prize money at those events.

Sales and marketing – Sales and marketing expenses includes expenses incurred by our sales, marketing and public relations departments.  The expenses are primarily personnel related to the pursuit of corporate and event sponsors along with professional fees and printing for our advertising publications and fulfillment under our sponsorship agreements.  Sales and marketing expense decreased to $493,000 in 2009 from $674,000 in 2008 as a result of decreased staffing, professional fees, promotion and advertising.

Merchandise operations and cost of sales – Merchandise operations and cost of sales includes all operating expenses related to the distribution of our merchandise which includes mobile store fronts that are present at our World of Outlaws touring series event and the cost of goods sold during 2009 and 2008.  Beginning in 2007, we have entered into arrangements that have resulted in our licensing the rights to sell merchandise at each of our touring series events other than at our World of Outlaws Sprint Series events.  The licensing agreements generally include a one-time rights fee and a percentage of sales over certain volume thresholds. These licensing fees will be recorded as sponsorship and advertising sales.   Our mobile store fronts travel to each series event and continue to incur operating costs, even if the event is cancelled or negatively impacted by weather without having the ability to sell merchandise at the events that were cancelled.   Our operating expenses in 2009 are higher than merchandise sales due to repairs made to equipment prior to the beginning of the season and a write off taken for stale merchandise.  Series' operations and merchandise operations have improved from 2008 to 2009, and we anticipate that such improvement will continue for the remainder of 2009.

General and administrative – Our general and administrative expenses decreased to $0.5 million in 2009 from $0.6 million in 2008. The decrease is principally due to a reduction in legal and related costs incurred in connection with the defense of the antitrust case currently pending against the Company and decreases in expenditures relating to the Company’s efforts to reduce all operating costs.

Non-cash stock compensation – Non-cash stock compensation of $0.3 million in 2009 and $0.6 million in 2008 represents the fair value of warrants and options issued to employees and non-employees for services provided.

Depreciation and amortization – Depreciation and amortization expense decreased slightly in 2009 from 2008 and is expected to continue to decrease as equipment and leasehold and track improvements and transportation equipment become fully depreciated.

Gain on modification of debt - On March 31, 2009, the Company amended and restated its note payable issued in connection with the purchase of Lernerville Speedway in 2004.  The amended note resulted in a reduction of principal and accrued interest which was forgiven resulting in a gain on modification of $350,843.

Interest expense, net – Interest expense increased to $1.0 million in 2009 from $0.8 million in 2008.  2009 includes the non-cash amortization of the discounts recorded for the value assigned to restricted stock granted in connection with the secured notes issued during the third quarter of 2007. Interest expense for 2009, 2010 and 2011 will reflect the interest incurred on our notes and mortgages payable on our two tracks and various vehicle notes and any non cash interest expense for the amortization of the discounts recorded for the value assigned to restricted stock granted in connection with the secured promissory notes issued during the third quarter of 2007.

Liquidity and Capital Resources

The Company generated $3.0 million in revenues during the period ended March 31, 2009; however, we have not yet achieved a profitable level of operations. Our primary source of funding for our operating deficits during the quarter ended March 31, 2009 has been from cash on hand and the issuance of preferred stock.

During the period ended March 31, 2009, the Company used $0.9 million in operating activities primarily the result of a net loss of $2.2 million, non-cash interest expense of $0.9 million, depreciation and amortization of $0.2 million, non-cash stock compensation of $0.3 million and other working capital changes, primarily accounts receivable, deferred revenue, accounts payable and accrued liabilities. During the period ended March 31, 2008, the Company used $1.5 million in operating activities.

During the three months ended March 31, 2009, the Company used $23,000 in investing activities primarily for track improvements and for equipment purchases for our traveling series, compared to $234,000 during the comparable period in 2008.

During the three months ended March 31, 2009, financing activities provided $1.7 million primarily through the issuance of $2.0 million in Series A and Series E-1 Preferred Stock. During the three months ended March 31, 2008, financing activities provided $0.3 million primarily through the issuance of $0.3 million in notes payable offset by scheduled repayments of notes payable.

The Company incurred a net loss of $12.9 million for the year ended December 31, 2008 and a net loss of $2.2 million for the three months ended March 31, 2009.  The Company has an accumulated deficit of $88.5 million and negative working capital of $1.3 million as of March 31, 2009, which raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are dependent on existing cash resources and external sources of financing to meet our working capital needs.  The Company raised $2.0 million by issuing additional Series A and Series E-1 Preferred Stock on March 31, 2009, and we may be required to issue additional Series A Shares in 2009, as current sources of liquidity may be insufficient to provide for our budgeted and anticipated working capital requirements.  No assurances can be given that the Company will be able to issue additional Series A Shares or that other sources of capital will be available to the Company on acceptable terms, if at all.  If the Company is unable to obtain additional financing when needed or if such financing cannot be obtained on terms favorable to us, or if the Company is unable to renegotiate existing financing facilities, we may be required to delay or scale back our operations, which could delay development and adversely affect our ability to generate future revenues.

The following table summarizes our contractual obligations as of March 31, 2009:

	Payment Due by Period
		Remainder of				2013 and
Contractual obligations	Total	2009	2010	2011	2012	thereafter
Operating leases	$471,238	$110,884	$142,285	$144,694	$73,375	$-
Employment agreements	$358,880	$317,213	$41,667	$-	$-	$-
Notes payable and interest	$25,514,587	$2,704,149	$5,615,782	$17,029,526	$46,740	$118,390

Operating lease expense for the quarter ended March 31, 2009 and 2008 was $73,495 and $74,379, respectively.

Off-Balance Sheet Arrangements

As of March 31, 2009, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States.  The significant accounting policies used by us in preparing our consolidated financial statements are described in note 4 to our consolidated condensed financial statements included elsewhere herein and should be read to ensure a proper understanding and evaluation of the estimates and judgments made by management in preparing those consolidated financial statements.

Inherent in the application of some of these policies is the judgment by management as to which of the various methods allowed under generally accepted accounting principles is the most appropriate to apply to the Company.  In addition, management must take appropriate estimates at the time the consolidated financial statements are prepared.

The methods, estimates and judgments we use in applying our accounting policies, in conformity with generally accepted accounting principles in the United States, have a significant impact on the results we report in our consolidated financial statements.  We base our estimates on our historical experience, our knowledge of economic and market factors, and on various other assumptions that we believe to be reasonable under the circumstances.  The estimates affect the carrying values of assets and liabilities.  Actual results may differ from these estimates under different assumptions or conditions.

Although all of the policies identified in note 4 to our consolidated condensed financial statements are important in understanding the consolidated financial statements, the policies discussed below are considered by management to be central to understanding the consolidated financial statements, because of the higher level of measurement uncertainties involved in their application.  We have identified the policies below as critical to our business operations and the understanding of our results of operations.  The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis when such policies affect our reported and expected financial results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Deferred Revenue

We derive our revenues from race sanctioning and event fees, admission fees and ticket sales, sponsorship and advertising, merchandise sales and other revenue. “Race sanctioning and event fees” includes amounts received from track owners and promoters for the organization and/or delivery of our racing series or touring shows including driver fees. “Admission fees and ticket sales” includes ticket sales for all events held at our owned or leased facilities and ticket sales for our touring shows where we rent tracks for individual events and organize, promote and deliver our racing programs. “Sponsorship and advertising” revenue includes fees obtained for the right to sponsor our motorsports events, series or publications, and for advertising in our printed publications or television programming.

We recognize race sanctioning and event fees upon the successful completion of a scheduled race or event. Race sanction and event fees collected prior to a scheduled race event are deferred and recognized when earned upon the occurrence of the scheduled race or event. Track operations, ticket and concession sales are recognized as revenues on the day of the event.  Income from memberships to our sanctioning bodies is recognized on a prorated basis over the term of the membership. We recognize revenue from sponsorship and advertising agreements when earned in the applicable racing season as set forth in the sponsorship or advertising agreement either upon completion of events or publication of the advertising. Revenue from merchandise sales are recognized at the time of sale less estimated returns and allowances, if any. Revenues and related expenses from barter transactions in which the Company receives goods or services in exchange for sponsorships of motorsports events are recorded at fair value in accordance with Emerging Issues Task Force (EITF) Issue No. 99-17, Accounting for Advertising Barter Transactions.

Expense Recognition and Deferral

Certain direct expenses pertaining to specific events, including prize and point fund monies, advertising and other expenses associated with the promotion of our racing events are deferred until the event is held, at which point they are expensed.  Annual points fund monies which are paid at the end of the racing season are accrued during the racing season based upon the races held and total races scheduled.

The cost of non-event related advertising, promotion and marketing programs are expensed as incurred.

Net loss Per Share

Basic and diluted earnings per share (EPS) are calculated in accordance with FASB Statement No. 128, Earnings per Share. For the year ended December 31, 2008, the net loss per share applicable to common stock has been computed by dividing the net loss by the weighted average number of common shares outstanding.

As of March 31, 2009, we had the following warrants and stock options outstanding:

● Placement Agent Warrants to purchase 275,803 shares of common stock at exercise prices ranging from $2.70 to $5.00

● Warrants to purchase 275,059 shares of common stock at an exercise price of $3.00

● Director stock options to purchase 75,000 shares at exercise price of $4.75 per share

● Other stock options totaling 345,000 shares at exercise prices ranging from $3.00 to $4.50 per share

In addition, as of March 31, 2009, our Series E Preferred Stock was convertible into 50.0 million shares of common stock and our Series E-1 Preferred Stock was convertible into 5.7 million shares of our common stock. None of these were included in the computation of diluted EPS because we had a net loss and all potential issuance of common stock would have been anti-dilutive.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 40 years. Expenditures for maintenance, repairs and minor renewals are expensed as incurred; major renewals and betterments are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and the accumulated depreciation of the assets are eliminated from the accounts and any profit or loss is recognized.

The carrying values of property and equipment are evaluated for impairment based upon expected future undiscounted cash flows. If events or circumstances indicate that the carrying value of an asset may not be recoverable, an impairment loss would be recognized equal to the difference between the carrying value of the asset and its fair value. As of March 31, 2008, the Company believes there is no impairment of property and equipment.

New Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management adopted this Statement on January 1, 2007 and the initial adoption SFAS 157 did not have a material impact on our financial position, results of operations, or cash flows. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), to partially defer FASB Statement No. 157, Fair Value Measurements (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008.  On October 29, 2008 the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When The Market for That Asset Is Not Active (FSP FAS 157-3) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Management has adopted the provisions of FAS 157 as it relates to non-financial assets and liabilities. The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. This Statement changes the accounting and reporting for non-controlling interests in consolidated financial statements. A non-controlling interest, sometimes referred to as a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Specifically, SFAS No. 160 establishes accounting and reporting standards that require (i) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity; (ii) the equity amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated income statement (consolidated net income and comprehensive income will be determined without deducting minority interest, however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders); and (iii) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly—as equity transactions. This Statement is effective for fiscal years, and interim period within those fiscal years, beginning on or after December 15, 2008. Early adoption is not permitted. SFAS No. 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for its presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company adopted SFAS No. 160 on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which is a revision of SFAS No. 141, Business Combinations. SFAS No. 141R will apply to all business combinations and will require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” At the acquisition date, SFAS No 141R will also require transaction-related costs to be expensed in the period incurred, rather than capitalizing these costs as a component of the respective purchase price. SFAS No. 141R is effective for acquisitions completed after January 1, 2009 and early adoption is prohibited. The adoption will have a significant impact on the accounting treatment for acquisitions occurring after the effective date. The Company adopted SFAS No. 141R on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued SAB 110, CertainAssumptions Used in Valuation Methods, which extends the use of the "simplified" method, under certain circumstances, in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123R. Prior to SAB 110, SAB 107 stated that the simplified method was only available for grants made up to December 31, 2007.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). This Statement will require enhanced disclosures about derivative instruments and hedging activities to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company adopted SFAS No. 161 on January 1, 2009.  The adoption did not have a material impact on our financial position, results of operations or cash flows.

Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (SFAS No. 123(R)), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon our adoption of SFAS No. 123(R).

The fair value of each option grant is estimated for disclosure purposes on the date of grant using the Black-Scholes option-pricing model with the expected lives equal to the vesting period. The weighted average contractual life of the outstanding options at March 31, 2009 was 1.9 years.

A summary of the status of stock options and related activity for the three months ended March 31, 2009 is presented below:

Options outstanding at December 31, 2008	420,000	$3.95
Granted	-
Exercised	-
Forfeited/expired	-
Options outstanding at March 31, 2009	420,000	$3.95

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

A smaller reporting company is not required to provide the information required by this Item.

ITEM 4T.	CONTROLS AND PROCEDURES

 a) Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of the end of the period covered by this Quarterly Report. Based on that evaluation, our principal executive officer and principal financial officer concluded that these controls and procedures were effective as of the end of the period covered by this Quarterly Report to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

b) Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II

 OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

Specialty Tires of America, Inc. and Race Tires America, Inc., a division of Specialty Tires of America, Inc. (RTA), brought a civil action against us and Hoosier Racing Tire Corporation (Hoosier) in the United States District Court for the Western District of Pennsylvania, in September 2007.  RTA has sought injunctive relief and damages for alleged violations of the Sherman Act, including alleged conspiracies between us and Hoosier to restrain trade in and monopolize race tire markets.  From RTA’s initial disclosures, it appears that they are claiming in excess of $91.2 million in monetary damages plus costs and attorneys fees.  We answered RTA’s complaint denying all claims, and are vigorously defending the allegations set forth in the complaint.    The discovery phase of the case concluded on January 30, 2009, and the Court is currently considering pending  motions for summary judgment.  In the event that the case is not disposed of on a motion for summary judgment, the Court will set a schedule for expert discovery.  As such, we cannot express with any certainty at this time an opinion as to the outcome of this matter.

We are from time to time involved in various legal proceedings incidental to the conduct of our business. We believe that the outcome of all such pending legal proceedings will not in the aggregate have a material adverse effect on our business, financial condition, results of operations or liquidity.

ITEM 1A.	RISK FACTORS

In addition to the risk factors previously disclosed in Part II, Item 6, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, you should consider the following risk in connection with the Company’s recent announcement of its intent to go private:

If we go private, our stockholders may not have access to current information regarding the Company.

Our Board of Directors and a majority of our stockholders have approved a 1-for-101 reverse stock split of our common stock (the “Reverse Split”).  The intended effect of the Reverse Split is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Provided that the Reverse Stock Split has the intended effect, we will file to deregister our common stock with the Securities and Exchange Commission (the "Commission") and to terminate the listing of shares of our common stock on the Over the Counter Bulletin Board (“OTCBB”).  In such case, we will no longer be required to file periodic reports with the Commission. As a result, and assuming consummation of the Reverse Split, our stockholders may not have access to current financial or other information regarding the Company that would otherwise be available to stockholders in the event we were required to file periodic and other reports with the Commission under the Exchange Act.

ITEM 6.	EXHIBITS

The following exhibits are included as part of this Quarterly Report:

Exhibit Number	Description
10.1	Amended and Restated Secured Promissory Note, dated March 31, 2009, in the principal amount of $2.0 million
31
Certification of Chief Executive Officer and Chief Financial Officer pursuant to Rule 13a-14 a under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

32	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Chief Executive Officer and Chief Financial Officer

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD RACING GROUP, INC. (Registrant)

Date: May 15, 2009	By:	/s/ Brian M. Carter
Brian M. Carter
Chief Executive Officer and Chief Financial Officer

WORLD RACING GROUP, INC.

Special Meeting of Stockholders

     The undersigned, whose signature appears below, hereby appoints BRIAN M. CARTER and DANIEL W. RUMSEY, and each of them (with the full power of substitution and with all the powers the undersigned would possess if personally present), the proxies of the undersigned, and hereby authorizes them to represent and to vote for the undersigned all the World Racing Group, Inc. (the “Company”) shares of Common Stock held of record on June 30, 2009 at the special meeting of shareholders to be held on August 11, 2009 at 8:00 a.m. at the offices of the Company, 7575-D West Winds Boulevard, Concord, North Carolina 28027, and at any adjournments thereof, as follows:

1.  To approve an amendment to the Company’s Certificate of Incorporation, which will authorize a one for one hundred and one (1-101) reverse stock split of the Company’s Common Stock and a cash payment per share for resulting fractional shares equal to $0.10 (the “Reverse Stock Split”).

FOR o	AGAINST o	ABSTAIN o

2.   In their discretion, upon such other matters as may properly come before the meeting.

THE PROXY REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE.  IF BOTH THE PROXIES SHALL BE PRESENT IN PERSON OR BY SUBSTITUTE, EITHER OF THE PROXIES SO PRESENT AND VOTING SHALL HAVE AND MAY EXERCISE ALL THE POWERS HEREBY GRANTED.

PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated:	Signed:

(Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or in a corporate capacity, please give full title as such. In case of joint tenants or multiple owners, each party must sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY